--------------------------------------------------------------------------------





                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


                                  by and among


                        WACKENHUT CORRECTIONS CORPORATION
                                  as Borrower,


                       NATIONSBANK, NATIONAL ASSOCIATION,
                     as Administrative Agent and as Lender,


                                SCOTIABANC INC.,
                     as Documentation Agent and as a Lender,


                                       and


                   THE LENDERS PARTY HERETO FROM TIME TO TIME



                                December 18, 1997





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



                                TABLE OF CONTENTS

                                                                                                               Page
                                                             ARTICLE I

                                                       Definitions and Terms
1.1.     Amendment and Restatement................................................................................2
1.2.     Definitions..............................................................................................2
1.3.     Rules of Interpretation.................................................................................26
1.4.     Accounting Principles...................................................................................27

                                                             ARTICLE II

                                                   The Revolving Credit Facility

2.1.     Revolving Loans.........................................................................................28
2.2.     Payment of Interest.....................................................................................31
2.3.     Payment of Principal....................................................................................32
2.4.     Non-Conforming Payments.................................................................................32
2.5.     Notes...................................................................................................33
2.6.     Pro Rata Payments.......................................................................................33
2.7.     Reductions..............................................................................................33
2.8.     Conversions and Elections of Subsequent Interest Periods................................................34
2.9.     Increase and Decrease in Amounts........................................................................34
2.10.    Facility Fees...........................................................................................34
2.11.    Deficiency Advances.....................................................................................35
2.12.    Use of Proceeds.........................................................................................35
2.13.    Extension of Stated Termination Date....................................................................35
2.14.    Swing Line..............................................................................................36

                                                            ARTICLE III

                                                         Letters of Credit

3.1.     Letters of Credit.......................................................................................38
3.2.     Reimbursement...........................................................................................38
3.3.     Letter of Credit Facility Fees..........................................................................42
3.4.     Administrative Fees.....................................................................................42

                                                             ARTICLE IV

                                                              Security

4.1.     Security................................................................................................43
4.2.     Further Assurances......................................................................................43


4.3.     Information Regarding Collateral........................................................................43

                                                             ARTICLE V

                                                      Change in Circumstances

5.1.     Increased Cost and Reduced Return.......................................................................44
5.2.     Limitation on Types of Loans............................................................................45
5.3.     Illegality..............................................................................................45
5.4.     Treatment of Affected Loans.............................................................................46
5.5.     Compensation............................................................................................46
5.6.     Taxes...................................................................................................47
5.7.     Replacement Banks.......................................................................................48
5.8.     Lending Office..........................................................................................49

                                                             ARTICLE VI

                                      Conditions to Making Loans and Issuing Letters of Credit

6.1.     Conditions of  Initial Advance..........................................................................50
6.2.     Conditions of Revolving Loans and Letter of Credit......................................................52

                                                            ARTICLE VII

                                                   Representations and Warranties

7.1.     Organization and Authority..............................................................................54
7.2.     Loan Documents..........................................................................................54
7.3.     Solvency................................................................................................55
7.4.     Subsidiaries and Stockholders...........................................................................55
7.5.     Ownership Interests.....................................................................................55
7.6.     Financial Condition.....................................................................................55
7.7.     Title to Properties.....................................................................................56
7.8.     Taxes...................................................................................................56
7.9.     Other Agreements........................................................................................56
7.10.    Litigation..............................................................................................56
7.11.    Margin Stock............................................................................................56
7.12.    Investment Company......................................................................................57
7.13.    Patents, Etc............................................................................................57
7.14.    No Untrue Statement.....................................................................................57
7.15.    No Consents, Etc........................................................................................57
7.16.    Employee Benefit Plans..................................................................................58
7.17.    No Default..............................................................................................59
7.18.    Hazardous Materials.....................................................................................59
7.19.    Employment Matters......................................................................................59
7.20.    RICO....................................................................................................59

                                                            ARTICLE VIII

                                                       Affirmative Covenants

8.1.     Financial Reports, Etc..................................................................................60
8.2.     Maintain Properties.....................................................................................61
8.3.     Existence, Qualification, Etc...........................................................................61
8.4.     Regulations and Taxes...................................................................................61
8.5.     Insurance...............................................................................................62
8.6.     True Books..............................................................................................62
8.7.     Right of Inspection.....................................................................................62
8.8.     Observe all Laws........................................................................................62
8.9.     Governmental Licenses...................................................................................62
8.10.    Covenants Extending to Other Persons....................................................................62
8.11.    Officer's Knowledge of Default..........................................................................62
8.12.    Suits or Other Proceedings..............................................................................63
8.13.    Notice of Discharge of Hazardous Material or Environmental Complaint....................................63
8.14.    Environmental Compliance................................................................................63
8.15.    Indemnification.........................................................................................63
8.16.    Further Assurances......................................................................................63
8.17.    Employee Benefit Plans..................................................................................64
8.18.    Continued Operations....................................................................................64
8.19.    Additional Support Documents............................................................................64

                                                             ARTICLE IX

                                                         Negative Covenants

9.1.     Financial Covenants.....................................................................................66
9.2.     Acquisitions............................................................................................67
9.3.     Capital Expenditures....................................................................................67
9.4.     Liens...................................................................................................68
9.5.     Indebtedness............................................................................................69
9.6.     Transfer of Assets......................................................................................69
9.7.     Investments.............................................................................................69
9.8.     Merger or Consolidation.................................................................................70
9.9.     Restricted Payments.....................................................................................70
9.10.    Transactions with Affiliates............................................................................70
9.11.    Compliance with ERISA...................................................................................71
9.12.    Fiscal Year.............................................................................................71
9.13.    Dissolution, etc........................................................................................71
9.14.    Limitations on Sales and Leasebacks.....................................................................71
9.15.    Change in Control.......................................................................................72
9.16.    Negative Pledge Clauses.................................................................................72


9.17.    Prepayments, Etc. of Indebtedness.......................................................................72
9.18.    Rate Hedging Obligations.  .............................................................................72

                                                        ARTICLE X

                                            Events of Default and Acceleration

10.1.    Events of Default.......................................................................................73
10.2.    Agent to Act............................................................................................76
10.3.    Cumulative Rights.......................................................................................76
10.4.    No Waiver...............................................................................................76
10.5.    Allocation of Proceeds..................................................................................76
10.6.    Limitation..............................................................................................77

                                                        ARTICLE XI

                                                        The Agent

11.1.    Appointment, Powers, and Immunities.....................................................................78
11.2.    Reliance by Agent.......................................................................................78
11.3.    Defaults................................................................................................79
11.4.    Rights as Lender........................................................................................79
11.5.    Indemnification.........................................................................................79
11.6.    Non-Reliance on Agent and Other Lenders.................................................................80
11.7.    Resignation of Agent....................................................................................80
11.8.    Sharing of Payments, etc................................................................................80
11.9.    Fees....................................................................................................81

                                                       ARTICLE XII

                                                      Miscellaneous

12.1.    Assignments and Participations..........................................................................82
12.2.    Notices.................................................................................................83
12.3.    Right of Set-off; Adjustments...........................................................................85
12.4.    Survival................................................................................................85
12.5.    Expenses................................................................................................85
12.6.    Amendments and Waivers..................................................................................86
12.7.    Counterparts............................................................................................86
12.8.    Termination.............................................................................................86
12.9.    Indemnification.........................................................................................87
12.10.   Severability............................................................................................87
12.11.   Entire Agreement........................................................................................87
12.12.   Agreement Controls......................................................................................87
12.13.   Usury Savings Clause....................................................................................88
12.14.   GOVERNING LAW; WAIVER OF JURY TRIAL.....................................................................88


12.15.   Judgment Currency.......................................................................................89
12.16.   Economic and Monetary Union in the European Community...................................................90
12.17.   Confidentiality.........................................................................................91

EXHIBIT A       Applicable Revolving Credit Commitment Percentages............................A-1
EXHIBIT B       Form of Assignment and Acceptance.............................................B-1
EXHIBIT C       Notice of Appointment (or Revocation) of Authorized Representative............C-1
EXHIBIT D-1     Form of Borrowing Notice....................................................D-1-1
EXHIBIT D-2     Form of Borrowing Notice--Swing Line Loans..................................D-2-1
EXHIBIT E       Form of Interest Rate Selection Notice........................................E-1
EXHIBIT F-1     Form of Revolving Note......................................................F-1-1
EXHIBIT F-2     Form of Swing Line Note.....................................................F-2-1
EXHIBIT G       Form of Opinion of Borrower's Counsel.........................................G-1
EXHIBIT H       Compliance Certificate........................................................H-1
EXHIBIT I       Form of Facility Guaranty.....................................................I-1
EXHIBIT J       Form of LC Account Agreement..................................................J-1

Schedule 1.1    Existing Letters of Credit....................................................S-1
Schedule 4.3    Location of Collateral........................................................S-2
Schedule 7.4    Subsidiaries and Investments in Other Persons.................................S-3
Schedule 7.6    Indebtedness..................................................................S-4
Schedule 7.7    Liens.........................................................................S-5
Schedule 7.10   Litigation....................................................................S-6
Schedule 8.5    Insurance.....................................................................S-7

                      AMENDED AND RESTATED CREDIT AGREEMENT


     THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 18, 1997 (the "Agreement"), is made by and among WACKENHUT CORRECTIONS CORPORATION, a Florida corporation having its principal place of business in Palm Beach Gardens, Florida (the "Borrower"), NATIONSBANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, in its capacity as a Lender ("NationsBank"), and each other financial institution executing and delivering a signature page hereto and each other financial institution which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to Section 12.1 (hereinafter such financial institutions may be referred to individually as a "Lender" or collectively as the "Lenders"), and NATIONSBANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, in its capacity as agent for the Lenders (in such capacity, and together with any successor agent appointed in accordance with the terms of Section 11.7, the "Agent");

                              W I T N E S S E T H:

     WHEREAS, the Borrower is presently a party to a Credit Agreement dated June 19, 1997 with NationsBank, as agent and various lenders (the "Existing Lenders"), and various other lenders party thereto (the "Existing Agreement"); and

     WHEREAS, the Borrower has requested that the Lenders party hereto amend and restate the Existing Agreement in its entirety in the manner set forth herein; and

     WHEREAS, the Lenders are willing to amend and restate the Existing Agreement and to make such revolving credit and letter of credit facilities available to the Borrower upon the terms and conditions set forth herein;

     NOW, THEREFORE, the Borrower, the Lenders and the Agent hereby agree as follows:

                                    ARTICLE I

                              Definitions and Terms

     1.1. Amendment and Restatement. The Borrower, the Agent and the Lenders hereby agree that upon the effectiveness of this Agreement, the terms and provisions of the Existing Agreement shall be and hereby are amended and restated in their entirety by the terms and conditions of this Agreement and the terms and provisions of the Existing Agreement, except as otherwise provided herein, shall be superseded by this Agreement.

     Notwithstanding the amendment and restatement of the Existing Agreement by this Agreement, the Borrower shall continue to be liable to the Agent and the Existing Lenders with respect to (and to the extent of) agreements on the part of the Borrower under the Existing Agreement to indemnify and hold harmless the Agent and the Existing Lenders from and against all claims, demands, liabilities, damages, losses, costs, charges and expenses to which the Agent and the Existing Lenders may be subject arising in connection with the Existing Agreement. This Agreement is given as a substitution of, and not as a payment of, the obligations of Borrower under the Existing Agreement and is not intended to constitute a novation of the Existing Agreement. Except as otherwise selected by the Borrower by delivery of a Borrowing Notice or Interest Rate Selection Notice prior to the Closing Date in accordance with the terms hereof, upon the effectiveness of this Agreement all amounts outstanding and owing by Borrower under the Existing Agreement as of the Closing Date, as determined by the Lenders, shall constitute Advances hereunder accruing interest with respect to the Base Rate Loans under the Existing Agreement, at the Base Rate hereunder. The parties hereto agree that the Interest Periods for all Eurodollar Loans outstanding under the Existing Agreement on the Closing Date shall be terminated, the Borrower shall make any payments required under Section 5.5 hereof to the Lenders. The Borrower shall furnish to the Agent Interest Rate Selection Notices for existing Loans and Borrowing Notices for additional Loans as may be required in connection with the allocation of Loans among Lenders in accordance with their Applicable Commitment Percentages. Except as otherwise provided for by the Borrower by delivery to NationsBank of an Application and Agreement for Letters of Credit prior to the Closing Date in accordance with the terms hereof, upon the effectiveness of this Agreement, all Letters of Credit issued for the account of the Borrower under the Existing Agreement as of the Closing Date shall constitute Letters of Credit hereunder.

     1.2. Definitions. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

          "Acquisition" means the acquisition of (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person.

          "Advance" means a borrowing under the Revolving Credit Facility consisting of a Base Rate Loan or a Eurodollar Rate Loan.

          "Advance Date Exchange Rate" means, with respect to a specified Advance or Loan in an Alternative Currency, the Spot Rate of Exchange as of the date two Business Days preceding the date such Advance is originally made, provided that, if such Advance or Loan is Continued for a subsequent Interest Period or Converted pursuant to Section 2.8, the Advance Date Exchange Rate with respect to such Loan shall be the Spot Rate of Exchange two Business Days preceding the effective date of the latest Continuation or Conversion of such Advance or Loan, and the Dollar Value of such Advance or Loan shall be adjusted as set forth in Section 2.1(b).

          "Adjusted Consolidated EBITDA" means, the sum of Annualized Consolidated EBITDA plus Contract EBITDA.

          "Adjusted Consolidated Leverage Ratio" means the ratio of (i) Consolidated Indebtedness as at the Determination Date to (ii) Adjusted Consolidated EBITDA.

          "Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with the Borrower; or (ii) which beneficially owns or holds 5% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of the Borrower; or 5% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

          "Alternative Currency" means Pounds Sterling, Australian Dollars, Canadian Dollars, Euro Currency and with the prior written consent of all Lenders and the Agent, any other lawful currency other than Dollars which is freely transferable and convertible into Dollars in the United States currency market; provided, however, that an Alternative Currency shall only be available to the Borrower if each Lender shall have determined (which determination shall be conclusive) that it has access to such Alternative Currency on terms reasonably acceptable to such Lender and that the Alternative Currency is freely transferable and convertible into Dollars.

          "Alternative Currency Equivalent Amount" means with respect to a specified Alternative Currency and a specified Dollar amount, the amount of such Alternative Currency into which such Dollar amount would be Converted, based on the applicable Advance Date Exchange Rate.

          "Annualized Consolidated EBITDA" means, with respect to the Borrower and its Subsidiaries for any fiscal quarter period ending on the date of computation thereof, Consolidated EBITDA for such quarter period multiplied by four (4).

          "Annualized Consolidated Senior Leverage Ratio" means the ratio of (i) Consolidated Senior Indebtedness to (ii) Annualized Consolidated EBITDA.

          "Applicable Commitment Percentage" means, with respect to each Lender at any time, a fraction, the numerator of which shall be such Lender's Revolving Credit Commitment and the denominator of which shall be the Total Revolving Credit Commitment, which Applicable Commitment Percentage for each Lender as of the Closing Date is as set forth in Exhibit A; provided that the Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 12.1.

          "Applicable Lending Office" means, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

          "Applicable Margin" means for each Eurodollar Rate Loan, or Swing Line Loan, that percent per annum set forth below, which shall be based upon the
     (i) Annualized Consolidated Senior Leverage Ratio and (ii) Consolidated Fixed Charge Ratio as specified below:


   Tier               Annualized Consolidated Senior                   Consolidated Fixed Charge Ratio
                              Leverage Ratio
----------------------------------------------------------------------------------------------------------
                                                                   1.50 to 1.00 or        2.00 to 1.00 or
                                                                     Greater But              Greater
                                                                   Less Than 2.00
                                                                       to 1.00
----------------------------------------------------------------------------------------------------------
                                                                              Applicable Margin
----------------------------------------------------------------------------------------------------------
     I       Greater than 5.00 to 1.00                                 2-1/2%                 2-1/4%
----------------------------------------------------------------------------------------------------------
     II      Equal to or less than 5.00 to 1.00 and                    2-1/4%                   2%
             more than 4.00 to 1.00
----------------------------------------------------------------------------------------------------------
    III      Equal to or less than 4.00 to 1.00 and                      2%                   1-3/4%
             more than 3.00 to 1.00
----------------------------------------------------------------------------------------------------------
    IV       Equal to or less than 3.00 to 1.00                        1-3/4%                 1-1/2%
----------------------------------------------------------------------------------------------------------

     The Applicable Margin shall be established at the end of each fiscal quarter of the Borrower (each, a "Determination Date"). Any change in the Applicable Margin following each Determination Date shall be determined based upon the computations set forth in the certificate furnished to the Agent pursuant to Section 8.1(a)(ii) and Section 8.1(b)(ii), subject to review and approval of such computations by the Agent, and shall be effective commencing on the date following the date such certificate is received (or, if earlier, the date such certificate was required to be delivered) until the date following the date on which a new certificate is delivered or is required to be delivered, whichever shall first occur; provided however, if the Borrower shall fail to deliver any such certificate within five (5) days after the time period required by Section 8.1, then the Applicable Margin shall be Tier I and as if the Consolidated Fixed Charge Ratio is less than 2.00 to 1.00 from the date such certificate was required to be delivered until the appropriate certificate is so delivered. From the Closing Date to the date following the date on which the compliance certificate required by Section 8.1(b)(ii) is delivered for Fiscal Year 1997, the Applicable Margin shall be Tier III.

          "Applicable Unused Fee" means that percent per annum set forth below, which shall be based upon the (i) Annualized Consolidated Senior Leverage Ratio and (ii) Consolidated Fixed Charge Ratio as specified below:


----------------------------------------------------------------------------------------------------------
   Tier               Annualized Consolidated Senior                   Consolidated Fixed Charge Ratio
                              Leverage Ratio
----------------------------------------------------------------------------------------------------------
                                                                   1.50 to 1.00 or        2.00 to 1.00 or
                                                                     Greater But              Greater
                                                                   Less Than 2.00
                                                                       to 1.00
----------------------------------------------------------------------------------------------------------
                                                                              Applicable Margin
----------------------------------------------------------------------------------------------------------
     I       Greater than 5.00 to 1.00                                  1/2%                   1/2%
----------------------------------------------------------------------------------------------------------
    II       Equal to or less than 5.00 to 1.00 and                     1/2%                   1/2%
             more than 4.00 to 1.00
----------------------------------------------------------------------------------------------------------
    III      Equal to or less than 4.00 to 1.00 and                     1/2%                   3/8%
             more than 3.00 to 1.00
----------------------------------------------------------------------------------------------------------
    IV       Equal to or less than 3.00 to 1.00                         3/8%                   3/8%
----------------------------------------------------------------------------------------------------------

     The Applicable Unused Fee shall be established on each Determination Date. Any change in the Applicable Unused Fee following each Determination Date shall be determined based upon the computations set forth in the certificate furnished to the Agent pursuant to Section 8.1(a)(ii) and Section 8.1(b)(ii), subject to review and approval of such computations by the Agent and shall be effective commencing on the date following the date such certificate is received (or, if earlier, the date such certificate was required to be delivered) until the date following the date on which a new certificate is delivered or is required to be delivered, whichever shall first occur; provided however, if the Borrower shall fail to deliver any such certificate within five (5) days after the time period required by Section 8.1, then the Applicable Unused Fee shall be Tier I and as if the Consolidated Fixed Charge Ratio is less than 2.00 to 1.00 from the date such certificate was required to be delivered until the appropriate certificate is so delivered. From the Closing Date to the date following the date on which the compliance certificate required by Section 8.1(b)(ii) is delivered for Fiscal Year 1997, the Applicable Margin shall be Tier III.

          "Applications and Agreements for Letters of Credit" means, collectively, the Applications and Agreements for Letters of Credit, or similar documentation, executed by the Borrower from time to time and delivered to the Issuing Bank to support the issuance of Letters of Credit.

          "Assessment Rate" means, for any day, the annual assessment rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) which is payable by the Agent (in its individual capacity) to the Federal Deposit Insurance Corporation (or any successor) for deposit insurance for Dollar time deposits with the Agent (in its individual capacity) at its Principal Office as determined by the Agent. The CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

          "Assignment and Acceptance" shall mean an Assignment and Acceptance in the form of Exhibit B (with blanks appropriately filled in) executed and delivered to the Agent by the parties thereto in connection with an assignment of a Lender's interest under this Agreement pursuant to Section 12.1.

          "Australian Dollars" means the official currency of Australia.

          "Authorized Representative" means any of the Chief Executive Officer, President, any Senior Vice President or Controller of the Borrower or, with respect to financial matters, the chief financial officer or Controller of the Borrower, or any other Person expressly designated by the Board of Directors of the Borrower (or the appropriate committee thereof) as an Authorized Representative of the Borrower, as set forth from time to time in a certificate in the form of Exhibit C.

          "Base Rate" means, for any day, the rate per annum equal to the sum of
     (i) the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and (b) the Prime Rate for such day plus (ii) the Base Rate Margin. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

          "Base Rate Loan" means a Dollar denominated Loan for which the rate of interest is determined by reference to the Base Rate.

          "Base Rate Margin" means the Applicable Margin minus one and one-half percent (1- 1/2%).

          "Base Rate Refunding Loan" means a Base Rate Loan made either to (i) satisfy Reimbursement Obligations arising from a drawing under a Letter of Credit or (ii) pay NationsBank in respect of Swing Line Outstandings.

          "Board" means the Board of Governors of the Federal Reserve System (or any successor body).

          "Borrower's Account" means a demand deposit account number [_____________________] or any successor account with the Agent, which may be maintained at one or more offices of the Agent or an agent of the Agent.

          "Borrowing Notice" means the notice delivered by an Authorized Representative in connection with an Advance under the Revolving Credit Facility or a Swing Line Loan, in the forms of Exhibits D-1 and D-2, respectively.

          "Business Day" means, (i) with respect to any Floating Rate Loan, any day which is not a Saturday, Sunday or a day on which banks in the States of New York and North Carolina are authorized or obligated by law, executive order or governmental decree to be closed, and (ii) with respect to any Eurodollar Rate Loan, any day which is a Business Day, as described above, and on which the relevant international financial markets are open for the transaction of business contemplated by this Agreement in London, England, New York, New York and Charlotte, North Carolina.

          "Canadian Dollar" means the official currency of Canada.

          "Capital Expenditures" means, with respect to the Borrower and its Subsidiaries, for any period the sum of (without duplication) (i) all expenditures (whether paid in cash or accrued as liabilities) by the Borrower or any Subsidiary during such period for items that would be classified as "property, plant or equipment" or comparable items on the consolidated balance sheet of the Borrower and its Subsidiaries, including without limitation all transactional costs incurred in connection with such expenditures provided the same have been capitalized and including all TROL Indebtedness, excluding, however, the amount of any Capital Expenditures paid for with proceeds of casualty insurance as evidenced in writing and submitted to the Agent together with any compliance certificate delivered pursuant to Section 8.1(a) or (b), and (ii) with respect to any Capital Lease entered into by the Borrower or its Subsidiaries during such period, the present value of the lease payments due under such Capital Lease over the term of such Capital Lease applying a discount rate equal to the interest rate provided in such Capital Lease (or in the absence of a stated interest rate, that rate used in the preparation of the financial statements described in Section 8.1(a)), all the foregoing in accordance with GAAP applied on a Consistent Basis.

          "Capital Leases" means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof.

          "CD Rate" means the interest rate per annum calculated according to the following formula:

            CD     =       Floating CD Rate        + Assessment  +   Applicable
            Rate       --------------------------       Rate           Margin
                        1 - Reserve Requirement

          "CD Rate Loans" means Loans that bear interest at rates based upon the CD Rate.

          "Change of Control" means, at any time:

               (i) any "person" or "group" (each as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) either (A) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of Voting Stock of the Borrower (or securities convertible into or exchangeable for such Voting Stock) representing 20% or more of the combined voting power of all Voting Stock of the Borrower (on a fully diluted basis) or (B) otherwise has the ability, directly or indirectly, to elect a majority of the board of directors of the Borrower; provided, however, that this subsection shall apply only to any "person" or "group" (each as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) who does not qualify hereunder as of the Closing Date.

               (ii) during any period of up to 24 consecutive months, commencing on the Closing Date, individuals who at the beginning of such 24-month period were directors of the Borrower shall cease for any reason (other than the death, disability or retirement of an officer of the Borrower that is serving as a director at such time so long as another officer of the Borrower replaces such Person as a director) to constitute a majority of the board of directors of the Borrower; or

               (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence on the management or policies of the Borrower.

          "Closing Date" means the date as of which this Agreement is executed by the Borrower, the Lenders and the Agent and on which the conditions set forth in Section 6.1 have been satisfied.

          "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

          "Collateral" means, collectively, all property of the Borrower or any Subsidiary in which the Agent or any Lender is granted a Lien as security for all or any portion of the Obligations under any of the Security Instruments.

          "Consistent Basis" in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Borrower referred to in Section 7.6(a).

          "Consolidated EBITDA" means, with respect to the Borrower and its Subsidiaries for the period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) taxes on income, (iv) amortization, and (v) depreciation, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

          "Consolidated Fixed Charge Coverage Ratio" means, with respect to the Borrower and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the ratio of (i) Consolidated EBITDA plus Consolidated Lease Payments for such period to (ii) Consolidated Fixed Charges for such period.

          "Consolidated Fixed Charges" means, with respect to Borrower and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Interest Expense, (ii) required principal payments of Consolidated Indebtedness,
     (iii) Consolidated Lease Payments for such period and (iv) all Restricted Payments, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

          "Consolidated Indebtedness" means all Indebtedness of the Borrower and its Subsidiaries plus all TROL Indebtedness, all determined on a consolidated basis.

          "Consolidated Interest Expense" means, with respect to any period of computation thereof, the gross interest expense of the Borrower and its Subsidiaries, including without limitation (i) the current amortized portion of debt discounts to the extent included in gross interest expense,
     (ii) the current amortized portion of all fees (including fees payable in respect of any Swap Agreement and Letters of Credit) payable in connection with the incurrence of Indebtedness to the extent included in gross interest expense and (iii) the portion of any payments made in connection with Capital Leases allocable to interest expense, in each of the foregoing cases determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; provided that Consolidated Interest Expense shall not include payments with respect to the TROL Leases.

          "Consolidated Lease Payments" means the gross amount of all lease or rental payments, whether or not characterized as rent, including rental payments under TROL Leases of the Borrower and its Subsidiaries, excluding payments in respect of Capital Leases constituting Indebtedness, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

          "Consolidated Net Income" means, for any period of computation thereof, the gross revenues from operations of the Borrower and its Subsidiaries (including payments received by the Borrower and its Subsidiaries of (a) interest income, and (b) dividends and distributions, including management fees, made in the ordinary course of their businesses by a Special Purpose Subsidiary or other Persons in which investment is permitted pursuant to this Agreement), less all operating and non-operating expenses of the Borrower and its Subsidiaries including taxes on income, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; but excluding (for all purposes other than compliance with Section 9.1(a) hereof) as income: (i) net gains or losses on the sale, conversion or other disposition of capital assets, (ii) net gains or losses on the acquisition, retirement, sale or other disposition of capital stock and other securities of the Borrower or its Subsidiaries, (iii) net gains or losses on the collection of proceeds of life insurance policies, (iv) any write-up of any asset, and (v) any other net gain or loss or credit or debit of an extraordinary nature as determined in accordance with GAAP applied on a Consistent Basis.

          "Consolidated Net Worth" means, as of any date on which the amount thereof is to be determined, Consolidated Shareholders' Equity minus (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) all reserves (other than contingency reserves not allocated to any particular purpose), including without limitation reserves for depreciation, depletion, amortization, obsolescence, deferred income taxes, insurance and inventory valuation all as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

          "Consolidated Senior Indebtedness" means Consolidated Indebtedness minus Subordinated Indebtedness.

          "Consolidated Shareholders' Equity" means, as of any date on which the amount thereof is to be determined, the sum of the following in respect of the Borrower and its Subsidiaries (determined on a consolidated basis and excluding any upward adjustment after the Closing Date due to revaluation of assets): (i) the amount of issued and outstanding share capital, plus
     (ii) the amount of additional paid-in capital and retained earnings (or, in the case of a deficit, minus the amount of such deficit), plus (iii) the amount of any foreign currency translation adjustment (if positive, or, if negative, minus the amount of such translation adjustment), minus (iv) the amount of any treasury stock, all as determined in accordance with GAAP applied on a Consistent Basis.

          "Consolidated Total Assets" means, as of the date on which the amount thereof is to be determined, the net book value of all assets of the Borrower and its Subsidiaries as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

          "Contingent Obligation" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Obligation shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness guaranteed thereby).

          "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 2.8 hereof of a Eurodollar Rate Loan of one Type as a Eurodollar Rate Loan of the same Type from one Interest Period to the next Interest Period.

          "Contract EBITDA" means the Dollar amount of Consolidated EBITDA for a Four-Quarter Period which the Borrower can project to be received from the operation of a Qualifying Property based upon the pricing proposal which forms the basis, as amended from time to time, for the award of a contract or which is otherwise acceptable to the Agent, and with respect to which Qualifying Property debt for construction of improvements thereon has been incurred.

          "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 2.8 or Article IV of one Type of Loan into another Type of Loan.

          "Cost of an Acquisition" means, with respect to any Acquisition, as at the date of entering into any agreement therefor, the sum of the following (without duplication): (i) the value of the capital stock, warrants or options to acquire capital stock of Borrower or any Subsidiary to be transferred in connection therewith, (ii) the amount of any cash and fair market value of other property (excluding property described in clause (i) and the unpaid principal amount of any debt instrument) given as consideration, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Indebtedness incurred, assumed or acquired by the Borrower or any Subsidiary in connection with such Acquisition, (iv) all additional purchase price amounts in the form of earnouts and other contingent obligations that should be recorded on the financial statements of the Borrower and its Subsidiaries in accordance with GAAP, (v) all amounts paid in respect of covenants not to compete, consulting agreements that should be recorded on financial statements of the Borrower and its Subsidiaries in accordance with GAAP, (vi) the aggregate fair market value of all other consideration given by the Borrower or any Subsidiary in connection with such Acquisition, and (vii) out of pocket transaction costs for the services and expenses of attorneys, accountants and other consultants incurred in effecting such transaction, and other similar transaction costs so incurred.

          "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder.

          "Default Rate" means (i) with respect to each Eurodollar Rate Loan, until the end of the Interest Period applicable thereto, a rate of two percent (2%) above the Eurodollar Rate applicable to such Loan, and thereafter at a rate of interest per annum which shall be two percent (2%) above the Base Rate, (ii) with respect to Floating Rate Loans, at a rate of interest per annum which shall be two percent (2%) above the Base Rate, and
     (iii) in any case, the maximum rate permitted by applicable law, if lower.

          "Determination Date" has the meaning set forth in the definition "Applicable Margin".

          "Direct Foreign Subsidiary" means any Subsidiary of the Borrower that is not a Domestic Subsidiary a majority of whose outstanding Voting Stock is owned by the Borrower or a Domestic Subsidiary.

          "Dollar Equivalent Amount" means, with respect to a specified Alternative Currency amount, the amount of Dollars into which the Alternative Currency amount would be converted, based on the applicable Advance Date Exchange Rate.

          "Dollar Value" of an Advance or a Loan in an Alternative Currency means the Dollar Equivalent Amount of the principal amount of such Advance or Loan based on the Advance Date Exchange Rate with respect to such Advance or Loan, as recorded in the Agent's records pursuant to Section 2.1.

          "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America.

          "Domestic Subsidiary" means any Subsidiary of the Borrower organized under the laws of the United States of America or a state or territory thereof.

          "Eligible Assignee" means (i) a Lender; (ii) an affiliate of a Lender; and (iii) any other Person approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 12.1; the Borrower, such approval not to be unreasonably withheld or delayed by the Borrower, it being agreed that Borrower may withhold its approval if as a result of such assignment the Borrower incurs increased cost under Section 5.6; provided, however, that neither the Borrower nor an affiliate of the Borrower shall qualify as an Eligible Assignee.

          "Eligible Securities" means the following obligations and any other obligations previously approved in writing by the Agent:

               (a) Government Securities;

               (b) obligations of any corporation organized under the laws of any state of the United States of America or under the laws of any other nation, payable in the United States of America, expressed to mature not later than 270 days following the date of issuance thereof and rated in an investment grade rating category by S&P and Moody's;

               (c) interest bearing demand or time deposits issued by any Lender or certificates of deposit maturing within one year from the date of issuance thereof and issued by a bank or trust company organized under the laws of the United States or of any state thereof having capital surplus and undivided profits aggregating at least $400,000,000 and being rated "A-" or better by S&P or "A-3" or better by Moody's;

               (d) Repurchase Agreements;

               (e) Municipal Obligations;

               (f) Pre-Refunded Municipal Obligations;

               (g) shares of mutual funds which invest in obligations described in paragraphs (a) through (f) above, the shares of which mutual funds are at all times rated "AAA" by S&P;

               (h) tax-exempt or taxable adjustable rate preferred stock issued by a Person having a rating of its long term unsecured debt of "A-" or better by S&P or "A-3" or better by Moody's; and

               (i) asset-backed remarketed certificates of participation representing a fractional undivided interest in the assets of a trust, which certificates are rated at least "A-1" by S&P and "P-1" by Moody's.

          "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (i) is maintained for employees of the Borrower or any of its ERISA Affiliates or is assumed by the Borrower or any of its ERISA Affiliates in connection with any Acquisition or (ii) has at any time been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

          "Environmental Laws" means any federal, state or local statute, law, ordinance, code, rule, regulation, order, decree, permit or license regulating, relating to, or imposing liability or standards of conduct concerning, any environmental matters or conditions, environmental protection or conservation, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended; together with all regulations promulgated thereunder, and any other "Superfund" or "Superlien" law."

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

          "ERISA Affiliate", as applied to the Borrower, means any Person or trade or business which is a member of a group which is under common control with the Borrower, who together with the Borrower, is treated as a single employer within the meaning of Section 414(b) and (c) of the Code.

          "Euro Currency" means the official currency, if any, of the European Union.

          "Eurodollar Rate Loan" means Loans that bear interest at rates based upon the Eurodollar Rate.

          "Eurodollar Rate" means the interest rate per annum calculated according to the following formula:

             Eurodollar   =     Interbank Offered Rate       +    Applicable
             Rate               -----------------------           Margin
                                1 - Reserve Requirement

          "Event of Default" means any of the occurrences set forth as such in
     Section 10.1.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

          "Existing Letters of Credit" means those Letters of Credit issued by NationsBank described on Schedule 1.1 hereto.

          "Facility Guaranty" means each Guaranty and Suretyship Agreement between one or more Guarantors and the Agent for the benefit of the Lenders, delivered as of the Closing Date and otherwise pursuant to Section 8.19, as the same may be amended, modified or supplemented.

          "Facility Termination Date" means the date on which the Revolving Credit Termination Date shall have occurred, no Letters of Credit shall remain outstanding and the Borrower shall have fully, finally and irrevocably paid and satisfied all Obligations.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.

          "Fiscal Year" means the twelve month fiscal period of the Borrower and its Subsidiaries commencing on the Monday after the Sunday closest to the calendar year end of each calendar year and ending on the Sunday closest to the calendar year end of each calendar year.

          "Floating CD Rate" means, for any CD Rate Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be the average of the bid rates quoted to the Agent at approximately 10:00 a.m. (or as soon thereafter as practicable) by two (2) or more certificate of deposit dealers of recognized national standing selected by the Agent for the purchase at face value of certificates of deposit of the Agent having a term of ninety (90) days and in an amount comparable to the principal amount of the CD Loan to be made by the Agent.

          "Floating Rate Loan" means Base Rate Loans or CD Rate Loans or both.

          "Foreign Benefit Law" means any applicable statute, law, ordinance, code, rule, regulation, order or decree of any foreign nation or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning, any Employee Benefit Plan.

          "Four-Quarter Period" means a period of four full consecutive fiscal quarters of the Borrower and its Subsidiaries, taken together as one accounting period.

          "Funding Bank" means any banking institution approved by the Agent located within a country which country's currency has been approved by the Lenders as an Alternative Currency.

          "GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report.

          "Government Securities" means direct obligations of, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America.

          "Governmental Authority" shall mean any Federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

          "Guarantors" means, at any date, the Subsidiaries who are required to be parties to a Facility Guaranty at such date.

          "Hazardous Material" means and includes any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material (including without limitation petroleum products, asbestos-containing materials and lead), the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law.

          "Indebtedness" means with respect to any Person, without duplication, all Indebtedness for Money Borrowed, all indebtedness of such Person for the acquisition of property or arising under Rate Hedging Obligations, all indebtedness secured by any Lien on the property of such Person whether or not such indebtedness is assumed, all liability of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business), all Contingent Obligations, including letters of credit, that portion of obligations with respect to Capital Leases and other items which in accordance with GAAP is required to be classified as a liability on a balance sheet; but excluding all accounts payable and accruals in the ordinary course of business so long as payment therefor is due within one year; provided that in no event shall the term Indebtedness include surplus and retained earnings, lease obligations (other than pursuant to Capital Leases), reserves for deferred income taxes and investment credits, other deferred credits or reserves.

          "Indebtedness for Money Borrowed" means with respect to any Person, without duplication, all indebtedness in respect of money borrowed, including without limitation all Capital Leases and the deferred purchase price of any property or asset, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money (including conditional sales or similar title retention agreements), other than trade payables and short-term accounts payable incurred in the ordinary course of business.

          "Interbank Offered Rate" means, for any Eurodollar Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

          "Interest Period" means, for each Eurodollar Rate Loan, a period commencing on the date such Eurodollar Rate Loan is made or Converted and ending, at the Borrower's option, on the date one, two, three or six months and nine months, if available, thereafter as notified to the Agent by the Authorized Representative three (3) Business Days prior to the beginning of such Interest Period; provided, that,

               (i) if the Authorized Representative fails to notify the Agent of the length of an Interest Period three (3) Business Days prior to the first day of such Interest Period, the Loan for which such Interest Period was to be determined shall be deemed to be a Base Rate Loan as of the first day thereof;

               (ii) if an Interest Period for a Eurodollar Rate Loan would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Business Day);

               (iii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

               (iv) no Interest Period shall extend past the Stated Termination Date; and

               (v) there shall not be more than seven (7) Interest Periods in effect on any day.

          "Interest Rate Selection Notice" means the written notice delivered by an Authorized Representative in connection with the election of a subsequent Interest Period for any Eurodollar Rate Loan or the Conversion of any Eurodollar Rate Loan into a Base Rate Loan or the Conversion of any Base Rate Loan into a Eurodollar Rate Loan, in the form of Exhibit E.

          "Issuing Bank" means initially NationsBank and thereafter any Lender which is successor to NationsBank as issuer of Letters of Credit under
     Article III.

          "LC Account Agreement" means the LC Account Agreement dated as of the date hereof between the Borrower and the Agent, as amended, modified or supplemented from time to time.

          "Letter of Credit" means a standby or commercial letter of credit issued by the Issuing Bank for the account of the Borrower in favor of a Person advancing credit or securing an obligation on behalf of the Borrower including the Existing Letters of Credit.

          "Letter of Credit Commitment" means, with respect to each Lender, the obligation of such Lender to acquire Participations in respect of Letters of Credit and Reimbursement Obligations up to an aggregate amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Letter of Credit Commitment as the same may be increased or decreased from time to time pursuant to this Agreement.

          "Letter of Credit Facility" means the facility described in Article III hereof providing for the issuance by the Issuing Bank for the account of the Borrower of Letters of Credit in an aggregate stated amount at any time outstanding not exceeding the Total Letter of Credit Commitment.

          "Letter of Credit Outstandings" means, as of any date of determination, the aggregate amount remaining undrawn under all Letters of Credit plus Reimbursement Obligations then outstanding.

          "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Borrower and any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

          "Loan" or "Loans" means any borrowing pursuant to an Advance under the Revolving Credit Facility.

          "Loan Documents" means this Agreement, the Notes, the Security Instruments, the Facility Guaranties, the LC Account Agreement, the Applications and Agreements for Letter of Credit, and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Lender or the Agent in connection with the Loans made and transactions contemplated under this Agreement, as the same may be amended, supplemented or replaced from time to time.

          "Loan Parties" means the Borrower and the Guarantors.

          "Material Adverse Effect" means a material adverse effect on (i) the business, properties, operations or condition, financial or otherwise, of the Borrower and any of its Subsidiaries, taken as a whole, (ii) the ability of the Loan Parties to pay or perform their respective obligations, liabilities and indebtedness under the Loan Documents as such payment or performance becomes due in accordance with the terms thereof, or (iii) the rights, powers and remedies of the Agent or any Lender under any Loan Document or the validity, legality or enforceability thereof.

          "Material Subsidiary" means Domestic Subsidiaries and Direct Foreign Subsidiaries of Borrower existing on the Closing Date and in the case of any Domestic Subsidiary or Direct Foreign Subsidiary acquired or created after the Closing Date any direct or indirect Domestic Subsidiary or Direct Foreign Subsidiary of the Borrower which (i) has total assets equal to or greater than 5% of Consolidated Total Assets (calculated as of the most recent fiscal period with respect to which the Agent shall have received financial statements required to be delivered pursuant to Sections 9.01(a) or (b) (or if prior to delivery of any financial statements pursuant to such Sections, then calculated with respect to the Fiscal Year end financial statements referred in Section 8.01(f) (the "Required Financial Information")) or (ii) has revenues equal to or greater than 5% of total revenues of the Borrower and its Subsidiaries (calculated for the most recent period for which the Agent has received the Required Financial Information); provided, however, that notwithstanding the foregoing, the term "Material Subsidiaries" shall mean Domestic Subsidiaries and Direct Foreign Subsidiaries of the Borrower that together with the Borrower have assets equal to not less than 80% of Consolidated Total Assets (calculated as described above) and revenues of not less than 80% of total revenues of the Borrower and its Subsidiaries (calculated as described above); provided further that if more than one combination of Domestic Subsidiaries and Direct Foreign Subsidiaries satisfies such threshold, then those Domestic Subsidiaries and Direct Foreign Subsidiaries determined by the Borrower to be "Material Subsidiaries" shall be specified by the Borrower.

          "Moody's" means Moody's Investors Service, Inc.

          "Mortgage" means, collectively, all Mortgages, Deeds of Trust and Deeds to Secure Debt granting a Lien to the Agent (or a trustee for the benefit of the Agent) for the benefit of the Lenders in Collateral constituting real property, as such documents may be amended, modified or supplemented from time to time.

          "Mortgage Properties" means the real property and improvements thereon described in the Mortgage.

          "Multiemployer Plan" means a "multiemployer plan" as defined in
     Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) Fiscal Years.

          "Municipal Obligations" means general obligations issued by, and supported by the full taxing authority of, any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated in the highest investment rating category by both S&P and Moody's.

          "NationsBank" means NationsBank, National Association.

          "NMSI" means NationsBanc Montgomery Securities, Inc. and its successors.

          "Non-Recourse Indebtedness" means Indebtedness of a Special Purpose Subsidiary the source of payment of which as it relates to such Special Purpose Subsidiary is limited to the assets of such Special Purpose Subsidiary or any other Special Purpose Subsidiary.

          "Notes" means, collectively, the promissory notes of the Borrower evidencing (i) Revolving Loans executed and delivered to the Lenders substantially in the form of Exhibit F- 1, and (ii) Swing Line Loans executed and delivered to the NationsBank substantially in the form of Exhibit F-2.

          "Obligations" means the obligations, liabilities and Indebtedness of the Borrower with respect to (i) the principal and interest on the Loans as evidenced by the Notes, (ii) the Reimbursement Obligations and otherwise in respect of the Letters of Credit, (iii) all liabilities of Borrower to any Lender which arise under a Swap Agreement, and (iii) the payment and performance of all other obligations, liabilities and Indebtedness of the Borrower to the Lenders, the Agent or NMSI hereunder, under any one or more of the other Loan Documents or with respect to the Loans.

          "Outstandings" means, collectively, at any date, the Letter of Credit Outstandings, Swing Line Outstandings, and Revolving Credit Outstandings on such date.

          "Participation" means, (i) with respect to any Lender (other than the Issuing Bank) and a Letter of Credit, the extension of credit represented by the participation of such Lender hereunder in the liability of the Issuing Bank in respect of a Letter of Credit issued by the Issuing Bank in accordance with the terms hereof and (ii) with respect to any Lender (other than NationsBank) and a Swing Line Loan, the extension of credit represented by the participation of such Lender hereunder in the liability of NationsBank in respect of a Swing Line Loan made by NationsBank in accordance with the terms hereof.

          "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

          "Pension Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (i) is maintained for employees of the Borrower or any of its ERISA Affiliates or is assumed by the Borrower or any of its ERISA Affiliates in connection with any Acquisition or (ii) has at any time been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

          "Person" means an individual, partnership, corporation, trust, limited liability company, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

          "Pledge Agreement" means a Pledge Agreement, Share Charge, Debenture or similar instrument whereby the Borrower or Domestic Subsidiary creates a security interest in favor of the Agent in 65% of the outstanding capital stock of a Material Subsidiary that is a Direct Foreign Subsidiary.

          "Pledged Stock" means the ownership interest in a Direct Foreign Subsidiary which is pledged to the Agent pursuant to a Pledge Agreement.

          "Pounds Sterling" means the official currency of the United Kingdom.

          "Pre-Refunded Municipal Obligations" means obligations of any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated, based on the escrow, in the highest investment rating category by both S&P and Moody's and which have been irrevocably called for redemption and advance refunded through the deposit in escrow of Government Securities or other debt securities which are (i) not callable at the option of the issuer thereof prior to maturity, (ii) irrevocably pledged solely to the payment of all principal and interest on such obligations as the same becomes due, and (iii) in a principal amount and bear such rate or rates of interest as shall be sufficient to pay in full all principal of, interest, and premium, if any, on such obligations as the same becomes due as verified by a nationally recognized firm of certified public accountants.

          "Prime Rate" means the per annum rate of interest established from time to time by NationsBank as its prime rate, which rate may not be the lowest rate of interest charged by NationsBank to its customers.

          "Principal Office" means the principal office of NationsBank, presently located at, Independence Center, 15th Floor, NC1 001-15-04, Charlotte, North Carolina 28255, Attention: Agency Services.

          "Qualifying Property" means real property and the improvements to be constructed thereon which is the subject of a valid, binding and enforceable contract, lease or other arrangement in favor of the Borrower or a Subsidiary whereby the Borrower or a Subsidiary shall operate such property and the other party to such contract being a governmental agency or instrumentality reasonably acceptable to the Agent.

          "Rate Hedging Obligations" means any and all obligations of the Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; and (ii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

          "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

          "Reimbursement Obligation" shall mean at any time, the obligation of the Borrower with respect to any Letter of Credit to reimburse the Issuing Bank and the Lenders to the extent of their respective Participations (including by the receipt by the Issuing Bank of proceeds of Loans pursuant to Section 3.2) for amounts theretofore paid by the Issuing Bank pursuant to a drawing under such Letter of Credit.

          "REIT Event" means the date of the completion of the transfer of income generating property and improvements of the Borrower or a Subsidiary to a real estate investment trust.

          "Repurchase Agreement" means a repurchase agreement entered into with any financial institution whose debt obligations or commercial paper are rated "A" by either of S&P or Moody's or "A-1" by S&P or "P-1" by Moody's.

          "Required Lenders" means, as of any date, Lenders on such date having Credit Exposures (as defined below) aggregating at least 51% of the aggregate Credit Exposures of all Lenders on such date; provided, however, that to the extent NationsBank has more than 51% of the aggregate Credit Exposures, Required Lenders means Lenders on such date having Credit Exposures of 80% of the aggregate Credit Exposures of all Lenders. For purposes of the preceding sentence, the amount of the "Credit Exposure" of each Lender shall be equal to the aggregate principal amount of the Loans owing to such Lender plus the aggregate unutilized amounts of such Lender's Revolving Credit Commitment (without regard to any Swing Line Outstandings) plus the amount of such Lender's Applicable Commitment Percentage of Letter of Credit Outstandings; provided that, (i) if any Lender shall have failed to pay to the Issuing Bank its Applicable Commitment Percentage of any drawing under any Letter of Credit resulting in an outstanding Reimbursement Obligation, such Lender's Credit Exposure attributable to Letters of Credit and Reimbursement Obligations shall be deemed to be held by the Issuing Bank for purposes of this definition and
     (ii) if any Lender shall have failed to pay to NationsBank its Applicable Commitment Percentage of any Swing Line Loan, such Lender's Credit Exposure attributable to all Swing Line Outstandings shall be deemed to be held by NationsBank for purposes of this definition.

          "Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against (a) in the case of Eurodollar Rate Loans, "Eurocurrency liabilities" (as such term is used in Regulation D) or (b) in the case of CD Rate Loans, non-personal Dollar time deposits in an amount of $100,000 or more. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Eurodollar Rate or CD Rate (as the case may be) is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans or CD Rate Loans. The Eurodollar Rate and the CD Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

          "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Borrower or any of its Subsidiaries (other than those payable or distributable solely to the Borrower) now or hereafter outstanding, except a dividend payable solely in shares of a class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Borrower or any of its Subsidiaries (other than those payable or distributable solely to the Borrower) now or hereafter outstanding; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding; and (d) any issuance and sale of capital stock of any Subsidiary of the Borrower (or any option, warrant or right to acquire such stock) other than to the Borrower.

          "Revolving Credit Commitment" means, with respect to each Lender, the obligation of such Lender to make Revolving Loans to the Borrower up to an aggregate principal amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Revolving Credit Commitment.

          "Revolving Credit Facility" means the facility described in Article II hereof providing for Loans to the Borrower by the Lenders in the aggregate principal amount of the Total Revolving Credit Commitment.

          "Revolving Credit Outstandings" means, as of any date of determination, the aggregate principal amount of all Revolving Loans made pursuant to Section 2.1 then outstanding.

          "Revolving Credit Termination Date" means (i) the Stated Termination Date or (ii) such earlier date of termination of Lenders' obligations pursuant to Section 10.1 upon the occurrence of an Event of Default, or
     (iii) such date as the Borrower may voluntarily and permanently terminate the Revolving Credit Facility by payment in full of all Revolving Credit Outstandings, Swing Line Outstandings and Letter of Credit Outstandings and cancellation of all Letters of Credit.

          "Revolving Loan" means any borrowing pursuant to an Advance under the Revolving Credit Facility in accordance with Article II.

          "S&P" means Standard & Poor's Ratings Group, a division of
     McGraw-Hill.

          "Security Agreement" means, collectively (or individually as the context may indicate), (i) the Security Agreement dated as of the date hereof by the Borrower and Guarantors to the Agent, and (ii) any additional Security Agreement delivered to the Agent pursuant to Section 8.19, as hereafter modified, amended or restated from time to time.

          "Security Instruments" means, collectively, the Pledge Agreement, the Security Agreement, the Mortgage, and all other agreements, instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Borrower or any Subsidiary shall grant or convey to the Agent or the Lenders a Lien in property as security for all or any portion of the Obligations, as any of them may be amended, modified or restated from time to time.

          "Single Employer Plan" means any employee pension benefit plan covered by Title IV of ERISA in respect of which the Borrower or any Subsidiary is an "employer" as described in Section 4001(b) of ERISA and which is not a Multiemployer Plan.

          "Solvent" means, when used with respect to any Person, that at the time of determination:

               (i) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including Contingent Obligations; and

               (ii) it is then able and expects to be able to pay its debts as they mature; and

               (iii) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

          "Special Purpose Subsidiary" means a Subsidiary of the Borrower or another Subsidiary no portion of whose obligations or liabilities are payable, directly or indirectly by the Borrower or any other Subsidiary.

          "Spot Rate of Exchange" means (i) in determining the Dollar Equivalent Amount of a specified Alternative Currency amount as of any date, the spot exchange rate determined by the Agent in accordance with its usual procedures for the purchase by the Agent of Dollars with such Alternative Currency at approximately 10:00 A.M. on the business Day that is two (2) Business Days prior to such date, and (ii) in determining the Alternative Currency Equivalent Amount of a specified Dollar amount on any date, the spot exchange rate determined by the Agent in accordance with its usual procedures for the purchase by the Agent of such Alternative Currency with Dollars at approximately 10:00 A.M. on the Business Day that is two (2) Business Days prior to such date.

          "Stated Termination Date" means December 18, 2002 or such later date as the parties may agree pursuant to Section 2.13.

          "Subordinated Indebtedness" means Indebtedness subordinated to the Obligations in accordance with such subordination terms as shall be acceptable to the Required Lenders and other terms which are reasonably acceptable to the Required Lenders.

          "Subsidiary" means any corporation or other entity, other than a Special Purpose Subsidiary, in which more than 50% of its outstanding voting stock or more than 50% of all equity interests is owned directly or indirectly by the Borrower and/or by one or more of the Borrower's Subsidiaries.

          "Swap Agreement" means one or more agreements between the Borrower and any Person with respect to Indebtedness evidenced by any or all of the Notes, on terms mutually acceptable to Borrower and such Person and approved by the Agent, which agreements create Rate Hedging Obligations; provided, however, that no such approval of the Agent shall be required to the extent such agreements are entered into between the Borrower and any Lender.

          "Swing Line" means the revolving line of credit established by NationsBank in favor of the Borrower pursuant to Section 2.14.

          "Swing Line Loans" means loans made by NationsBank to the Borrower pursuant to Section 2.14.

          "Swing Line Outstandings" means, as of any date of determination, the aggregate principal amount of all Swing Line Loans then outstanding.

          "Termination Event" means: (i) a "Reportable Event" described in
     Section 4043 of ERISA and the regulations issued thereunder (unless the notice requirement has been waived by applicable regulation); or (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in
     Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA; or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or (iv) the institution of proceedings to terminate a Pension Plan by the PBGC; or (v) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (vi) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan; or (vii) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA; or (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or (ix) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

          "Total Letter of Credit Commitment" means an amount not to exceed $5,000,000.

          "Total Revolving Credit Commitment" means a principal amount equal to $30,000,000, as reduced from time to time in accordance with Section 2.7.

          "TROL Indebtedness" means the aggregate amount of liabilities (including obligations to purchase or repurchase or other Contingent Obligations) arising under TROL Leases.

          "TROL Leases" means all tax retention operating lease agreements between the Borrower or any Subsidiary, as Lessee, and First Security Bank, N.A., as Lessor, as amended, supplemented or modified from time to time.

          "Type" shall mean any type of Loan (i.e., a Base Rate Loan, CD Rate Loan, or Eurodollar Rate Loan).

          "Voting Stock" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

     1.3. Rules of Interpretation.

          (a) All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with GAAP applied on a Consistent Basis.

          (b) Each term defined in Article 1 or 9 of the Florida Uniform Commercial Code shall have the meaning given therein unless otherwise defined herein, except to the extent that the Uniform Commercial Code of another jurisdiction is controlling, in which case such terms shall have the meaning given in the Uniform Commercial Code of the applicable jurisdiction.

          (c) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

          (d) Except as otherwise expressly provided, references herein to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to this Agreement.

          (e) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as the context may require.

          (f) used herein or in any other Loan Document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

          (g) References to "including" means including without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

          (h) All dates and times of day specified herein shall refer to such dates and times at Charlotte, North Carolina.

          (i) Each of the parties to the Loan Documents and their counsel have reviewed and revised, or requested (or had the opportunity to request) revisions to, the Loan Documents, and any rule of construction that ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Loan Documents and all exhibits, schedules and appendices thereto.

          (j) Any reference to an officer of the Borrower or any other Person by reference to the title of such officer shall be deemed to refer to each other officer of such Person, however titled, exercising the same or substantially similar functions.

          (k) All references to any agreement or document as amended, modified or supplemented, or words of similar effect, shall mean such document or agreement, as the case may be, as amended, modified or supplemented from time to time only as and to the extent permitted therein and in the Loan Documents.

     1.4. Accounting Principles. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied as utilized by the Borrower. If any change after the Closing Date in GAAP as in effect on the Closing Date shall result in a change in any calculation required to determine compliance with any provision contained in this Agreement, the Borrower and the Required Lenders will negotiate in good faith to amend such provision in a manner to reflect such change such that the determination of compliance with such provision shall yield the same substantive result as would have obtained prior to such change in GAAP. Until such an amendment is entered into, covenants shall be calculated in accordance with GAAP as in effect immediately preceding such change.

                                   ARTICLE II

                          The Revolving Credit Facility

     2.1 Revolving Loans.

     (a) Commitment. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Advances in Dollars or an Alternative Currency (as specified in the respective Borrowing Notice) to the Borrower under the Revolving Credit Facility from time to time from the Closing Date until the Revolving Credit Termination Date on a pro rata basis as to the total borrowing requested by the Borrower on any day determined by such Lender's Applicable Commitment Percentage up to but not exceeding a Dollar Value equal to the Revolving Credit Commitment of such Lender, provided, however, that the Lenders will not be required and shall have no obligation to make any such Advance (i) so long as a Default or an Event of Default has occurred and is continuing or
(ii) if the Agent has accelerated the maturity of any of the Notes as a result of an Event of Default; provided further, however, that immediately after giving effect to each such Advance, the Dollar Value of the principal amount of Revolving Credit Outstandings plus Letter of Credit Outstandings plus Swing Line Outstandings shall not exceed the Total Revolving Credit Commitment. Within such limits, the Borrower may borrow, repay and reborrow under the Revolving Credit Facility on a Business Day from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date; provided, however, that (y) no Eurodollar Rate Loan shall be made which has an Interest Period that extends beyond the Stated Termination Date and (z) each Eurodollar Rate Loan may, subject to the provisions of Section 2.7, be repaid only on the last day of the Interest Period with respect thereto unless such payment is accompanied by the additional payment, if any, required by Section
5.5. The Borrower agrees that if at any time the Outstandings shall exceed the Total Revolving Credit Commitment, the Borrower shall immediately reduce the outstanding principal amount of the Loans such that, as a result of such reduction, the Outstandings shall not exceed the Total Revolving Credit Commitment.

     (b) Amounts. (i) Each request for an Advance of an Alternative Currency under a Borrowing Notice shall constitute the Borrower's request for a Loan of the Dollar Value of the amount of the Alternative Currency specified in such Borrowing Notice and for such Loan to be made available by the Lenders to the Borrower in the Alternative Currency Equivalent Amount of such Dollar Value (determined based on the Advance Date Exchange Rate applicable to such Advance). The principal amount outstanding on any Loan shall be recorded in the Agent's records in Dollars (in the case of an Advance of an Alternative Currency as if the Loan had initially been made in Dollars), based on the amount of any Eurodollar Rate Loan Advance and on the Dollar Value of the initial Advance of an Alternative Currency, as reduced from time to time by the Dollar Equivalent Amount (based on the Advance Date Exchange Rate applicable to such Advance) of any principal payments with respect to such Advance. Advances in an Alternative Currency shall be limited to Eurodollar Rate Loans. In the event a Eurodollar Rate Loan of an Alternative Currency is Continued, such election to Continue the Eurodollar Rate Loan shall be treated as an Advance and the Agent shall notify the Borrower and the Lenders of the Advance Date Exchange Rate, Interest

Period and the Eurodollar Rate for such Continued Eurodollar Rate Loan. The Lenders shall each be deemed to have made an Advance to the Borrower of its Applicable Commitment Percentage of such Loan of an Alternative Currency and the Agent shall apply the Advance Date Exchange Rate for such new Interest Period to such Continued Alternative Currency Equivalent Amount to determine the new Dollar Value of such Eurodollar Rate Loan and shall adjust its books and the Revolving Credit Outstandings. In the event that such adjustment with respect to a Continued Loan would cause the total Dollar Value of Outstandings to exceed the Total Revolving Credit Commitment, the Borrower shall, immediately on the effective date of such Continuation, repay (a "Rate Adjustment Payment") the portion of such Continued Loan (applying the new Advance Date Exchange Rate) necessary to ensure that the total Dollar Value of all Outstandings does not exceed the Total Revolving Credit Commitment, provided, however, that the Borrower shall not be required to pay any additional compensation pursuant to
Section 5.5 with respect to a prepayment of a Loan required by this sentence if such prepayment is made immediately on the effective date of the Continuation giving rise to such prepayment and no notice of such prepayment shall be required. For the purposes of determining the maximum amount of Outstandings hereunder, it is intended by the parties that all Loans shall be the functional equivalent of Loans made and repaid (based on the applicable Advance Date Exchange Rate for each Advance) in Dollars. It is recognized that one or more Lenders may elect to record Loans or Advances in Alternative Currencies. The Agent shall maintain records sufficient to identify at any time, (A) the Advance Date Exchange Rate with respect to each Advance, and (B) the portion of the Revolving Credit Outstanding attributable to each Advance.

     (ii) Except as otherwise permitted by the Lenders from time to time, the aggregate unpaid principal amount (including with respect to Loans of Alternative Currencies the total Dollar Value) of the Revolving Credit Outstandings plus Letter of Credit Outstandings plus Swing Line Outstandings shall not exceed at any time the Total Revolving Credit Commitment, and, in the event there shall be outstanding any such excess, the Borrower shall immediately make such payments and prepayments as shall be necessary to comply with this restriction. Each Loan hereunder, other than Base Rate Refunding Loans, and each Conversion under Section 2.8, shall be (A) in the case of Loans made in Dollars, in an amount of at least $2,000,000, and, if greater than $2,000,000, an integral multiple of $100,000, and (B) in the case of Loans made in an Alternative Currency, in an amount of at least $2,000,000 (or the equivalent thereof in any Alternative Currency), and, if greater than $2,000,000, an integral multiple of $100,000 (or the equivalent thereof if in any Alternative Currency).

     (c) Advances and Rate Selection. (i) An Authorized Representative shall give the Agent (A) at least three (3) Business Days' irrevocable written notice by telefacsimile transmission of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions, effective upon receipt, of each Eurodollar Rate Loan (whether representing an additional borrowing hereunder or the Conversion of a borrowing hereunder) prior to 11:00 A.M. and
(B) irrevocable written notice by telefacsimile transmission of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions, effective upon receipt, of each Revolving Loan (other than Base Rate Refunding Loans to the extent the same are effected without notice pursuant to

Section 2.1(c)(iv)) that is a Base Rate Loan (whether representing an additional borrowing hereunder or the Conversion of borrowing hereunder) prior to 11:00 A.M. on the day of such proposed Base Rate Loan. Each such notice shall specify the amount of the borrowing, whether Dollar or Alternative Currency, the type of Loan (Base Rate or Eurodollar Rate), the date of borrowing and, if a Eurodollar Rate Loan, the Interest Period to be used in the computation of interest. Notice of receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, together with the amount of each Lender's portion of an Advance requested thereunder, shall be promptly provided by the Agent to each Lender by telefacsimile transmission, but (provided the Agent shall have received such notice by 11:00 A.M.) not later than 1:00 P.M. on the same day as the Agent's receipt of such notice. At approximately 10:00 A.M. two (2) Business Days preceding the date specified for an Advance of an Alternative Currency, the Agent shall determine the Advance Date Exchange Rate and the applicable Eurodollar Rate. Not later than 10:45 A.M. two (2) Business Days preceding the date specified for each Advance of an Alternative Currency, the Agent shall provide the Borrower and each Lender notice by telefacsimile transmission of the Advance Date Exchange Rate applicable to such Advance, and the applicable Alternative Currency Equivalent Amount of the Loan or Loans required to be made by each Lender on such date, and the Dollar Value of such Loan or Loans and the applicable Eurodollar Rate.

     (ii) (A) In the case of Advances in Dollars, not later than 2:00 P.M. on the date specified for each borrowing under this Section 2.1, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Advance or Advances to be made by it on such day available by wire transfer to the Agent in the amount of its pro rata share, determined according to such Lender's Applicable Commitment Percentage of the Revolving Loan or Revolving Loans to be made on such day. Such wire transfer shall be directed to the Agent at the Principal Office and shall be in the form of Dollars constituting immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by delivery of the proceeds thereof to the Borrower's Account or otherwise as shall be directed in the applicable Borrowing Notice by the Authorized Representative and reasonably acceptable to the Agent.

          (B) In the case of Advances of an Alternative Currency, not later than 10:00 A.M. on the date specified for each Advance, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Loan or Loans to be made by it on such day available to the Borrower at the Funding Bank, to the account of the Agent with the Funding Bank. The amount so received by the Funding Bank shall, subject to the terms and conditions of the Loan Documents and upon instruction from the Agent to the Funding Bank on the same day or immediately preceding day but no later than 10:00 A.M., be made available to the Borrower by delivery of the Alternative Currency Equivalent Amount to the Borrower's account with the Funding Bank.

     (iii) The Borrower shall have the option to elect the duration of the initial and any subsequent Interest Periods and to Convert the Loans in accordance with Section 2.8. Eurodollar Rate Loans and Base Rate Loans may be outstanding at the same time, provided, however, there shall not be outstanding at any one time Eurodollar Rate Loans having more than seven (7) different Interest Periods. If the Agent does not receive a Borrowing Notice or an Interest Rate Selection

Notice giving notice of election of the duration of an Interest Period or of Conversion of any Loan to or Continuation of a Loan as a Eurodollar Rate Loan by the time prescribed by Section 2.1(c) or 2.8, the Borrower shall be deemed to have elected to Convert such Loans to (or continue such Loan as) a Base Rate Loan until the Borrower notifies the Agent in accordance with Section 2.8.

     (iv) Notwithstanding the foregoing, if a drawing is made under any Letter of Credit, such drawing is honored by the Issuing Bank prior to the Stated Termination Date, and the Borrower shall not immediately fully reimburse the Issuing Bank in respect of such drawing, (A) provided that the conditions to making a Loan as herein provided shall then be satisfied, the Reimbursement Obligation arising from such drawing shall be paid to the Issuing Bank by the Agent without the requirement of notice to or from the Borrower from immediately available funds which shall be advanced as a Base Rate Refunding Loan by each Lender under the Revolving Credit Facility in an amount equal to such Lender's Applicable Commitment Percentage of such Reimbursement Obligation, and (B) if the conditions to making a Revolving Loan as herein provided shall not then be satisfied, each of the Lenders shall fund by payment to the Agent (for the benefit of the Issuing Bank) in immediately available funds the purchase from the Issuing Bank of their respective Participations in the related Reimbursement Obligation based on their respective Applicable Commitment Percentages of the Total Letter of Credit Commitment. If a drawing is presented under any Letter of Credit in accordance with the terms thereof and the Borrower shall not immediately reimburse the Issuing Bank in respect thereof, then notice of such drawing or payment shall be provided promptly by the Issuing Bank to the Agent and the Agent shall promptly provide notice to each Lender by telephone or telefacsimile transmission. If notice to the Lenders of a drawing under any Letter of Credit is given by the Agent at or before 12:00 noon on any Business Day, each Lender shall, pursuant to the conditions specified in this Section 2.1(c)(iv), either make a Base Rate Refunding Loan or fund the purchase of its Participation in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 2:30 P.M. on the same Business Day. If notice to the Lenders of a drawing under a Letter of Credit is given by the Agent after 12:00 noon on any Business Day, each Lender shall, pursuant to the conditions specified in this Section 2.1(c)(iv), either make a Base Rate Refunding Loan or fund the purchase of its Participation in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 12:00 noon on the next following Business Day. Any such Base Rate Refunding Loan shall be advanced as, and shall continue as, a Base Rate Loan unless and until the Borrower Converts such Base Rate Loan in accordance with the terms of Section 2.8.

          (d) Availability of Alternative Currency. If any Lender shall notify the Borrower and the Agent of its election not to fund in any Alternative Currency in accordance with the terms of this Agreement on or prior to two (2) Business Days preceding the first day of an Interest Period for which a Borrowing Notice or an Interest Rate Selection Notice, as the case may be, has been delivered to the Agent requesting an Advance in an Alternative Currency or a Continuation or Conversion of an Advance in an Alternative Currency, then such Lender shall be obligated to fund the requested Advance, Continuation or Conversion, as the case may be, in the Dollar Equivalent

Amount of the amount of the Alternative Currency specified in such Borrowing Notice or Interest Rate Selection Notice and at the Eurodollar Rate specified by the Agent for such request.

     2.2. Payment of Interest. (a) The Borrower shall pay interest to the Agent for the account of each Lender on the outstanding and unpaid principal amount of each Revolving Loan made by such Lender for the period commencing on the date of such Revolving Loan until such Revolving Loan shall be due (i) in the case of Loans made in Dollars, at the then applicable Base Rate for Base Rate Loans or applicable Eurodollar Rate for Eurodollar Rate Loans, as designated by the Authorized Representative pursuant to Section 2.1, such payments to be made in Dollars, and (ii) in the case of Loans made in Alternative Currencies, at the applicable Eurodollar Rate, such payments to be made in the appropriate Alternative Currency; provided, however, that if any amount shall not be paid when due (at maturity, by acceleration or otherwise), all amounts outstanding hereunder shall bear interest thereafter at the Default Rate.

     (b) Interest on each Revolving Loan shall be computed on the basis of a year of 360 days and calculated in each case for the actual number of days elapsed. Interest on each Revolving Loan shall be paid (i) quarterly in arrears on the last Business Day of each March, June, September and December, commencing December 31, 1997 for each Base Rate Loan, (ii) on the last day of the applicable Interest Period for each Eurodollar Rate Loan and, if such Interest Period extends for more than three (3) months, at intervals of three (3) months after the first day of such Interest Period, and (iii) upon payment in full of the principal amount of such Revolving Loan.

     2.3. Payment of Principal. The principal amount of the Revolving Credit Outstandings shall be due and payable to the Agent for the benefit of each Lender in full on the Revolving Credit Termination Date, or earlier as specifically provided herein. Such principal amount shall be recorded in Dollars as set forth in Section 2.1. The repayment of such principal amount shall be made in the in Dollars if the Revolving Loan was made in Dollars or in the appropriate Alternative Currency, if made in an Alternative Currency, as follows: the portion of the Revolving Credit Outstandings attributable to each specified Advance (or the Continuation or Conversion thereof) (as determined from the Agent's records) shall be repaid in the same Alternative Currency as such Advance. The principal amount of any Base Rate Loan may be prepaid in Dollars in whole or in part at any time. The principal amount of any Eurodollar Rate Loan may be prepaid only at the end of the applicable Interest Period unless the Borrower shall pay to the Agent for the account of the Lenders the additional amount, if any, required under Section 5.5. All prepayments of Revolving Loans made by the Borrower shall be in the amount of $1,000,000 (or the equivalent thereof in any Alternative Currency) or such greater amount which is an integral multiple of $100,000 (or the equivalent thereof in any Alternative Currency), or the amount equal to all Revolving Credit Outstandings, or such other amount as necessary to comply with Section 2.1(b) or Section 2.8.

     2.4. Non-Conforming Payments. (a) Each payment of principal (including any prepayment) and payment of interest and fees, and any other amount required to be paid to the Lenders with respect to the Revolving Loans, shall be made to the Agent at the Principal Office, for the account of each Lender, in Dollars in the case Loans made in Dollars and in the same Alternative

Currency in the case of Loans made in Alternative Currencies, in immediately available funds before 12:30 P.M. on the date such payment is due. The Borrower shall give the Agent one (1) Business Days prior written notice of any payment of principal, such notice to be given prior to 10:00 A.M. and to specify (i) the date the payment will be made and (ii) the Loan to which payment relates. The Agent may, at the election of the Borrower, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account, if any, of the Borrower with the Agent.

     (b) The Agent shall deem any payment made by or on behalf of the Borrower hereunder that is not made both (i) in Dollars in the case of Loans made in Dollars and in the required Alternative Currency in the case of Loans made in Alternative Currencies in immediately available funds and (ii) prior to 12:30 P.M. on the date payment is due to be a non-conforming payment. Any such payment shall not be deemed to be received by the Agent until the later of (i) the time such funds become available funds and (ii) the next Business Day. Any non-conforming payment may constitute or become a Default or Event of Default at the determination of the Agent. The Agent shall give prompt telephonic or telefacsimile notice to the Borrower if a non-conforming payment constitutes a Default or an Event of Default. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until the later of (x) the date such funds become available funds or (y) the next Business Day at the Default Rate from the date such amount was due and payable.

     (c) In the event that any payment hereunder or under the Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under clause (ii) of the definition of "Interest Period"; provided that interest shall continue to accrue during the period of any such extension and provided further, that in no event shall any such due date be extended beyond the Revolving Credit Termination Date.

     2.5. Notes. Revolving Loans made by each Lender shall be evidenced by Notes in substantially the form set forth as Exhibit F-1 payable to the order of such Lender in the respective amount of its Applicable Commitment Percentage of the Revolving Credit Commitment, which Note shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower. Swing Line Loans made by NationsBank shall be evidenced by a Note in substantially the form as set forth as Exhibit F-2 payable to the order of NationsBank.

     2.6. Pro Rata Payments. Except as otherwise provided herein, (a) each payment on account of the principal of and interest on the Revolving Loans and the fees described in Section 2.10 shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, (b) all payments to be made by the Borrower for the account of each of the Lenders on account of principal, interest and fees, shall be made without diminution, setoff, recoupment or counterclaim, and (c) the Agent will promptly distribute to the Lenders in immediately available funds payments received in fully collected, immediately available funds from the Borrower.

     2.7. Reductions. The Borrower shall, by notice from an Authorized Representative, have the right from time to time but not more frequently than once each calendar month, upon not less than three (3) Business Days' written notice to the Agent, effective upon receipt, to reduce the Total Revolving Credit Commitment. The Agent shall give each Lender, within one (1) Business Day of receipt of such notice, telefacsimile notice, or telephonic notice (confirmed in writing), of such reduction. Each such reduction shall be in the aggregate amount of $5,000,000 or such greater amount which is in an integral multiple of $1,000,000, or the entire remaining Total Revolving Credit Commitment, and shall permanently reduce the Total Revolving Credit Commitment. Each reduction of the Total Revolving Credit Commitment shall be accompanied by payment of the Revolving Loans to the extent that the principal amount of Revolving Credit Outstandings plus Letter of Credit Outstandings plus Swing Line Outstandings exceeds the Total Revolving Credit Commitment after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid. No such reduction shall result in the payment of any Eurodollar Rate Loan other than on the last day of the Interest Period of such Eurodollar Rate Loan unless such prepayment is accompanied by amounts due, if any, under Section 5.5.

     2.8. Conversions and Elections of Subsequent Interest Periods. Provided that no Default or Event of Default shall have occurred and be continuing and subject to the limitations set forth below and in Article V, the Borrower may:

     (a) upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Agent on or before 10:30 A.M. on any Business Day, Convert all or a part of Eurodollar Rate Loans to Base Rate Loans on the last day of the Interest Period for such Eurodollar Rate Loans; and

     (b) upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Agent on or before 11:00 A.M. three (3) Business Days' prior to the date of such election or Conversion:

               (i) elect a subsequent Interest Period for all or a portion of Eurodollar Rate Loans to begin on the last day of the then current Interest Period for such Eurodollar Rate Loans; and

               (ii) Convert Base Rate Loans to Eurodollar Rate Loans on any Business Day;

               (iii) elect that any Eurodollar Rate Loan be converted from an Alternative Currency into another Alternative Currency on the last day of the Interest Period for any Eurodollar Rate Loan.

     Each election and Conversion pursuant to this Section 2.8 shall be subject to the limitations on Eurodollar Rate Loans set forth in the definition of "Interest Period" herein and in Sections 2.1, 2.3 and Article V. The Agent shall give written notice to each Lender of such notice of election or Conversion prior to 3:00 P.M. on the day such notice of election or Conversion is received. All such Continuations or Conversions of Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders.

     2.9. Increase and Decrease in Amounts. The amount of the Total Revolving Credit Commitment which shall be available to the Borrower as Advances shall be reduced by the aggregate amount of Outstanding Letters of Credit and Outstanding Swing Line Loans.

     2.10. Facility Fees.

     Unused Fee. For the period beginning on the Closing Date and ending on the Revolving Credit Termination Date, the Borrower agrees to pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, an unused fee equal to the Applicable Unused Fee multiplied by the average daily amount by which the Total Revolving Credit Commitment exceeds the sum of (i) Revolving Credit Outstandings without giving effect to Swing Line Outstandings plus (ii) Letter of Credit Outstandings. Such fees shall be due in arrears on the last Business Day of each March, June, September and December commencing December 31, 1997 to the Revolving Credit Termination Date (but excluding such day for the purpose of computing such fee). Notwithstanding the foregoing, so long as any Lender fails to make available any portion of its Revolving Credit Commitment when requested, such Lender shall not be entitled to receive payment of its pro rata share of such fee until such Lender shall make available such portion. Such fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

     2.11. Deficiency Advances. No Lender shall be responsible for any default of any other Lender in respect to such other Lender's obligation to make any Loan or fund its purchase of any Participation hereunder nor shall the Revolving Credit Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing, in the event any Lender shall fail to advance funds to the Borrower as herein provided, the Agent may in its discretion, but shall not be obligated to, advance under the Note in its favor as a Lender all or any portion of such amount or amounts (each, a "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such other Lender would have been entitled had it made such advance under its Note; provided that, upon payment to the Agent from such other Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Agent by the Borrower on each Revolving Loan comprising the deficiency advance at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank, then such payment shall be credited against the applicable Note of the Agent in full payment of such deficiency advance and the Borrower shall be deemed to have borrowed the amount of such deficiency advance from such other

Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by the Borrower thereon.

     2.12. Use of Proceeds. The proceeds of the Loans made pursuant to the Revolving Credit Facility hereunder shall be used by the Borrower to repay Indebtedness under the Existing Agreement, for general working capital needs and other corporate purposes, including the making of Acquisitions and Capital Expenditures permitted hereunder.

     2.13. Extension of Stated Termination Date. At the request of the Borrower the Lenders may, in their sole discretion, elect to extend the Stated Termination Date then in effect for additional periods of one year upon each of the first and second anniversary of the Closing Date. The Borrower shall notify the Lenders of its request for such an extension by delivering to the Agent and the Lenders notice of such request signed by an Authorized Representative not more than ninety (90) days nor less than sixty (60) days prior to either the first or second anniversary of the Closing Date, as the case may be. If all the Lenders shall elect to so extend, the Agent shall notify the Borrower in writing within sixty (60) days of its receipt of such request for extension of the decision of the Lenders as to whether to extend the Stated Termination Date. Failure by any Lender to respond to a request for an extension shall constitute a refusal of such Lender to give its consent to such extension. Failure by the Agent to give such notice shall constitute refusal by the Lenders to extend the Stated Termination Date.

     2.14. Swing Line. (a) Notwithstanding any other provision of this Agreement to the contrary, in order to administer the Revolving Credit Facility in an efficient manner and to minimize the transfer of funds between the Agent and the Lenders, NationsBank shall make available Swing Line Loans to the Borrower prior to the Revolving Credit Termination Date. NationsBank shall not make any Swing Line Loan pursuant hereto (i) if to the actual knowledge of NationsBank the Borrower is not in compliance with all the conditions to the making of Revolving Loans set forth in this Agreement, (ii) if after giving effect to such Swing Line Loan, the Swing Line Outstandings exceed $5,000,000, or (iii) if after giving effect to such Swing Line Loan, the sum of the Swing Line Outstandings, the Revolving Credit Outstandings and Letter of Credit Outstandings exceeds the Total Revolving Credit Commitment. Swing Line Loans shall be limited to CD Rate Loans. The Company may borrow, repay and reborrow under this Section 2.14. Unless notified to the contrary by NationsBank, borrowings under the Swing Line shall be made in the minimum amount of $200,000 or in the amount necessary to effect a Base Rate Refunding Loan, upon written request by telefacsimile transmission, effective upon receipt, by an Authorized Representative of the Borrower made to NationsBank not later than 12:30 P.M. on the Business Day of the requested borrowing. Each such Borrowing Notice shall specify the amount of the borrowing and the date of borrowing, and shall be in the form of Exhibit D-2, with appropriate insertions. If the Borrower instructs NationsBank to debit any demand deposit account of the Borrower in the amount of any payment with respect to a Swing Line Loan, or NationsBank otherwise receives repayment, after 1:00 P.M. on a Business Day, such payment shall be deemed received on the next Business Day.

     (b) Swing Line Loans shall bear interest at the CD Rate, the interest payable on Swing Line Loans is solely for the account of NationsBank, and all accrued and unpaid interest on Swing Line Loans shall be payable on the dates and in the time provided in Sections 2.2(b) and 2.4 with respect to interest on Base Rate Loans. The Swing Line Outstandings shall be evidenced by the Note delivered to NationsBank pursuant to Section 2.5.

     (c) Upon the making of a Swing Line Loan, each Lender shall be deemed to have purchased from NationsBank a Participation therein in an amount equal to that Lender's Applicable Commitment Percentage of such Swing Line Loan. Upon demand made by NationsBank, each Lender shall, according to its Applicable Commitment Percentage of such Swing Line Loan, promptly provide to NationsBank its purchase price therefor in an amount equal to its Participation therein. Any Advance made by a Lender pursuant to demand of NationsBank of the purchase price of its Participation shall be deemed (i) provided that the conditions to making Revolving Loans shall be satisfied, a Base Rate Refunding Loan under Section 2.1 until the Borrower Converts such Base Rate Loan in accordance with the terms of
Section 2.8, and (ii) in all other cases, the funding by each Lender of the purchase price of its Participation in such Swing Line Loan. The obligation of each Lender to so provide its purchase price to NationsBank shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event.

     The Borrower, at its option and subject to the terms hereof, may request an Advance pursuant to Section 2.1 in an amount sufficient to repay Swing Line Outstandings on any date and the Agent shall provide from the proceeds of such Advance to NationsBank the amount necessary to repay such Swing Line Outstandings (which NationsBank shall then apply to such repayment) and credit any balance of the Advance in immediately available funds in the manner directed by the Borrower pursuant to Section 2.1(c)(ii). The proceeds of such Advances shall be paid to NationsBank for application to the Swing Line Outstandings and the Lenders shall then be deemed to have made Loans in the amount of such Advances. The Swing Line shall continue in effect until the Revolving Credit Termination Date, at which time all Swing Line Outstandings and accrued interest thereon shall be due and payable in full.

                                   ARTICLE III

                                Letters of Credit

     3.1. Letters of Credit. (a) The Issuing Bank agrees, subject to the terms and conditions of this Agreement, upon request of the Borrower to issue from time to time for the account of the Borrower Letters of Credit upon delivery to the Issuing Bank of an Application and Agreement for Letter of Credit relating thereto in form and content acceptable to the Issuing Bank; provided, that (i) the Letter of Credit Outstandings shall not exceed the Total Letter of Credit Commitment and (ii) no Letter of Credit shall be issued if, after giving effect thereto, Letter of Credit Outstandings plus the Revolving Credit Outstandings plus Swing Line Outstandings shall exceed the Total Revolving Credit Commitment. No Letter of Credit shall have an expiry date (including all rights of the Borrower or any beneficiary named in such Letter of Credit to require renewal) or payment date occurring later than the earlier to occur of one year after the date of its issuance or the fifth Business Day prior to the Stated Termination Date.

     (b) Subject to the approval by the Lenders of the making available of an Alternative Currency not otherwise provided for herein, upon completion of a proper Application and Agreement for Letter of Credit, NationsBank may issue upon request and for the account of Borrower Letters of Credit payable in such Alternative Currency. For purposes of determining Outstanding Letters of Credit, any Letter of Credit issued in an Alternative Currency shall be recorded in the Agent's account in Dollars based on the Alternative Currency Equivalent Amount on the date of issuance of such Letter of Credit; provided, however, that the Agent shall determine the Dollar Equivalent Amount of any Letter of Credit issued in an Alternative Currency on the date of any Advance or Conversion for the purpose of determining the amount of Outstandings. Any draw on a Letter of Credit issued in an Alternative Currency shall be repaid in the same Alternative Currency Equivalent Amount (determined based on the Spot Rate of Exchange on the date of drawing under the Letter of Credit). To the extent that the Agent shall determine at any time that the sum of (i) the Dollar Value of outstanding Loans and Outstanding Letters of Credit, in each case determined on the date of each Advance or issuance of a Letter of Credit, made or issued in Alternative Currencies and (ii) outstanding Loans and Outstanding Letters of Credit made or issued in Dollars exceeds the Total Revolving Credit Commitment, the Borrower shall immediately repay Loans so that after giving effect to such payment the outstanding Loans plus Outstanding Letters of Credit do not exceed the Total Revolving Credit Commitment.

     3.2. Reimbursement.

     (a) The Borrower hereby unconditionally agrees to pay to the Issuing Bank immediately on demand at the Principal Office all amounts required to pay all drafts drawn or purporting to be drawn under the Letters of Credit and all reasonable expenses incurred by the Issuing Bank in connection with the Letters of Credit, and in any event and without demand to place in possession of the Issuing Bank (which shall include Advances under the Revolving Credit Facility if permitted by Section 2.1 and Swing Line Loans if permitted by Section 2.14) sufficient funds to pay all debts and liabilities arising under any Letter of Credit. The Issuing Bank agrees to give the Borrower prompt notice of any request for a draw under a Letter of Credit. The Issuing Bank may, at the request of the Borrower, charge any account the Borrower may have with it for any and all amounts the Issuing Bank pays under a Letter of Credit, plus charges and reasonable expenses as from time to time agreed to by the Issuing Bank and the Borrower; provided that to the extent permitted by Section 2.1(c)(iv) and Section 2.14, amounts shall be paid pursuant to Advances under the Revolving Credit Facility or, if the Borrower shall elect, by Swing Line Loans. The Borrower agrees to pay the Issuing Bank interest on any Reimbursement Obligations not paid when due hereunder at the Base Rate plus two percent (2.0%), or the maximum rate permitted by applicable law, if lower, such rate to be calculated on the basis of a year of 360 days for actual days elapsed.

     (b) In accordance with the provisions of Section 2.1(c), the Issuing Bank shall notify the Agent of any drawing under any Letter of Credit promptly following the receipt by the Issuing Bank of such drawing.

     (c) Each Lender (other than the Issuing Bank) shall automatically acquire on the date of issuance thereof, a Participation in the liability of the Issuing Bank in respect of each Letter of Credit in an amount equal to such Lender's Applicable Commitment Percentage of such liability, and to the extent that the Borrower is obligated to pay the Issuing Bank under Section 3.2(a), each Lender (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, and shall be unconditionally obligated to pay to the Issuing Bank as hereinafter described, its Applicable Commitment Percentage of the liability of the Issuing Bank under such Letter of Credit.

               (i) Each Lender (including the Issuing Bank in its capacity as a Lender) shall, subject to the terms and conditions of Article II, pay to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds, an amount equal to its Applicable Commitment Percentage of any drawing under a Letter of Credit, such funds to be provided in the manner described in
          Section 2.1(c)(iv).

               (ii) Simultaneously with the making of each payment by a Lender to the Issuing Bank pursuant to Section 2.1(c)(iv)(B), such Lender shall, automatically and without any further action on the part of the Issuing Bank or such Lender, acquire a Participation in an amount equal to such payment (excluding the portion thereof constituting interest accrued prior to the date the Lender made its payment) in the related Reimbursement Obligation of the Borrower. The Reimbursement Obligations of the Borrower shall be immediately due and payable whether by Advances made in accordance with Section 2.1(c)(iv), Swing Line Loans made in accordance with Section 2.14, or otherwise.

               (iii) Each Lender's obligation to make payment to the Agent for the account of the Issuing Bank pursuant to Section 2.1(c)(iv) and this Section 3.2(c), and the right of the Issuing Bank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and shall be made without any offset, abatement, withholding or reduction whatsoever. If any Lender is obligated to pay but does not pay amounts to the Agent for the account of the Issuing Bank in full upon such request as required by Section 2.1(c)(iv) or this Section 3.2(c), such Lender shall, on demand, pay to the Agent for the account of the Issuing Bank interest on the unpaid amount for each day during the period commencing on the date of notice given to such Lender pursuant to Section 2.1(c) until such Lender pays such amount to the Agent for the account of the Issuing Bank in full at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank.

               (iv) In the event the Lenders have purchased Participations in any Reimbursement Obligation as set forth in clause (ii) above, then at any time payment (in fully collected, immediately available funds) of such Reimbursement Obligation, in whole or in part, is received by the Issuing Bank from the Borrower, the Issuing Bank shall promptly pay to each Lender an amount equal to its Applicable Commitment Percentage of such payment from the Borrower.

     (d) Promptly following the end of each calendar quarter, the Issuing Bank shall deliver to the Agent a notice describing the aggregate undrawn amount of all Letters of Credit at the end of such quarter. Upon the request of any Lender from time to time, the Issuing Bank shall deliver to the Agent, and the Agent shall deliver to such Lender, any other information reasonably requested by such Lender with respect to each outstanding Letter of Credit.

     (e) The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Article VI, be subject to the conditions that such Letter of Credit be in such form and contain such terms as shall be reasonably satisfactory to the Issuing Bank consistent with the then current practices and procedures of the Issuing Bank with respect to similar letters of credit, and the Borrower shall have executed and delivered such other instruments and agreements relating to such Letters of Credit as the Issuing Bank shall have reasonably requested consistent with such practices and procedures and shall not be in conflict with any of the express terms herein contained. All Letters of Credit shall be issued pursuant to and subject to the Uniform Customs and Practice for Documentary Credits, 1993 revision, International Chamber of Commerce Publication No. 500 and all subsequent amendments and revisions thereto.

     (f) The Borrower agrees that the Issuing Bank may, in its sole discretion, accept or pay, as complying with the terms of any Letter of Credit, any drafts or other documents otherwise in order which may be signed or issued by an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, attorney in fact or other legal representative of a party who is authorized under such Letter of Credit to draw or issue any drafts or other documents.

     (g) Without limiting the generality of the provisions of Section 12.9, the Borrower hereby agrees to indemnify and hold harmless the Issuing Bank, each other Lender and the Agent from and against any and all claims and damages, losses, liabilities, reasonable costs and expenses which the Issuing Bank, such other Lender or the Agent may incur (or which may be claimed against the Issuing Bank, such other Lender or the Agent) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Letter of Credit; provided that the Borrower shall not be required to indemnify the Issuing Bank, any other Lender or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (i) caused by the willful misconduct or gross negligence of the party to be indemnified or (ii) caused by the failure of the Issuing Bank to pay under any Letter of Credit after the presentation to it of a request for payment strictly complying with the terms and conditions of such Letter of Credit, unless such payment is prohibited by any law, regulation, court order or decree. The indemnification and hold harmless provisions of this Section 3.2(g) shall survive repayment of the Obligations, occurrence of the Revolving Credit Termination Date and expiration or termination of this Agreement.

     (h) Without limiting the Borrower's rights as set forth in Section 3.2(g), the obligation of the Borrower to immediately reimburse the Issuing Bank for drawings made under Letters of Credit and the Issuing Bank's right to receive such payment shall be absolute, unconditional and irrevocable, and such obligations of the Borrower shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit and the related Applications and Agreement for any Letter of Credit, under all circumstances whatsoever, including the following circumstances:

               (i) any lack of validity or enforceability of the Letter of Credit, the obligation supported by the Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Related LC Documents");

               (ii) any amendment or waiver of or any consent to or departure from all or any of the Related LC Documents;

               (iii) the existence of any claim, setoff, defense (other than the defense of payment in accordance with the terms of this Agreement) or other rights which the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent, the Lenders or any other Person, whether in connection with the Loan Documents, the Related LC Documents or any unrelated transaction;

               (iv) any breach of contract or other dispute between the Borrower and any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom such beneficiary or any such transferee may be acting), the Agent, the Lenders or any other Person;

               (v) any draft, statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

               (vi) any delay, extension of time, renewal, compromise or other indulgence or modification granted or agreed to by the Agent, with or without notice to or approval by the Borrower in respect of any of Borrower's Obligations under this Agreement; or

               (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

Nothing contained in this clause (h) shall relieve the Issuing Bank of liability for its gross negligence or willful misconduct.

     3.3. Letter of Credit Facility Fees. The Borrower shall pay to the Agent,
(i) for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a fee on the aggregate amount available to be drawn on each outstanding Letter of Credit at a rate equal to the Applicable Margin, and (ii) for the Issuing Bank, 0.125% based on the aggregate amount available to be drawn on each outstanding Letter of Credit. Such fees shall be due with respect to each Letter of Credit quarterly in arrears on the last day of each March, June, September and December, the first such payment to be made on the date of issuance of a Letter of Credit. The fees described in this Section 3.3 shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

     3.4. Administrative Fees. The Borrower shall pay to the Issuing Bank such administrative fee and other fees, if any, in connection with the Letters of Credit in such amounts and at such times as the Issuing Bank and the Borrower shall agree from time to time.

                                   ARTICLE IV

                                    Security

     4.1. Security. As security for the full and timely payment and performance of all Obligations, the Loan Parties shall on or before the Closing Date do or cause to be done all things necessary in the opinion of the Agent and its counsel to grant to the Agent for the benefit of the Lenders a duly perfected first priority security interest in all Collateral subject to no prior Lien or other encumbrance or restriction on transfer (other than restrictions on transfer imposed by applicable securities laws and Liens permitted under Section
9.4 hereof).

     4.2. Further Assurances. At the request of the Agent, the Borrower will or will cause its Subsidiaries, as the case may be to execute, by its duly authorized officers, alone or with the Agent, any certificate, instrument, statement or document, or to procure any such certificate, instrument, statement or document, or to take such other action (and pay all connected costs) which the Agent reasonably deems necessary from time to time to create, continue or preserve the liens and security interests in Collateral (and the perfection and priority thereof) of the Agent contemplated hereby and by the other Loan Documents.

     4.3. Information Regarding Collateral. The Borrower represents, warrants and covenants that (i) the chief executive office of the Borrower and each other Person providing Collateral pursuant to a Security Instrument (each, a "Grantor") at the Closing Date is located at the address or addresses specified on Schedule 4.3, and (ii) Schedule 4.3 contains a true and complete list of (a) the name and address of each Grantor and of each other Person that has effected any merger or consolidation with a Grantor or contributed or transferred to a Grantor any property constituting Collateral at any time since January 1, 1992 (excluding Persons making sales in the ordinary course of their businesses to a Grantor of property constituting inventory in the hands of such seller), (b) each location of the chief executive office of each Grantor at any time since January 1, 1992, (c) each location in which goods constituting Collateral are or have been located since January 1, 1992 (together with the name of each owner of the property located at such address if not the applicable Grantor, and a summary description of the relationship between the applicable Grantor and such Person), and (d) each trade style used by any Grantor since January 1, 1992 and the purposes for which it was used. Borrower shall not change, and shall not permit any other Grantor to change, the location of its chief executive office or any location specified in clause (c) of the immediately preceding sentence, or use or permit any other Grantor to use, any additional trade style, except upon giving not less than thirty (30) days' prior written notice to the Agent and taking or causing to be taken all such action at Borrower's or such other Grantor's expense as may be reasonably requested by the Agent to perfect or maintain the perfection of the Lien of the Agent in Collateral.

                                    ARTICLE V

                             Change in Circumstances

     5.1. Increased Cost and Reduced Return. (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

          (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Rate Loans, its Note, or its obligation to make Eurodollar Rate Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Note in respect of any Eurodollar Rate Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office and franchise taxes);

          (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate and the CD
     Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Revolving Credit Commitment of such Lender hereunder; or

          (iii) shall impose on such Lender (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Eurodollar Rate Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Note with respect to any Eurodollar Rate Loans, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this Section 5.1(a), the Borrower may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender to make or Continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 5.4 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

     (b) If, after the date hereof, any Lender shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

     (c) Each Lender shall promptly notify the Borrower and the Agent of any event of which it has actual knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section shall furnish to the Borrower and the Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     5.2. Limitation on Types of Loans. If on or prior to the first day of any Interest Period for any Eurodollar Rate Loan:

          (a) the Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

          (b) the Required Lenders determine (which determination shall be conclusive) and notify the Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Rate Loans for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Loans of such Type, Continue Loans of such Type, or to Convert Loans of any other Type into Loans of such Type and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with the terms of this Agreement.

     5.3. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Rate Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make or Continue Eurodollar Rate Loans and to Convert other Types of Loans into Eurodollar Rate Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Rate Loans (in which case the provisions of Section 5.4 shall be applicable).

     5.4. Treatment of Affected Loans. If the obligation of any Lender to make a particular Type of Eurodollar Rate Loan or to Continue, or to Convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to
Section 5.1 or 5.3 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), such Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 5.3 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.1 or 5.3 hereof that gave rise to such Conversion no longer exist:

          (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

          (b) all Loans that would otherwise be made or Continued by such Lender as Loans of the Affected Type shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 5.1 or 5.3 hereof that gave rise to the Conversion of such Lender's Affected Loans pursuant to this Section 5.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Revolving Credit Commitments.

     5.5. Compensation. Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

          (a) any payment, prepayment, or Conversion of a Eurodollar Rate Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10.1) on a date other than the last day of the Interest Period for such Loan; or

          (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article VI to be satisfied) to borrow (other than by reason of the failure of a Lender or Lenders to make funds available without cause), Convert, Continue, or prepay a Eurodollar Rate Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

     Any Lender claiming compensation under this Section 5.5 shall furnish the Borrower and the Agent a statement setting forth in reasonable detail the amounts to be paid to it hereunder and the determination thereof shall be conclusive absent manifest error.

     5.6. Taxes. (a) Any and all payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Agent (as the case may be) is organized or any political subdivision thereof, except withholding taxes applicable to a Lender, (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower or the Lender shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.6) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 12.2, the original or a certified copy of a receipt evidencing payment thereof.

     (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

     (c) The Borrower agrees to indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 5.6) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

     (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

     (e) For any period with respect to which a Lender has failed to provide the Borrower and the Agent with the appropriate form pursuant to Section 5.6(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 5.6(a) or 5.6(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes at such Lender's expense.

     (f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 5.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

     (g) Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Agent evidence of such payment and the Agent shall provide a copy of such evidence to the applicable Lender.

     (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 5.6 shall survive the termination of the Revolving Credit Commitments and the payment in full of the Notes.

     5.7. Replacement Banks. The Borrower may, in its sole discretion, on ten
(10) Business Days' prior written notice to the Agent and a Lender, cause a Lender who has either (a) incurred increased costs or is unable to make Eurodollar Rate Loans, (b) failed to fund any requested Advance, (c) made any claim for taxes under Section 5.6, or (d) assigned a portion or all of its Revolving Credit Commitment and not assigned a pro rata portion of the TROL Indebtedness held by it, to (and such Lender shall) assign, pursuant to Section 12.1, all of its rights and obligations under this Agreement to an Eligible Assignee designated by the Borrower which is willing to become a Lender for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans, any accrued but unpaid fees with respect to such Lender's Revolving Credit Commitment and any other amount payable to such Lender under this Agreement; provided, however, that any expenses or other amounts which would be owing to such Lender pursuant to any indemnification provision hereof (including, if applicable, Section 5.5) shall be payable by the Borrower as if the Borrower had prepaid the Loans of such Lender rather than such Lender having assigned its interest hereunder. The Borrower or the assignee shall pay the applicable processing fee under Section 12.1.

     5.8. Lending Office. Without affecting its rights under this Article V or any other provision of this Agreement, each Lender agrees that if there is any increase in cost to or reduction in an amount receivable by such Lender with respect to which the Borrower would be obligated to compensate such Lender pursuant to this Article V, such Lender shall use reasonable efforts to elect an alternative lending office (to the extent such Lender has available to it such an office) which would not result in any such increase in any cost to or reduction in any amount receivable by such Lender; provided, however, that no Lender shall be obligated to select an alternative lending office if such Lender determines, in its sole discretion, that (i) as a result of such selection such Lender would be in violation of any applicable law, regulation, treaty, or guideline, or would incur additional costs or expenses or (ii) such selection would be inadvisable for regulatory reasons or would impose an unreasonable burden or additional costs on such Lender.


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
                                   ARTICLE VI

     Conditions to Making Loans and Issuing Letters of Credit

     6.1. Conditions of Initial Advance. The obligation of the Lenders to make the initial Advance under the Revolving Credit Facility, and of the Issuing Bank to issue any Letter of Credit, and of NationsBank to make any Swing Line Loan, is subject to the conditions precedent that:

          (a) the Agent shall have received on the Closing Date, in form and substance satisfactory to the Agent and Lenders, the following:

               (i) executed originals of each of this Agreement, the Notes, the initial Facility Guaranties, the Security Instruments, the LC Account Agreement and the other Loan Documents, together with all schedules and exhibits thereto;

               (ii) the favorable written opinion or opinions with respect to the Loan Documents and the transactions contemplated thereby of special counsel to the Loan Parties dated the Closing Date, addressed to the Agent and the Lenders and satisfactory to Smith Helms Mulliss & Moore, L.L.P., special counsel to the Agent, substantially in the form of Exhibit G;

               (iii) resolutions of the boards of directors or other appropriate governing body (or of the appropriate committee thereof) of each of the Loan Parties certified by its secretary or assistant secretary as of the Closing Date, approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution and delivery thereof;

               (iv) specimen signatures of officers of each of the Loan Parties executing the Loan Documents on behalf of such Person, certified by the secretary or assistant secretary of such Person;

               (v) the charter documents of each of the Loan Parties certified as of a recent date by the Secretary of State of its state of organization;

               (vi) the bylaws of each of the Loan Parties certified as of the Closing Date as true and correct by its secretary or assistant secretary;

               (vii) certificates issued as of a recent date by the Secretaries of State of the respective jurisdictions of formation of each of the Loan Parties as to the due existence and good standing of such Person;

               (viii) appropriate certificates of qualification to do business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of each of the Loan Parties as of a recent date by the Secretary of State or comparable official of each jurisdiction in which the failure to be qualified to do business or authorized so to conduct business could have a Material Adverse Effect;

               (ix) notice of appointment of the initial Authorized Representative(s);

               (x) certificate of an Authorized Representative dated the Closing Date demonstrating compliance with the financial covenants contained in Sections 9 .1(a) through 9.1(d) and Section 9.3 as of the most recent fiscal quarter ended, substantially in the form of Exhibit H;

               (xi)   evidence of all insurance required by the Loan Documents;

               (xii)  an initial Borrowing Notice, if any;

               (xiii) evidence that all fees payable by the Borrower on the Closing Date to the Agent, NMSI and the Lenders have been paid in full;

               (xiv) copies of all surveys, environmental assessments, appraisals, title insurance policies in the possession of the Borrower and its Subsidiaries relating to the Mortgage Properties, if any;

               (xv) certifications reasonably acceptable to the Agent to the effect that no portion of the improvements located on any of the Mortgage Properties are located within a flood hazard area;

               (xvi) such other documents, instruments, certificates and opinions as the Agent or any Lender may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby; and

          (b) In the good faith judgment of the Agent and the Lenders:

               (i) there shall not have occurred or become known to the Agent or the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Borrower and its Subsidiaries delivered to the Agent prior to the Closing Date that has had or could reasonably be expected to result in a Material Adverse Effect;

               (ii) no litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be likely to result in a Material Adverse Effect; and

               (iii) the Loan Parties shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (A) any applicable law, rule, regulation, order or decree of any Governmental Authority or arbitral authority or (B) any agreement, document or instrument to which any of the Loan Parties is a party or by which any of them or their properties is bound.

     6.2. Conditions of Revolving Loans and Letter of Credit. The obligations of the Lenders to make any Revolving Loans, and the Issuing Bank to issue Letters of Credit and NationsBank to make Swing Line Loans, hereunder on or subsequent to the Closing Date are subject to the satisfaction of the following conditions:

          (a) the Agent or, in the case of Swing Line Loans, NationsBank shall have received a Borrowing Notice if required by Article II;

          (b) the representations and warranties of the Loan Parties set forth in Article VII and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance, Swing Line Loan or Letter of Credit issuance or renewal, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in Section 7.6(a) shall be deemed to be those financial statements most recently delivered to the Agent and the Lenders pursuant to Section 8.1 from the date financial statements are delivered to the Agent and the Lenders in accordance with such Section;

          (c) in the case of the issuance of a Letter of Credit, the Borrower shall have executed and delivered to the Issuing Bank an Application and Agreement for Letter of Credit in form and content acceptable to the Issuing Bank together with such other instruments and documents as it shall request;

          (d) at the time of (and after giving effect to) each Advance, Swing Line Loan or the issuance of a Letter of Credit, no Default or Event of Default specified in Article X shall have occurred and be continuing; and

          (e) immediately after giving effect to:

               (i) a Revolving Loan, the aggregate principal balance of all outstanding Revolving Loans for each Lender shall not exceed such Lender's Revolving Credit Commitment;

               (ii) a Letter of Credit or renewal thereof, the aggregate principal balance of all outstanding Participations in Letters of Credit and Reimbursement Obligations


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

          (or in the case of the Issuing Bank, its remaining interest after deduction of all Participations in Letters of Credit and Reimbursement Obligations of other Lenders) for each Lender and in the aggregate shall not exceed, respectively, (X) such Lender's Letter of Credit Commitment or (Y) the Total Letter of Credit Commitment;

               (iii) a Swing Line Loan, the Swing Line Outstandings shall not exceed $5,000,000; and

               (iv) a Revolving Loan, Swing Line Loan or a Letter of Credit or renewal thereof, the sum of Letter of Credit Outstandings plus Revolving Credit Outstandings plus Swing Line Outstandings shall not exceed the Total Revolving Credit Commitment.

                                   ARTICLE VII

                         Representations and Warranties

     The Borrower represents and warrants with respect to itself and to its Subsidiaries (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans), that:

     7.1. Organization and Authority.

          (a) The Borrower and each Subsidiary is a corporation or partnership duly organized and validly existing under the laws of the jurisdiction of its formation;

          (b) The Borrower and each Subsidiary (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (y) is qualified to do business in every jurisdiction in which failure so to qualify would have a Material Adverse Effect;

          (c) The Borrower has the power and authority to execute, deliver and perform this Agreement and the Notes, and to borrow hereunder, and to execute, deliver and perform each of the other Loan Documents to which it is a party;

          (d) Each Guarantor has the power and authority to execute, deliver and perform the Facility Guaranty and each of the other Loan Documents to which it is a party; and

          (e) When executed and delivered, each of the Loan Documents to which any Loan Party is a party will be the legal, valid and binding obligation or agreement of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity);

     7.2. Loan Documents. The execution, delivery and performance by each Loan Party of each of the Loan Documents to which it is a party:

          (a) have been duly authorized by all requisite corporate action (including any required shareholder or partner approval) of such Loan Party required for the lawful execution, delivery and performance thereof;

          (b) do not violate any provisions of (i) applicable law, rule or regulation, (ii) any judgment, writ, order, determination, decree or arbitral award of any Governmental Authority or arbitral authority binding on such Loan Party or its properties, or (iii) the charter documents, partnership agreement or bylaws of such Loan Party;

          (c) does not and will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time or both, would constitute an event of default, under any contract, indenture, agreement or other instrument or document to which such Loan Party is a party, or by which the properties or assets of such Loan Party are bound; and

          (d) does not and will not result in the creation or imposition of any Lien upon any of the properties or assets of such Loan Party or any Subsidiary;

     7.3. Solvency. Each Loan Party is Solvent after giving effect to the transactions contemplated by the Loan Documents;

     7.4. Subsidiaries and Stockholders. The Borrower has no Subsidiaries other than those Persons listed as Subsidiaries in Schedule 7.4 and additional Subsidiaries created or acquired after the Closing Date in compliance with
Section 8.19; Schedule 7.4 states as of the date hereof the organizational form of each entity, the authorized and issued capitalization of each Subsidiary listed thereon, the number of shares or other equity interests of each class of capital stock or interest issued and outstanding of each such Subsidiary and the number and/or percentage of outstanding shares or other equity interest (including options, warrants and other rights to acquire any interest) of each such class of capital stock or other equity interest owned by Borrower or by any such Subsidiary; the outstanding shares or other equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and Borrower and each such Subsidiary owns beneficially and of record all the shares and other interests it is listed as owning in Schedule 7.4, free and clear of any Lien;

     7.5. Ownership Interests. Borrower owns no interest in any Person other than the Persons listed in Schedule 7.4, equity investments in Persons not constituting Subsidiaries permitted under Section 9.7 and additional Subsidiaries created or acquired after the Closing Date in compliance with
Section 8.19;


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

     7.6 Financial Condition.

          (a) The Borrower has heretofore furnished to each Lender an audited consolidated balance sheet of the Borrower and its Subsidiaries as at December 29, 1996 and the notes thereto and the related consolidated statements of income, stockholders' equity and cash flows for the Fiscal Year then ended as examined and certified by Arthur Andersen LLP, and unaudited consolidated interim financial statements of the Borrower and its Subsidiaries consisting of a consolidated balance sheet and related consolidated statements of income and cash flows, in each case without notes, for and as of the end of the nine month period ending September 28, 1997. Except as set forth therein, such financial statements (including the notes thereto) present fairly the financial condition of the Borrower and its Subsidiaries as of the end of such Fiscal Year and the nine month period and results of their operations and the changes in its stockholders' equity for the Fiscal Year and interim period then ended, all in conformity with GAAP applied on a Consistent Basis, subject however, in the case of unaudited interim statements to year end audit adjustments;

          (b) since December 29, 1996 there has been no material adverse change in the condition, financial or otherwise, of the Borrower or any of its Subsidiaries or in the businesses, properties, performance, prospects or operations of the Borrower or its Subsidiaries, nor have such businesses or properties been materially adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo or act of God; and

          (c) except as set forth in the financial statements referred to in
     Section 7.6(a) or in Schedule 7.6 or permitted by Section 9.5, neither Borrower nor any Subsidiary has incurred, other than in the ordinary course of business, any material Indebtedness, Contingent Obligation or other commitment or liability which remains outstanding or unsatisfied;

     7.7. Title to Properties. The Borrower and each of its Subsidiaries has title to all its real and personal properties, subject to no transfer restrictions or Liens of any kind, except for the transfer restrictions and Liens described in Schedule 7.7 and Liens permitted by Section 9.4;

     7.8. Taxes. The Borrower and each of its Subsidiaries has filed or caused to be filed all federal, state and local tax returns which are required to be filed by it and, except for taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which reserves reflected in the financial statements described in Section 7.6(a) and satisfactory to the Borrower's independent certified public accountants have been established, have paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due;

     7.9. Other Agreements. No Loan Party nor any Subsidiary is

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

          (a) a party to or subject to any judgment, order, decree, agreement, lease or instrument, or subject to other restrictions, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; or

          (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Borrower or any Subsidiary is a party, which default has, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect;

     7.10. Litigation. Except as set forth in Schedule 7.10, there is no action, suit, investigation or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the best knowledge of the Borrower, threatened by or against the Borrower or any Subsidiary or affecting the Borrower or any Subsidiary or any properties or rights of the Borrower or any Subsidiary, which could reasonably be expected to have a Material Adverse Effect;

     7.11. Margin Stock. The proceeds of the borrowings made hereunder will be used by the Borrower only for the purposes expressly authorized herein. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulation X (12 C.F.R. Part 224) of the Board. Neither the Borrower nor any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof;

     7.12. Investment Company. No Loan Party is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. ss. 80a-1, et seq.). The application of the proceeds of the Loans and repayment thereof by the Borrower and the performance by the Loan Parties of the transactions contemplated by the Loan Documents will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof;

     7.13. Patents, Etc. The Borrower and each Subsidiary owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary to or used in the conduct of its businesses as now conducted and as contemplated by the Loan Documents, in all cases without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, other proprietary right of any other Person, which conflict is reasonably likely to have a Material Adverse Effect;

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

     7.14. No Untrue Statement. Neither (a) this Agreement nor any other Loan Document or certificate or document executed and delivered by or on behalf of the Borrower or any Subsidiary in accordance with or pursuant to any Loan Document nor (b) any statement, representation, or warranty provided to the Agent in connection with the negotiation or preparation of the Loan Documents contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such warranty, representation or statement contained therein not misleading;

     7.15. No Consents, Etc. Neither the respective businesses or properties of the Loan Parties or any Subsidiary, nor any relationship among the Loan Parties or any Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person on the part of any Loan Party or any Subsidiary as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by the Loan Documents, which, if not obtained or effected, would be reasonably likely to have a Material Adverse Effect, or if so, such consent, approval, authorization, filing, registration or qualification has been duly obtained or effected, as the case may be;

     7.16. Employee Benefit Plans.

          (a) The Borrower and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder and in compliance with all Foreign Benefit Laws with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No material liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

          (b) Neither the Borrower nor any ERISA Affiliate has (i) engaged in a nonexempt prohibited transaction described in Section 4975 of the Code or
     Section 406 of ERISA affecting any of the Employee Benefit Plans or the trusts created thereunder which could subject any such Employee Benefit Plan or trust to a material tax or penalty on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA, (ii) incurred any accumulated funding deficiency with respect to any Employee Benefit Plan, whether or not waived, or any other material liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, or (iv) failed to make a required installment or other required payment


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

     under Section 412 of the Code, Section 302 of ERISA or the terms of such Employee Benefit Plan;

          (c) No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan, and neither the Borrower nor any ERISA Affiliate has incurred any unpaid withdrawal liability with respect to any Multiemployer Plan;

          (d) The present value of all vested accrued benefits under each Employee Benefit Plan which is subject to Title IV of ERISA, did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such Employee Benefit Plan allocable to such benefits;

          (e) To the best of the Borrower's knowledge, each Employee Benefit Plan subject to Title IV of ERISA, maintained by the Borrower or any ERISA Affiliate, has been adminis tered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA and other applicable laws, regulations and rules;

          (f) The consummation of the Loans and the issuance of the Letters of Credit provided for herein will not involve any prohibited transaction under ERISA which is not subject to a statutory or administrative exemption; and

          (g) No material proceeding, claim, lawsuit and/or investigation exists or, to the best knowledge of the Borrower after due inquiry, is threatened concerning or involving any Employee Benefit Plan or Foreign Benefit Laws;

     7.17. No Default. As of the date hereof, there does not exist any Default or Event of Default hereunder;

     7.18. Hazardous Materials. The Borrower and each Subsidiary is in compliance with all applicable Environmental Laws in all material respects. Neither the Borrower nor any Subsidiary has been notified of any action, suit, proceeding or investigation which, and neither the Borrower nor any Subsidiary is aware of any facts which, (i) calls into question, or could reasonably be expected to call into question, compliance by the Borrower or any Subsidiary with any Environmental Laws, (ii) which seeks, or could reasonably be expected to form the basis of a meritorious proceeding, to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Material, or (iii) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any property of the Borrower or any Subsidiary to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Law;

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

     7.19. Employment Matters. (a) Except as set forth in Schedule 7.19, none of the employees of the Borrower or any Subsidiary is subject to any collective bargaining agreement and there are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal opportunity proceedings, or other material labor/employee related controversies or proceedings pending or, to the best knowledge of the Borrower, threatened against the Borrower or any Subsidiary or between the Borrower or any Subsidiary and any of its employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

     (b) Except to the extent a failure to maintain compliance would not have a Material Adverse Effect, the Borrower and each Subsidiary is in compliance in all material respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational safety and taxation and there is neither pending or, to the knowledge of the Borrower, threatened any litigation, administrative proceeding nor, to the knowledge of the Borrower, any investigation, in respect of such matters which, if decided adversely, could reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect; and

     7.20. RICO. Neither the Borrower nor any Subsidiary is engaged in or has engaged in any course of conduct that could subject any of their respective properties to any Lien, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws.


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

                                  ARTICLE VIII

                             Affirmative Covenants

         Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and where applicable will cause each Subsidiary to:

         8.1. Financial Reports, Etc. (a) As soon as practical and in any event within 90 days after the end of each Fiscal Year of the Borrower, deliver or cause to be delivered to the Agent and each Lender (i) a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Year, and the notes thereto, and the related consolidated statements of income, stockholders' equity and cash flows, and the respective notes thereto, for such Fiscal Year, setting forth comparative financial statements for the preceding Fiscal Year, all prepared in accordance with GAAP applied on a Consistent Basis and containing opinions of Arthur Andersen LLP, or other such independent certified public accountants selected by the Borrower and approved by the Agent, which are unqualified as to the scope of the audit performed and as to the "going concern" status of the Borrower and its Subsidiaries and without any exception not acceptable to the Lenders, and (ii) a certificate of an Authorized Representative demonstrating compliance with Sections 9.1(a) through 8.1(d) and 8.3, which certificate shall be in the form of Exhibit H;

         (b) as soon as practical and in any event within 45 days after the end of each fiscal quarter (except the last fiscal quarter of the Fiscal Year), deliver to the Agent and each Lender (i) a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income and cash flows for such fiscal quarter and for the period from the beginning of the then current Fiscal Year through the end of such reporting period, and accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of the Borrower and its Subsidiaries as of the end of such fiscal period and the results of their operations and the changes in their financial position for such fiscal period, in conformity with the standards set forth in Section 7.6(a) with respect to interim financial statements, and (ii) a certificate of an Authorized Representative containing computations for such quarter comparable to that required pursuant to Section 8.1(a)(ii);

         (c) together with each delivery of the financial statements required by Section 8.1(a)(i), deliver to the Agent and each Lender a letter from the Borrower's accountants specified in Section 8.1(a)(i) stating that in performing the audit necessary to render an opinion on the financial statements delivered under Section 8.1(a)(i), they obtained no knowledge of any Default or Event of Default by the Borrower in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial matters (which at the date of such statement remains uncured); or if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;

         (d) promptly upon their becoming available to the Borrower, the Borrower shall deliver to the Agent and each Lender a copy of (i) all regular or special reports or effective registration statements which Borrower or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) any proxy statement distributed by the Borrower or any Subsidiary to its shareholders, bondholders or the financial community in general, and (iii) any management letter or other report submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit of the Borrower or any Subsidiary; and

         (e) not later than the last Business Day of each Fiscal Year, deliver to the Agent and each Lender a consolidated operating budget for the Borrower and its Subsidiaries for the next Fiscal Year, prepared in accordance with GAAP applied on a Consistent Basis;

         (f) promptly, from time to time, deliver or cause to be delivered to the Agent and each Lender such other information regarding Borrower's and any Subsidiary's operations, business affairs and financial condition as the Agent or such Lender may reasonably request;

         The Agent and the Lenders are hereby authorized to deliver a copy of any such financial or other information delivered hereunder to the Lenders (or any affiliate of any Lender) or to the Agent, to any Governmental Authority having jurisdiction over the Agent or any of the Lenders pursuant to any written request therefor or in the ordinary course of examination of loan files, or to any other Person who shall acquire or consider the assignment of, or acquisition of any participation interest in, any Obligation permitted by this Agreement;

         8.2. Maintain Properties. Maintain all properties necessary to its operations in good working order and condition, ordinary wear and tear excepted, make all needed repairs, replacements and renewals to such properties, and maintain free from Liens all trademarks, trade names, patents, copyrights, trade secrets, know-how, and other intellectual property and proprietary information (or adequate licenses thereto), in each case as are reasonably necessary to conduct its business as currently conducted or as contemplated hereby, all in accordance with customary and prudent business practices, except where such failure could not be reasonably expected to have a Material Adverse Effect;

         8.3. Existence, Qualification, Etc. Except as otherwise expressly permitted under Section 9.8, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, and, except to the extent conveyed in connection with a transaction permitted under Section 9.6 hereof, maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary;

         8.4. Regulations and Taxes. Comply in all material respects with or contest in good faith all statutes and governmental regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, would become a Lien against any of its properties except liabilities being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves acceptable to the Borrower's independent certified public accountants have been established unless and until any Lien resulting therefrom attaches to any of its property and becomes enforceable against its creditors;

         8.5. Insurance. (a) Keep all of its insurable properties adequately insured at all times with responsible insurance carriers against loss or damage by fire and other hazards, (b) maintain general public liability insurance at all times with responsible insurance carriers against liability on account of damage to persons and property and (c) maintain insurance under all applicable workers' compensation laws (or in the alternative, maintain required reserves if self-insured for workers' compensation purposes) and against loss by reason of business interruption such policies of insurance to have such limits, deductibles, exclusions, co-insurance and other provisions providing no less coverages than that specified in Schedule 8.5. Each of the policies of insurance described in this Section 8.5 shall provide that the insurer shall give the Agent not less than thirty (30) days' prior written notice before any such policy shall be terminated, lapse or be altered in any manner;

         8.6. True Books. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements;

         8.7. Right of Inspection. Permit any Person designated by the Agent, at the Agent's expense, to visit and inspect any of the properties, corporate books and financial reports of the Borrower or any Subsidiary and to discuss its affairs, finances and accounts with its principal officers and independent certified public accountants, all at reasonable times, at reasonable intervals and with reasonable prior notice and permit any Lender to discuss the Borrower's affairs, finances and accounts with its principal officers all at reasonable times, at reasonable intervals and with reasonable prior notice;

         8.8. Observe all Laws. Conform to and duly observe in all material respects all laws, rules and regulations and all other valid requirements of any Governmental Authority with respect to the conduct of its business;

         8.9. Governmental Licenses. Obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and as contemplated by the Loan Documents;

         8.10. Covenants Extending to Other Persons. Cause each of its Subsidiaries to do with respect to itself, its business and its assets, each of the things required of the Borrower in Sections 8.2 through 8.9, and 8.18 inclusive;

         8.11. Officer's Knowledge of Default. Upon any officer of the Borrower obtaining knowledge of any Default or Event of Default hereunder or under any other obligation of the Borrower or any Subsidiary to any Lender, or any event, development or occurrence which could reasonably be expected to have a Material Adverse Effect, cause such officer or an Authorized Representative to promptly notify the Agent of the nature thereof, the period of existence thereof, and what action the Borrower or such Subsidiary proposes to take with respect thereto;

         8.12. Suits or Other Proceedings. Upon any officer of the Borrower obtaining knowledge of any litigation or other proceedings being instituted against the Borrower or any Subsidiary or any attachment, levy, execution or other process being instituted against any assets of the Borrower or any Subsidiary making a claim or claims which is likely to result in damages in an aggregate amount greater than $1,000,000 not otherwise covered by insurance, promptly deliver to the Agent written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process;

         8.13. Notice of Discharge of Hazardous Material or Environmental Complaint. Promptly provide to the Agent true, accurate and complete copies of any and all notices, complaints, orders, directives, claims, or citations received by the Borrower or any Subsidiary relating to any (a) violation or alleged violation by the Borrower or any Subsidiary of any applicable Environmental Law; (b) release or threatened release by the Borrower or any Subsidiary, or at any facility or property owned or leased or operated by the Borrower or any Subsidiary, of any Hazardous Material, except where occurring legally; or (c) liability or alleged liability of the Borrower or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials;

         8.14. Environmental Compliance. If the Borrower or any Subsidiary shall receive any letter, notice, complaint, order, directive, claim or citation alleging that the Borrower or and Subsidiary has violated any Environmental Law or is liable for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, the Borrower shall, within the time period permitted by the applicable Environmental Law or the Governmental Authority responsible for enforcing such Environmental Law, either (i) remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation or release or satisfy such liability or (ii) contest in good faith such violation so long as no remedial action shall be required to be taken during the period of such contest;

         8.15. Indemnification. Without limiting the generality of Section 12.9, the Borrower hereby agrees to indemnify and hold the Agent, the Lenders and NMSI, and their respective officers, directors, employees and agents, harmless from and against any and all claims, losses, penalties, liabilities, damages and expenses (including assessment and cleanup costs and reasonable attorneys' fees and disbursements) arising directly or indirectly from, out of or by reason of (a) the violation of any Environmental Law by the Borrower or any Subsidiary or with respect to any property owned, operated or leased by the Borrower or any Subsidiary or (b) the handling, storage, treatment, emission or disposal of any Hazardous Materials by or on behalf of the Borrower or any Subsidiary or on or with respect to property owned or leased or operated by the Borrower or any Subsidiary. The provisions of this Section 8.15 shall survive the Facility Termination Date and expiration or termination of this Agreement;

         8.16. Further Assurances. At the Borrower's cost and expense, upon request of the Agent, duly execute and deliver or cause to be duly executed and delivered, to the Agent such further instruments, documents, certificates, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents;

         8.17.   Employee Benefit Plans.

         (a)     With reasonable promptness, and in any event within thirty
(30) days thereof, give notice to the Agent of (a) the establishment of any new Pension Plan (which notice shall include a copy of such plan), (b) the commencement of contributions to any Employee Benefit Plan to which the Borrower or any of its ERISA Affiliates was not previously contributing, (c) any material increase in the benefits of any existing Employee Benefit Plan,
(d) each funding waiver request filed with respect to any Employee Benefit Plan and all communications received or sent by the Borrower or any ERISA Affiliate with respect to such request and (e) the failure of the Borrower or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code by the due date;

         (b) Promptly and in any event within fifteen (15) days of becoming aware of the occurrence or forthcoming occurrence of any (a) Termination Event or (b) nonexempt "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, deliver to the Agent a notice specifying the nature thereof, what action the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and

         (c)     With reasonable promptness but in any event within fifteen
(15) days for purposes of clauses (a), (b) and (c), deliver to the Agent copies of (a) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code, (b) all notices received by the Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (c) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any ERISA Affiliate with the Internal Revenue Service with respect to each Pension Plan and (d) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA. The Borrower will notify the Agent in writing within five (5) Business Days of the Borrower or any ERISA Affiliate obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA;

         8.18. Continued Operations. Continue at all times to conduct its business and engage principally in the same or complementary line or lines of business substantially as heretofore conducted;

         8.19. Additional Support Documents. The Borrower will cause (i) every Material Subsidiary, whether on the Closing Date or thereafter, to execute and deliver, as promptly as practicable but in any event within 30 days after the creation or Acquisition of any such Subsidiary, or such Subsidiary becoming a Material Subsidiary, (a) in the case of a Material Subsidiary that is a Domestic Subsidiary a Guaranty of such Subsidiary and a Security Agreement and (b) in the case of a Material Subsidiary that is a Direct Foreign Subsidiary 65% of the issued and outstanding capital stock of such Subsidiary together with stock powers (to the extent certificates exist) executed in blank and a Pledge Agreement covering such stock duly executed by the owner of such stock, (ii) to be delivered to the Agent an opinion of counsel to the Material Subsidiary dated as of the date of delivery of the Facility Guaranty and Security Agreement or Pledged Stock addressed to the Agent and the Lenders, in form and substance reasonably acceptable to the Agent (which opinion may include assumptions and qualifications of similar effect to those contained in the opinions of counsel delivered pursuant to Section 6.1(a) and such others that are appropriate at the time such opinion is to be given, to the effect) that:

                          (A) such Material Subsidiary is duly organized, validly existing and in good standing in the jurisdiction of its formation, has the requisite power and authority to own its properties and conduct its business as then owned and then conducted and proposed to be conducted, and is duly qualified to transact business and is in good standing as a foreign corporation or partnership in each other jurisdiction in which the character of the properties owned or leased, or the business carried on by it, requires such qualification and the failure to be so qualified would reasonably be likely to result in a Material Adverse Effect;

                          (B) the execution, delivery and performance of the Facility Guaranty and Security Agreement or Pledge Agreement, as the case may be, described in this Section 8.19 to which such Material Subsidiary, Borrower or Domestic Subsidiary is a signatory have been duly authorized by all requisite corporate or partnership action (including any required shareholder or partner approval), such agreements or agreement have or has been duly executed and delivered and constitute(s) the valid and binding agreement or agreements of such Material Subsidiary, Borrower or Domestic Subsidiary, enforceable against such Material Subsidiary, Borrower or Domestic Subsidiary in accordance with their or its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity); and

(iii) current copies of the charter documents, including partnership agreements and certificate of limited partnership, if applicable, and bylaws of such Material Subsidiary, minutes of duly called






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

and conducted meetings (or duly effected consent actions) of the Board of Directors, partners, or appropriate committees thereof (and, if required by such charter documents, bylaws or by applicable law, of the shareholders) of such Material Subsidiary authorizing the actions and the execution and delivery of documents described in this Section 8.19.

                                   ARTICLE IX

                               Negative Covenants

         Until the Obligations have been paid and satisfied in full, no Letters of Credit remain outstanding and this Agreement has been terminated in accordance with the terms hereof, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, nor will it permit any Subsidiary to:

         9.1.    Financial Covenants.

                 (a) Consolidated Net Worth. Permit Consolidated Net Worth to be less than (i) $82,000,000 at September 29, 1997 and (ii) as at the last day of each succeeding fiscal quarter of the Borrower and until (but excluding) the last day of the next following fiscal quarter of the Borrower, the sum of (A) the amount of Consolidated Net Worth required to be maintained pursuant to this Section 9.1(a) as at the end of the immediately preceding fiscal quarter, plus (B) 75% of Consolidated Net Income (with no reduction for net losses during any period) for the fiscal quarter of the Borrower ending on such day (including within "Consolidated Net Income" certain items otherwise excluded, as provided for in the definition of "Consolidated Net Income") plus
(c) 100% of the net proceeds of the issuance of any capital stock of the Borrower.

                 (b) Annualized Consolidated Senior Leverage Ratio. Permit at any time (i) prior to the earlier to occur of the REIT Event or Fiscal Year end 1998 the Annualized Consolidated Senior Leverage Ratio to be greater than 6.00 to 1.00, and (ii) thereafter to be greater than that set forth below opposite the periods set forth below:

                                                            Annualized Consolidated Senior
                 Period Ending                                    Leverage Ratio
                 -------------                              ------------------------------
         The Earlier of Fourth Quarter of
           Fiscal Year 1998 or the REIT Event                       5.00 to 1.00
         Second Quarter of Fiscal Year 1999                         4.50 to 1.00
         Third Quarter Fiscal Year 1999
           through First Quarter of Fiscal
           Year 2000                                                4.00 to 1.00
         Second Quarter Fiscal Year 2000
           and Thereafter                                           3.50 to 1.00

                 (c) Adjusted Consolidated Leverage Ratio. Permit at any time during the periods ending set forth below the Adjusted Consolidated Leverage Ratio to be greater than that set forth opposite such period:

                                                            Annualized Consolidated Leverage
                    Periods                                              Ratio
                 -------------                              ------------------------------
         Closing Date through Second
            Quarter of Fiscal year 1998                             8.00 to 1.00
         Third Quarter of Fiscal Year
            1998 through Third Quarter of
            Fiscal Year 1999                                        7.00 to 1.00
         Fourth Quarter of Fiscal Year
            1999 through First Quarter of
            Fiscal Year 2000                                        6.00 to 1.00
         Thereafter                                                 5.50 to 1.00

                 (d) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any Four-Quarter Period to be less than 1.50 to 1.00.

         9.2. Acquisitions. Enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, unless (i) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition and the line or lines of business of the Person to be acquired are substantially the same as one or more line or lines of business conducted by the Borrower and its Subsidiaries, (ii) no Default or Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition,
(iii) the Cost of an Acquisition does not exceed 15% of Consolidated Net Worth,
(iv) the Borrower shall have furnished to the Agent (A) pro forma historical financial statements as of the end of the most recently completed Fiscal Year of the Borrower and most recent interim fiscal quarter, if applicable, giving effect to such Acquisition and (B) a certificate in the form of Exhibit H prepared on a historical pro forma basis giving effect to such Acquisition, which certificate shall demonstrate that no Default or Event of Default would exist immediately after giving effect thereto, (v) the Person acquired shall be a wholly-owned Subsidiary, or be merged into the Borrower or a wholly-owned Subsidiary, immediately upon consummation of the Acquisition (or if assets are being acquired, the acquiror shall be the Borrower or a wholly-owned Subsidiary), and (vi) if the Cost of Acquisition shall exceed 15% of Consolidated Net Worth, the Required Lenders shall consent to such Acquisition in their discretion;

         9.3. Capital Expenditures. Make Capital Expenditures, which exceed in the aggregate in any Fiscal Year of the Borrower described below (on a limited cumulative basis, with the effect that amounts not expended in the Fiscal Year set forth below may be carried forward to the next Fiscal Year), the amount set forth opposite each such period:



                                                   Capital Expenditures
         Fiscal Year Ending:                       Not to Exceed:
         -------------------                       -------------
         January 2, 1999                           $300,000,000

         January 1, 2000                           $415,000,000

         Each Fiscal Year
         ending on or after
         December 31, 2000                         $350,000,000

         9.4. Liens. Incur, create or permit to exist any Lien, charge or other encumbrance of any nature whatsoever with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary, other than

                 (a) Liens existing as of the date hereof and as set forth in Schedule 7.7;

                 (b) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP.

                 (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business and in existence less than 90 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP.

                 (d) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

                 (e) easements (including reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the Borrower or any Subsidiary and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or any Subsidiary; and

                 (f) Liens on assets of a Special Purpose Subsidiary securing Non-Recourse Indebtedness;

         9.5. Indebtedness. Incur, create, assume or permit to exist any Indebtedness of the Borrower, howsoever evidenced, except:

                 (a) Indebtedness existing as of the Closing Date as set forth in Schedule 7.6; provided, none of the instruments and agreements evidencing or governing such Indebtedness shall be amended, modified or supplemented after the Closing Date to change any terms of subordination, repayment or rights of conversion, put, exchange or other rights from such terms and rights as in effect on the Closing Date;

                 (b) Indebtedness owing to the Agent or any Lender in connection with this Agreement, any Note or other Loan Document;

                 (c) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                 (d)      up to $175,000,000 of Subordinated Indebtedness;

                 (e) additional unsecured Indebtedness for Money Borrowed not otherwise covered by clauses (a) through (c) above, provided that the aggregate outstanding principal amount of all such other Indebtedness permitted under this clause (d) shall in no event exceed $10,000,000 at any time;

                 (f)      TROL Indebtedness; and

                 (g)      Non-Recourse Indebtedness;

         9.6. Transfer of Assets. Sell, lease, transfer or otherwise dispose of any assets of Borrower or any Subsidiary other than (a) dispositions of assets in the ordinary course of business, (b) dispositions of property that is substantially worn, damaged, obsolete or, in the judgment of the Borrower, no longer best used or useful in its business or that of any Subsidiary, (c) transfers of assets necessary to give effect to merger or consolidation transactions permitted by Section 9.8, (d) the disposition of Eligible Securities in the ordinary course of management of the investment portfolio of the Borrower and its Subsidiaries, (e) the transfer of assets other than pursuant to a REIT Event to any Person during any Fiscal Year which assets have a net book value not exceeding five percent (5%) of Consolidated Total Assets so long as Borrower or its Subsidiary shall be paid not less than the net book value of such asset in cash and (f) the transfer of real property and improvements, including the Mortgage Property, for not less than book value pursuant to a REIT Event (provided that upon any such transfer, the Agent shall, upon the Borrower's request and at the Borrower's expense, execute and deliver any documents (including any appropriate releases of or amendments to financing statements) necessary to release the lien of the Agent on such property);

         9.7. Investments. Purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities, or make or permit to exist any interest whatsoever in any other Person or permit to exist any loans or advances to any Person, except that Borrower may maintain investments or invest in:

                 (a) of any Person acquired in an Acquisition permitted hereunder;

                 (b)      Eligible Securities;

                 (c) investments existing as of the date hereof and as set forth in Schedule 7.4;

                 (d) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss;

                 (e) investments in Domestic Subsidiaries which are Guarantors or Direct Foreign Subsidiaries who have complied with
         Section 8.19; and

                 (f) other investments, loans or advances (including, without limitation, loans or advances in or to Special Purpose Subsidiaries) not exceeding in the aggregate at any time 8% of Consolidated Total Assets;

         9.8. Merger or Consolidation. (a) Consolidate with or merge into any other Person, or (b) permit any other Person to merge into it, or (c) liquidate, wind-up or dissolve or sell, transfer or lease or otherwise dispose of all or a substantial part of its assets (other than sales permitted under Section 7.6); provided, however, (i) any Subsidiary of the Borrower may merge or transfer all or substantially all of its assets into or consolidate with the Borrower or any wholly-owned Subsidiary of the Borrower, and (ii) any other Person may merge into or consolidate with the Borrower or any wholly-owned Subsidiary and any Subsidiary may merge into or consolidate with any other Person in order to consummate an Acquisition permitted by Section 9.2, provided further, that any resulting or surviving entity shall execute and deliver such agreements and other documents, including a Facility Guaranty and Security Instruments, and take such other action as the Agent may require to evidence or confirm its express assumption of the obligations and liabilities of its predecessor entities under the Loan Documents;

         9.9. Restricted Payments. Make any Restricted Payment or apply or set apart any of their assets therefor or agree to do any of the foregoing;

         9.10. Transactions with Affiliates. Other than transactions permitted under Sections 9.7 and 9.8, and transactions with Subsidiaries enter into any transaction after the Closing Date, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, or the rendering of any service, with any Affiliate of the Borrower, except (a) that such Persons may render services to the Borrower or its Subsidiaries for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services, (b) that the Borrower or any Subsidiary may render services to such Persons for compensation at the same rates generally charged by the Borrower or such Subsidiary and (c) in either case in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's (or any Subsidiary's) business consistent with past practice of the Borrower and its Subsidiaries and upon fair and reasonable terms no less favorable to the Borrower (or any Subsidiary) than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate;

         9.11. Compliance with ERISA. With respect to any Pension Plan, Employee Benefit Plan or Multiemployer Plan:

                 (a) permit the occurrence of any Termination Event which would result in a liability on the part of the Borrower or any ERISA Affiliate to the PBGC; or

                 (b) permit the present value of all benefit liabilities under all Pension Plans to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities; or

                 (c) permit any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived; or

                 (d) fail to make any contribution or payment to any Multiemployer Plan which the Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

                 (e) engage, or permit any Borrower or any ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Sections 4975 of the Code for which a civil penalty pursuant to
         Section 502(I) of ERISA or a tax pursuant to Section 4975 of the Code may be imposed; or

                 (f) permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to the Borrower or any ERISA Affiliate or increase the obligation of the Borrower or any ERISA Affiliate to a Multiemployer Plan; or

                 (g) fail, or permit the Borrower or any ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code, all applicable Foreign Benefit Laws and all other applicable laws and the regulations and interpretations thereof;

         9.12. Fiscal Year. Change its Fiscal Year other than to a calendar year;

         9.13. Dissolution, etc. Wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except in connection with a merger or consolidation permitted pursuant to Section 9.8;

         9.14. Limitations on Sales and Leasebacks. Except to the extent permitted under Section 9.6(e), enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property, whether now owned or hereafter acquired in a related transaction or series of related transactions, which has been or is to be sold or transferred by the Borrower or any Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any Subsidiary;

         9.15. Change in Control. Cause, suffer or permit to exist or occur any Change of Control;

         9.16. Negative Pledge Clauses. Enter into or cause, suffer or permit to exist any agreement with any Person other than the Agent and the Lenders pursuant to this Agreement or any other Loan Documents which prohibits or limits the ability of any of the Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, provided that the Borrower and any Subsidiary may enter into such an agreement in connection with property acquired with the proceeds of purchase money Indebtedness permitted hereunder;

         9.17. Prepayments, Etc. of Indebtedness. (a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness; or

         (b) amend, modify or change in any manner any term or condition of any Indebtedness described in Section 9.5(a) or any lease so that the terms and conditions thereof are less favorable to the Agent and the Lenders than the terms of such Indebtedness or leases as of the Closing Date;

         9.18. Rate Hedging Obligations. Incur any Rate Hedging Obligations or enter into any agreements, arrangements, devices or instruments relating to Rate Hedging Obligations, except for Swap Agreements.






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

                                   ARTICLE X

                       Events of Default and Acceleration

         10.1. Events of Default. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), that is to say:

                 (a) if default shall be made in the due and punctual payment of the principal of any Loan, Reimbursement Obligation or other Obligation, when and as the same shall be due and payable whether pursuant to any provision of Article II or Article III, at maturity, by acceleration or otherwise and; or

                 (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan, Reimbursement Obligation or other Obligation or of any fees or other amounts payable to any of the Lenders or the Agent on the date on which the same shall be due and payable and such default shall continue for three (3) or more days; or

                 (c) if default shall be made in the performance or observance of any covenant set forth in Section 8.7, 8.11, 8.12, 8.19 or Article IX (other than Section 9.4 and 9.11;

                 (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement or the Notes (other than as described in clauses (a), (b) or (c) above) and such default shall continue for thirty (30) or more days after the earlier of receipt of notice of such default by the Authorized Representative from the Agent or an Authorized Representative of the Borrower becomes aware of such default, or if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the other Loan Documents (beyond any applicable grace period, if any, contained therein) or in any instrument or document evidencing or creating any obligation, guaranty, or Lien in favor of the Agent or any of the Lenders or delivered to the Agent or any of the Lenders in connection with or pursuant to this Agreement or any of the Obligations, or if any Loan Document ceases to be in full force and effect (other than by reason of any action by the Agent or any Lender), or if without the written consent of the Lenders, this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than in accordance with its terms in the absence of default or by reason of any action by the Lenders or the Agent); or

                 (e) if there shall occur (i) a default, which is not waived, in the payment of any principal, interest, premium or other amount with respect to any Indebtedness or Rate Hedging Obligation (other than the Loans and other Obligations) of the Borrower or any






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

         Subsidiary in an amount not less than $1,000,000 in the aggregate outstanding, or (ii) a default, which is not waived, in the performance, observance or fulfillment of any term or covenant contained in any agreement or instrument under or pursuant to which any such Indebtedness or Rate Hedging Obligation referred to in clause
         (i) may have been issued, created, assumed, guaranteed or secured by the Borrower or any Subsidiary, or (iii) any other event of default as specified in any agreement or instrument under or pursuant to which any such Indebtedness or Rate Hedging Obligation may have been issued, created, assumed, guaranteed or secured by the Borrower or any Subsidiary, and any such default or event of default specified in clauses (i), (ii) or (iii) shall continue for more than the period of grace, if any, therein specified, or such default or event of default shall permit the holder of any such Indebtedness (or any agent or trustee acting on behalf of one or more holders) to accelerate the maturity thereof; or

                 (f) if any representation, warranty or other statement of fact contained in any Loan Document or in any writing, certificate, report or statement at any time furnished to the Agent or any Lender by or on behalf of the Borrower pursuant to or in connection with any Loan Document, or otherwise, shall be false or misleading in any material respect when given; or

                 (g) if the Borrower or any Subsidiary shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

                 (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Borrower or any Subsidiary or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against the Borrower or any Subsidiary seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower or any Subsidiary or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against the Borrower or any Subsidiary any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of sixty (60) days; or if the Borrower or any Subsidiary takes any action to indicate its consent to or approval of any such proceeding or petition; or

                 (i) if (i) one or more judgments or orders where the amount not covered by insurance (or the amount as to which the insurer is found not to be liable for) is in excess of $1,000,000 is rendered against the Borrower or any Subsidiary, or (ii) there is any attachment, injunction or execution against any of the Borrower's or Subsidiaries' properties for any amount in excess of $1,000,000 in the aggregate; and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of thirty (30) days; or

                 (j) if the Borrower or any Material Subsidiary shall, other than in the ordinary course of business (as determined by past practices), suspend all or any part of its operations material to the conduct of the business of the Borrower or such Material Subsidiary for a period of more than sixty (60) days; or

                 (k) if at any time less than 80% of Consolidated Total Assets are attributable to the operations and assets of the Borrower, Guarantors and Direct Foreign Subsidiaries who have complied with the requirements of Section 8.19; or

                 (l) if there shall occur and not be waived an Event of Default as defined in any of the other Loan Documents;

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived,

                          (A) either or both of the following actions may be taken: (i) the Agent, may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders and the Issuing Bank to make further Revolving Loans and Swing Line Loans or to issue additional Letters of Credit terminated, whereupon the obligation of each Lender to make further Revolving Loans, of NationsBank to make further Swing Line Loans, and of the Issuing Bank to issue additional Letters of Credit, hereunder shall terminate immediately, and
                 (ii) the Agent shall at the direction of the Required Lenders, at their option, declare by notice to the Borrower any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrower to the Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (g) or (h) above, then the obligation of the Lenders to make Revolving Loans, of NationsBank to make Swing Line Loans, and of the Issuing Bank to issue Letters of Credit hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Agent or the Required Lenders or notice to the Agent or the Lenders;

                          (B) The Borrower shall, upon demand of the Agent or the Required Lenders, deposit cash with the Agent in an amount equal to the amount of any Letter of Credit Outstandings, as collateral security for the repayment of any future drawings or payments under such Letters of Credit, and such amounts shall be held by the Agent pursuant to the terms of the LC Account Agreement; and

                          (C) the Agent and each of the Lenders shall have all of the rights and remedies available under the Loan Documents or under any applicable law.

         10.2. Agent to Act. In case any one or more Events of Default shall occur and not have been waived or cured, the Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

         10.3. Cumulative Rights. No right or remedy herein conferred upon the Lenders or the Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

         10.4. No Waiver. No course of dealing between the Borrower and any Lender or the Agent or any failure or delay on the part of any Lender or the Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

         10.5. Allocation of Proceeds. If an Event of Default has occurred and not been waived, and the maturity of the Notes has been accelerated pursuant to Article X hereof, all payments received by the Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder, shall be applied by the Agent in the following order:

                 (a) amounts due to the Lenders pursuant to Sections 2.10, 3.3, 3.4 and 12.5;

                 (b)      amounts due to the Agent pursuant to Section 11.9;

                 (c) payments of interest on Loans, Swing Line Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders (with amounts payable in respect of Swing Line Outstandings being included in such calculation and paid to NationsBank);

                 (d) payments of principal of Loans, Swing Line Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders (with amounts payable in respect of Swing Line Outstandings being included in such calculation and paid to NationsBank);

                 (e) payments of cash amounts to the Agent in respect of outstanding Letters of Credit pursuant to Section 10.1(l)(B);

                 (f) amounts due to the Lenders pursuant to Sections 3.2(g), 8.15 and 12.9;

                 (g) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders;

                 (h) amounts due to any of the Lenders in respect of Obligations consisting of liabilities under any Swap Agreement with any of the Lenders on a pro rata basis according to the amounts owed; and

                 (i) any surplus remaining after application as provided for herein, to the Borrower or otherwise as may be required by applicable law.

         10.6.   Limitation.    The Agent and the Lenders shall have no right
to accelerate any of the Loans upon, or to institute any action or proceeding before any court to realize upon collateral as a result of, the occurrence of any Default which shall not also constitute an Event of Default; provided however, nothing contained in this sentence shall in any respect impair or adversely affect the right, power and authority of the Agent and the Lenders
(i) to take any action expressly required or permitted to be taken under the Loan Documents upon the occurrence of any Default; and (ii) to take any action provided under the Loan Documents or otherwise available by statute, at law or in equity upon the occurrence of any Default.






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                                   ARTICLE XI

                                   The Agent

         11.1. Appointment, Powers, and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 11.5 and the first sentence of Section 11.6 hereof shall include its affiliates and its own and its affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender; (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Loan Party or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Loan Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Loan Party or any of its Subsidiaries or affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Each Lender hereby irrevocably designates and appoints NationsBank as the Agent for the Lenders under this Agreement, and each of the Lenders hereby irrevocably authorizes NationsBank as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are expressly delegated to the Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any of the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

         11.2. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telefacsimile) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Loan Party), independent accountants, and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 12.1 hereof. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Loan Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

         11.3. Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 11.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

         11.4. Rights as Lender. With respect to its Revolving Credit Commitment and the Loans made by it, NationsBank (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. NationsBank (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Loan Party or any of its Subsidiaries or affiliates as if it were not acting as Agent, and NationsBank (and any successor acting as Agent) and its affiliates may accept fees and other consideration from any Loan Party or any of its Subsidiaries or affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

         11.5. Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 12.9 hereof, but without limiting the obligations of the Borrower under such Section) ratably in accordance with their respective Revolving Credit Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Lender) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by the Agent under any Loan Document; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Agent






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promptly upon demand for its ratable share of any costs or expenses payable by the Borrower under Section 12.5, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Borrower. The agreements contained in this Section shall survive payment in full of the Loans and all other amounts payable under this Agreement.

         11.6. Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Loan Parties and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Loan Party or any of its Subsidiaries or affiliates that may come into the possession of the Agent or any of its affiliates.

         11.7. Resignation of Agent. The Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent meeting the requirements set forth herein. The Borrower shall have the right to approve such Agent so long as no Default or Event of Default exist.
If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XI shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         11.8. Sharing of Payments, etc. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, set-off, counterclaim or otherwise, obtain payment with respect to its Obligations (other than pursuant to Article V) which results in its receiving more than its pro rata share of the aggregate payments with respect to all of the Obligations (other than any payment expressly provided hereunder to be distributed on other than a pro rata basis and payments pursuant to Article V), then (a) such Lender shall be deemed to have simultaneously purchased from the other Lenders a share in their Obligations so that the amount of the Obligations held by each of the Lenders shall be pro rata and (b) such other adjustments shall be made from time to time as shall be equitable to insure that the Lenders share such payments ratably; provided, however, that for purposes of this Section 11.8 the term "pro rata" shall be determined with respect to the Revolving Credit Commitment of each Lender and to the Total Revolving Credit Commitments after subtraction in each case of amounts, if any, by which any such Lender has not funded its share of the outstanding Loans and Obligations. If all or any portion of any such excess payment is thereafter recovered from the Lender which received the same, the purchase provided in this Section 11.8 shall be rescinded to the extent of such recovery, without interest. The Borrower expressly consents to the foregoing arrangements and agrees that each Lender so purchasing a portion of the other Lenders' Obligations may exercise all rights of payment (including, without limitation, all rights of set-off, banker's lien or counterclaim) with respect to such portion as fully as if such Lender were the direct holder of such portion.

         11.9. Fees. The Borrower agrees to pay to the Agent, for its individual account, an annual Agent's fee as from time to time agreed to by the Borrower and Agent in writing.






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                                  ARTICLE XII

                                 Miscellaneous

         12.1. Assignments and Participations. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Note, and its Revolving Credit Commitment); provided, however, that

                 (i)      each such assignment shall be to an Eligible
Assignee;

                 (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount when taken together with the pro rata portion of TROL Indebtedness of such Lender being assigned at least equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof;

                 (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and the Note; and

                 (iv) the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance in the form of Exhibit B hereto, together with any Note subject to such assignment and a processing fee of $3,000.

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with
Section 5.6.

         (b)     The Agent shall maintain at its address referred to in Section
12.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

         (d) Each Lender may sell participations at its expense to one or more Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and its Loans); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Note, or extending its Revolving Credit Commitment) and (iv) the sale of any such participation which requires the Borrower to file a registration statement with federal or state regulatory authorities shall not be permitted.

         (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

         (f) Any Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) so long as such Lender shall require in writing (which writing names the Borrower as a third party beneficiary thereof) any such assignee or participant or perspective assignee or participant to maintain the confidentiality of any information delivered to it which is not publicly available.

         (g) The Borrower may not assign, nor shall it cause, suffer or permit any Guarantor to assign any rights, powers, duties or obligations under this Agreement or the other Loan Documents without the prior written consent of all the Lenders.

         (h) Notwithstanding the fact that a Lender holding TROL Indebtedness may assign all or a portion of its interest therein without the assignment of a pro rata portion of its Revolving Credit Commitment, the Agent shall encourage Lenders assigning a portion of its rights and obligations under this Agreement who hold TROL Indebtedness to assign a like pro rata portion of its TROL Indebtedness to the same Eligible Assignee. Should any Lender fail to make a pro rata assignment of TROL Indebtedness held by it, the Agent shall, at the request of the Borrower, assist the Borrower in locating an Eligible Assignee pursuant to
Section 5.7 to replace such assigning Lender.

         12.2. Notices. Any notice shall be conclusively deemed to have been received by any party hereto and be effective (i) on the day on which delivered (including hand delivery by commercial courier service) to such party (against receipt therefor), (ii) on the date of receipt at such address, telefacsimile number or telex number as may from time to time be specified by such party in written notice to the other parties hereto or otherwise received), in the case of notice by telegram or telefacsimile, respectively (where the receipt of such message is verified by return), or (iii) on the fifth Business Day after the day on which mailed, if sent prepaid by certified or registered mail, return receipt requested, in each case delivered, transmitted or mailed, as the case may be, to the address or telefacsimile number, as appropriate, set forth below or such other address or number as such party shall specify by notice hereunder:

                 (a)      if to the Borrower:

                          Wackenhut Corrections Corporation
                          4200 Wackenhut Drive, #100
                          Palm Beach Gardens, Florida 33410
                          Attention: Mr. David Watson, Controller and Chief Accounting Officer
                          Telephone:       (800) 666-5640 ext. 6646
                          Telefacsimile:   (561) 691-6473

                          With a copy to:

                          Ackerman Senterfitt & Edison, P.A.
                          One Southeast Third Avenue, 28th Floor
                          Miami, Florida 33131-1704
                          Attention: Bruce I. March, Esq.
                          Telephone:       (305) 374-5600
                          Telefacsimile:   (305) 374-5095

                 (b)      if to the Agent:

                          NationsBank, National Association
                          Independence Center, 15th Floor
                          NC1-001-15-04
                          Charlotte, North Carolina  28255
                          Attention: Agency Services
                          Telephone:       (704) 388-2374
                          Telefacsimile:   (704) 386-9923
                          with a copy to:

                          NationsBank, National Association
                          100 S.E. 2nd Street, 14th Floor
                          Miami, Florida 33131
                          Attention: Maria Conroy
                          Telephone:       (305) 533-2420
                          Telefacsimile:   (305) 533-2437

                 (c)      if to the Lenders:

                          At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Acceptance;

                 (d) if to any Guarantor, at the address set forth on the signature page of the Facility Guaranty or other Loan Document executed by such Guarantor, as the case may be.

         12.3. Right of Set-off; Adjustments. Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its affiliates) to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although the payment of such obligations may not have been accelerated. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

         12.4. Survival. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect so long as any of Obligations remain outstanding or any Lender has any commitment hereunder or the Borrower has continuing obligations hereunder unless otherwise provided herein. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrower which are contained in the Loan Documents shall inure to the benefit of the successors and permitted assigns of the Lenders or any of them.

         12.5. Expenses. The Borrower agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the syndication, preparation, execution, delivery, modification, and amendment of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Loan Documents. The Borrower further agrees to pay on demand all reasonable costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder.

         12.6. Amendments and Waivers. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if Article XI or the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Lenders, (i) increase the Revolving Credit Commitments of the Lenders, (ii) reduce the principal of or rate of interest on any Loan or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled installment of principal of or interest on any Loan or any fees or other amounts payable hereunder or for termination of any Revolving Credit Commitment, (iv) change the percentage of the Revolving Credit Commitments or of the unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement, (v) release any Guarantor or Pledged Stock or (vi) release all or substantially all of the Collateral, other than Collateral which may be transferred pursuant to Section 9.6(f); and provided, further, that no such amendment or waiver which affects the rights, privileges, or obligations of NationsBank as provider of the Swing Loans or issuer of Letters of Credit, shall be effective unless signed in writing by NationsBank.

Notwithstanding any provision of the other Loan Documents to the contrary, as between the Agent and the Lenders, execution by the Agent shall not be deemed conclusive evidence that the Agent has obtained the written consent of the Required Lenders. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on any Lender's or the Agent's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

         12.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart.

         12.8. Termination. The termination of this Agreement shall not affect any rights of the Borrower, the Lenders or the Agent or any obligation of the Borrower, the Lenders or the Agent, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Agent for the benefit of the Lenders under the Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations have been paid in full after the termination hereof (other than Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable, which shall continue) or the Borrower has furnished the Lenders and the Agent with an indemnification satisfactory to the Agent and each Lender with respect thereto. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until payment in full of the Obligations unless otherwise provided herein. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrower shall be liable to, and shall indemnify and hold the Agent or such Lender harmless for, the amount of such payment surrendered until the Agent or such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Agent or the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

         12.9.   Indemnification.  (a)     The Borrower agrees to indemnify and
hold harmless the Agent and each Lender and each of their affiliates and their respective officers, directors and employees (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability, cost, or expense is finally judicially determined to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this
Section 12.9(a) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.

         (b) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 12.9 shall survive the payment in full of the Loans and all other amounts payable under this Agreement and the Notes.

         12.10. Severability. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

         12.11. Entire Agreement. This Agreement, together with the other Loan Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, commitments and other communications between or among the parties, both oral and written, with respect thereto.

         12.12. Agreement Controls. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any express term of this Agreement, the terms and provisions of this Agreement shall control to the extent of such conflict.

         12.13. Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged under any of the Notes, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         12.14.  GOVERNING LAW; WAIVER OF JURY TRIAL.

                 (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE. NOTWITHSTANDING THAT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS HAVE BEEN EXECUTED OUTSIDE THE STATE OF FLORIDA.

                 (b) THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF BROWARD, STATE OF FLORIDA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE BORROWER HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

                 (c) THE BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER PROVIDED IN SECTION 12.2, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF FLORIDA.

                 (d) NOTHING CONTAINED IN SUBSECTIONS (A) OR (B) HEREOF SHALL PRECLUDE THE AGENT OR ANY LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE THE BORROWER OR ANY OF THE BORROWER'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

                 (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, THE BORROWER, THE AGENT AND THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

         12.15. Judgment Currency. The Borrower, the Agent and each Lender hereby agree that if, in the event that a judgment is given in relation to any sum due to the Agent or any Lender hereunder, such judgment is given in a currency (the "Judgment Currency") other than that in which such sum was originally denominated (the "Original Currency"), the Borrower agrees to indemnify the agent or such Lender, as the case may be, to the extent that the amount of the Original Currency which could have been purchased by the Agent in accordance with normal banking procedures on the Business Day following receipt of such sum is less than the sum which could have been so purchased by the agent had such purchase been made on the day on which such judgment was given or, if such day is not a Business Day, on the Business Day immediately preceding the giving of such judgment, and if the amount so purchased exceeds the amount which could have been so purchased by the Agent had such purchase been made on the day on which such judgment was given or, if such day is not a Business Day, on the Business Day immediately preceding such judgment, the Agent or the applicable Lenders agrees to remit such excess to the Borrower. The agreements in this Section shall survive payment of all other Obligations.

         12.16.  Economic and Monetary Union in the European Community.

         (a) The parties confirm that, except as provided in subsection (b) below of this Section 12.16, the occurrence or non-occurence of an event associated with economic and monetary union in the European Community will not have the effect of altering any term of, or discharging or excusing performance under, this Agreement, any other Loan Document, any Loan or any transaction contemplated by any of the foregoing, nor give a party the right unilaterally to alter or terminate this Agreement, any other Loan Document, any Loan or any transaction contemplated by any of the foregoing or give rise to an Event of Default or otherwise be the basis for the effective designation of the Revolving Credit Termination Date.

         "An event associated with economic and monetary union in the European Community" includes, without limitation, each (and any combination) of the following:

                 (i) the introduction of, changeover to or operation of a single or unified European currency (whether known as the euro or otherwise);

                 (ii) the fixing of conversion rates between a member state's currency and the new currency or between the currencies of member states;

                 (iii) the substitution of that new currency for the Euro Currency as the unit of account of the European Community;

                 (iv) the introduction of that new currency as lawful currency in a member state;

                 (v) the withdrawal from legal tender of any currency that, before the introduction of the new currency, was lawful currency in one of the member states; or

                 (vi) the disappearance or replacement of a relevant price source for the Euro Currency or the national currency of any member state, or the failure of the agreed sponsor (or a successor sponsor) to publish or display a relevant rate, index, price, page or screen.

         (b) Any agreement between the parties that amends or overrides the provisions of this Section in respect of any Loan or any other transaction contemplated by this Agreement or any of the Loan Documents will be effective if it is in writing and expressly refers to this Section or to European monetary union or to an event associated with economic and monetary union in the European Community and would otherwise be effective in accordance with
Section 12.6.

         (c) The Borrower agrees that, notwithstanding anything to the contrary contained in any agreement relating to "an event associated with economic and monetary union in the European Community", upon the occurrence of any such event, the Lenders shall have the right in their respective discretion to convert any or all Loans in an Alternative Currency of a member of the European Union into Loans denominated in Dollars determined as of a date, as may be selected by the Agent in its sole discretion

         12.17.  Confidentiality.   The Agent and each Lender (each, a "Lending
Party") agrees to keep confidential any information furnished or made available to it by the Borrower pursuant to this Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any advisor of any Lending party or affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its affiliates may be a party,
(h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, and (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed participant or assignee.

                        [Signatures on following pages]

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.


                                           WACKENHUT CORRECTIONS CORPORATION
WITNESS:

---------------------                      By:/s/ John G. O'Rourke
                                              --------------------------------
                                           Name:  John G. O'Rourke
---------------------                      Title: Senior Vice President






                                 Signature Page 1 of 12

                                    NATIONSBANK, NATIONAL ASSOCIATION,
                                    as Agent for the Lenders


                                    By:/s/ Maria Conroy
                                       ------------------------------------
                                    Name:    Maria Conroy
                                    Title:   Senior Vice President






                                 Signature Page 2 of 12

                                   NATIONSBANK, NATIONAL ASSOCIATION


                                   By:/s/ Maria Conroy
                                      ------------------------------------
                                   Name:    Maria Conroy
                                   Title:   Senior Vice President


                                            Domestic Lending Office:
                                            NationsBank, National Association
                                            Independence Center, 15th Floor
                                            NC1-001-15-04
                                            Charlotte, North Carolina  28255
                                            Attention: Jamie McCotter, Agency
                                                       Services
                                            Telephone:       (704) 388-2374
                                            Telefacsimile:   (704) 386-9923

                                            Wire Transfer Instructions:
                                            NationsBank, National Association
                                            ABA# 053000196
                                            Account No.:
                                                        ----------------------
                                            Reference: Wackenhut Corrections
                                                       Corporation
                                            Attention: Agency Services

                                            Eurodollar Lending Office:
                                            NationsBank, National Association
                                            Independence Center, 15th Floor
                                            NC1-001-15-04
                                            Charlotte, North Carolina  28255
                                            Attention: Jamie McCotter, Agency
                                                       Services
                                            Telephone:       (704) 388-2374
                                            Telefacsimile:   (704) 386-9923

                                            Wire Transfer Instructions:
                                            NationsBank, National Association
                                            ABA# 053000196
                                            Account No.:
                                                        -----------------------
                                            Reference: Wackenhut Corrections
                                                       Corporation
                                            Attention: Agency Services






                                 Signature Page 3 of 12

                                 SCOTIABANC INC.


                                 By: /s/ W.J. Brown
                                    -------------------------------------
                                 Name:   W.J. Brown
                                      -----------------------------------
                                 Title:  Managing Director
                                       ----------------------------------

                                 Lending Office:
                                 600 Peachtree Street, N.E.
                                 Suite 2700
                                 Atlanta, Georgia 30308

                                 Wire Transfer Instructions:
                                 The Bank of Nova Scotia
                                 New York, New York
                                 ABA #026002532
                                 Attention: Further Credit #0735639
                                            ScotiaBanc Inc.
                                 Reference: Wackenhut Corrections Corporation






                                 Signature Page 4 of 12

                                 BARNETT BANK, N.A.


                                 By: /s/ Bentley H. Utt
                                    --------------------------------------
                                 Name:   Bentley H. Utt
                                      ------------------------------------
                                 Title:  Vice President/Relationship Mgr.
                                       -----------------------------------

                                 Lending Office:
                                 625 N. Flagler Drive
                                 West Palm Beach, Florida 33401

                                 Wire Transfer Instructions:
                                 Barnett Bank, N.A.
                                 ABA #063000047
                                 Account #06000074838
                                 Attention: Wire Wash Acct 1396-10231
                                                  (Participation)
                                 Reference: Wackenhut Corrections Corporation






                                 Signature Page 5 of 12

                                 SUNTRUST BANK, SOUTH FLORIDA, N.A.


                                 By:
                                    -------------------------------
                                 Name:
                                      -----------------------------
                                 Title:
                                       ----------------------------


                                 Lending Office:
                                 222 Lakeview Avenue
                                 Suite 305
                                 West Palm Beach, Florida 33401

                                 Wire Transfer Instructions:
                                 SunTrust Bank, South Florida, N.A.
                                 Fort Lauderdale, Florida
                                 ABA #067-006-076
                                 Attention: Jennifer Campbell
                                 Reference: Wackenhut Corrections Corporation






                                 Signature Page 6 of 12

                                 SOUTHTRUST BANK, NATIONAL
                                 ASSOCIATION


                                 By:   /s/ Martin D. Gawel
                                    ---------------------------------
                                 Name:     Martin D. Gawel
                                      -------------------------------
                                 Title:    Vice President
                                       ------------------------------

                                 Lending Office:
                                 150 2nd Avenue, North
                                 Suite 470
                                 St. Petersburg, Florida 33701

                                 Wire Transfer Instructions:
                                 SouthTrust Bank, National Association
                                 Birmingham, Alabama
                                 ABA #062000080
                                 Attention: Joanne Gundling
                                            (813) 898-2607
                                 Reference: Wackenhut Corrections Corporation






                                 Signature Page 7 of 12

                                SUMMIT BANK


                                By: /s/ Lisa Cohen
                                   ------------------------------------
                                Name:   Lisa Cohen
                                     ----------------------------------
                                Title:  Vice President
                                      ---------------------------------

                                Lending Office:
                                250 Moore Street, 2nd Floor
                                Hackensack, New Jersey 07602

                                Wire Transfer Instructions:
                                Summit Bank
                                Ridgefield Park, New Jersey
                                ABA #021202162
                                Account #GLA 47902
                                Attention: CL02
                                Reference: Wackenhut Corrections Corporation






                                 Signature Page 8 of 12

                                 AMSOUTH BANK


                                 By:    /s/ Bryan Grantham
                                    ------------------------------------
                                 Name:      Bryan Grantham
                                      ----------------------------------
                                 Title:     Commercial Banking Officer
                                       ---------------------------------

                                 Lending Office:
                                 1900 5th Avenue, North
                                 Birmingham, Alabama 35203

                                 Wire Transfer Instructions:
                                 AmSouth Bank
                                 Birmingham, Alabama
                                 ABA #062000019
                                 Account #001102450400100
                                 Attention: Mashika Myhand
                                 Reference: Wackenhut Corrections Corporation






                                 Signature Page 9 of 12

                     BANQUE PARIBAS


                     By: /s/ Duane Helkowski     /s/ Mary T. Finnegan
                        ----------------------------------------------
                     Name:   Duane Helkowski         Mary T. Finnegan
                          --------------------------------------------
                     Title:  Vice President          Director
                           -------------------------------------------

                     Lending Office:
                     787 Seventh Avenue
                     New York, New York 10019

                     Wire Transfer Instructions:
                     Bankers Trust NY
                     ABA #021-000-033
                     Name of Account: Banque Paribas NY
                     Account #__________
                     Attention: Loan Servicing
                     Reference: Wackenhut Corrections Corporation






                                Signature Page 10 of 12

                              HIBERNIA NATIONAL BANK


                              By: /s/ Troy J. Villafarra
                                 ------------------------------------
                              Name:   Troy J. Villafarra
                                   ----------------------------------
                              Title:  Vice President
                                    ---------------------------------

                              Lending Office:
                              313 Carondelet
                              New Orleans, Louisiana 70130

                              Wire Transfer Instructions:
                              Hibernia National Bank
                              New Orleans, Louisiana
                              ABA #065000090
                              Account #__________
                              Reference: Wackenhut Corrections Corporation






                                Signature Page 11 of 12

                              PNC BANK, KENTUCKY, INC.


                              By: /s/ Ralph M. Bowman
                                 --------------------------------
                              Name:   Ralph M. Bowman
                                   ------------------------------
                              Title:  Vice President
                                    -----------------------------

                              Lending Office:
                              500 West Jefferson Street
                              Louisville, Kentucky 40202

                              Wire Transfer Instructions:
                              PNC Bank, Kentucky, Inc.
                              Louisville, Kentucky
                              ABA #083-000-108
                              Account #__________
                              Reference: Wackenhut Corrections Corporation






                                Signature Page 12 of 12

                                   EXHIBIT A

               Applicable Revolving Credit Commitment Percentages


Lender                                     Revolving                Applicable
------                                       Credit                  Commitment
                                           Commitment               Percentage
                                           ----------               ----------
NationsBank, National
Association                                $   4,683,648.32         15.612161052%

Scotiabanc Inc.                            $   4,683,648.32         15.612161052%

Barnett Bank, N.A.                         $   3,537,387.02         11.791290058%

SunTrust Bank, South                       $   3,537,387.02         11.791290058%
Florida, N.A.

SouthTrust Bank,                           $   3,081,347.58         10.271178587%
National Association

Summit Bank                                $   3,081,347.58         10.271178587%

AmSouth Bank                               $   1,848,808.55          6.162695152%

Banque Paribas                             $   1,848,808.55          6.162695152%

Hibernia National Bank                     $   1,848,808.55          6.162695152%

PNC Bank, Kentucky, Inc.                   $   1,848,808.55          6.162695152%

                                           ----------------         ---------------

                                           $30,000,000.00           100%

                                   EXHIBIT B

                       Form of Assignment and Acceptance

                          DATED _______________, ____

         Reference is made to the Amended and Restated Credit Agreement dated as of December 18, 1997 (the "Agreement") among WACKENHUT CORRECTIONS CORPORATION, a Florida corporation (the "Borrower"), the Lenders (as defined in the Agreement), and NationsBank, National Association, as Agent for the Lenders ("Agent"). Unless otherwise defined herein, terms defined in the Agreement are used herein with the same meanings.

         The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, WITHOUT RECOURSE and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents as of the date hereof equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents. After giving effect to such sale and assignment, the Assignee's Revolving Credit Commitment and the amount of the Loans owing to the Assignee will be as set forth on Schedule 1.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note held by the Assignor and requests that the Agent exchange such Note for new Notes payable to the order of the Assignee in an amount equal to the Revolving Credit Commitment assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Revolving Credit Commitment retained by the Assignor, if any, as specified on
Schedule 1.

         3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 8.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto;
(v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service or other forms required under Section 5.6.

         4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on
Schedule 1.

         5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Florida.

         8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telefacsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   SCHEDULE 1
                                       to
                           ASSIGNMENT AND ACCEPTANCE

         Percentage interest assigned:                          ________%

         Assignee's Revolving Credit Commitment:                $_______
         Aggregate outstanding principal amount
           of Loans assigned:                                   $_______

         Principal amount of Note payable to Assignee:          $_______

         Principal amount of Note payable to Assignor:          $_______

         Effective Date (if other than date
         of acceptance by Agent):                                _______, 19__



                                                 [NAME OF ASSIGNOR], as Assignor


                                                 By:
                                                    ---------------------------
                                                      Title:

                                                 Dated:           , 19 _
                                                        ----------



                                                 [NAME OF ASSIGNEE], as Assignee


                                                 By:
                                                    ---------------------------
                                                      Title:

                                                 Domestic Lending Office:

                                                 Eurodollar Lending Office:

Accepted [and Approved] *
this ___ day of ___________, 19 _

NATIONSBANK NATIONAL ASSOCIATION


By:
   -----------------------------
Title:


[Approved this ____ day
of ____________, 19__

WACKENHUT CORRECTIONS CORPORATION


By:                        ]*
   -----------------------
Title:

* Required if the Assignee is an Eligible Assignee solely by reason of clause (iii) of the definition of "Eligible Assignee".

                                    EXHIBIT C

       Notice of Appointment (or Revocation) of Authorized Representative

     Reference is hereby made to the Amended and Restated Credit Agreement dated as of December 18, 1997 (the "Agreement") among WACKENHUT CORRECTIONS CORPORATION, a Florida corporation (the "Borrower"), the Lenders (as defined in the Agreement), and NationsBank, National Association, as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

     The Borrower hereby nominates, constitutes and appoints each individual named below as an Authorized Representative under the Loan Documents, and hereby represents and warrants that (i) set forth opposite each such individual's name is a true and correct statement of such individual's office (to which such individual has been duly elected or appointed), a genuine specimen signature of such individual and an address for the giving of notice, and (ii) each such individual has been duly authorized by the Borrower to act as Authorized Representative under the Loan Documents:

Name and Address                    Office               Specimen Signature


                                                      -------------------------


                                                      -------------------------


Borrower hereby revokes (effective upon receipt hereof by the Agent) the prior appointment of ________________ as an Authorized Representative.


         This the ___ day of __________________, 19__.




                                    ______________________________________

                                    By: __________________________________
                                    Name: ________________________________
                                    Title: _______________________________

                                   EXHIBIT D-1

                            Form of Borrowing Notice

To:      NationsBank, National Association,
         as Agent
         Independence Center, 15th Floor
         NC1-001-15-04
         Charlotte, North Carolina  28255
         Attention: Agency Services
         Telefacsimile:  (704)386-9923

     Reference is hereby made to the Amended and Restated Credit Agreement dated as of December 18, 1997 (the "Agreement") among WACKENHUT CORRECTIONS CORPORATION (the "Borrower"), the Lenders (as defined in the Agreement), and NationsBank, National Association, as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

     The Borrower through its Authorized Representative hereby gives notice to the Agent that Loans of the type and amount set forth below be made on the date indicated:

Type of Loan                      Interest                Aggregate
(check one)                       Period(1)               Amount(2)                  Date of Loan(3)
----------                        ------                  ------                     ------------
Base Rate Loan                    ______                  _________                  ____________

Eurodollar Rate Loan              ______                  _________                  ____________

Alternative Currency(4)           ______                  _________                  ____________


-----------------------

(1) For any Eurodollar Rate Loan, one, two, three or six months or nine months, if available.
(2) Must be $2,000,000 or if greater an integral multiple of $100,000, unless a Base Rate Refunding Loan.
(3)  At least three (3) Business Days later if a Eurodollar Rate Loan;
(4)  Specify Pounds Sterling, Australian Dollars, or Canadian Dollars.

     The Borrower hereby requests that the proceeds of Loans described in this Borrowing Notice be made available to the Borrower as follows: [insert transmittal instructions].


                                     D-1-1

     The undersigned hereby certifies that:

     1. No Default or Event of Default exists either now or after giving effect to the borrowing described herein; and

     2. All the representations and warranties set forth in Article VII of the Agreement and in the Loan Documents (other than those expressly stated to refer to a particular date) are true and correct in all material respects as of the date hereof except that the reference to the financial statements in Section 7.6(a) of the Agreement are to those financial statements most recently delivered to you pursuant to Section 8.1 of the Agreement (it being understood that any financial statements delivered pursuant to Section 8.1(b) have not been certified by independent public accountants) and attached hereto are any changes to the Schedules referred to in connection with such representations and warranties.

     3. All conditions contained in the Agreement to the making of any Loan requested hereby have been met or satisfied in full.

                                    WACKENHUT CORRECTIONS CORPORATION


                                    BY: ____________________________________
                                            Authorized Representative


                                    DATE: __________________________________


                                     D-1-2

                                   EXHIBIT D-2

                   Form of Borrowing Notice--Swing Line Loans

To:      NationsBank, National Association,
         Independence Center, 15th Floor
         NC1-001-15-04
         Charlotte, North Carolina  28255
         Attention: Agency Services
         Telefacsimile:  (704)386-9923

     Reference is hereby made to the Amended and Restated Credit Agreement dated as of December 18, 1997 (the "Agreement") among WACKENHUT CORRECTIONS CORPORATION (the "Borrower"), the Lenders (as defined in the Agreement), and NationsBank, National Association, as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

     The Borrower through its Authorized Representative hereby gives notice to NationsBank that a Swing Line Loan of the amount set forth below be made on the date indicated:

                                 Interest
                                  Amount(1)               Period                     Date of Loan
                                  ------                  ------                     ------------
CD Rate Loan                      _________               __________                 __________, ____


-----------------------

(1)  Must be a minimum of $200,000, unless a Base Rate Refunding Loan.


     The Borrower hereby requests that the proceeds of Swing Line Loans described in this Borrowing Notice be made available to the Borrower as follows:
[insert transmittal instructions] .

     The undersigned hereby certifies that:

     1. No Default or Event of Default exists either now or after giving effect to the borrowing described herein; and

     2. All the representations and warranties set forth in Article VII of the Agreement and in the Loan Documents (other than those expressly stated to refer to a particular date) are true and correct in all material respects as of the date hereof except that the reference to the financial statements in Section 7.6(a) of the Agreement are to those financial statements most recently delivered to you pursuant to Section 8.1 of the Agreement (it being understood that any financial statements


                                     D-2-1
delivered pursuant to Section 8.1(b) have not been certified by independent public accountants) and attached hereto are any changes to the Schedules referred to in connection with such representations and warranties.

     3. All conditions contained in the Agreement to the making of any Loan requested hereby have been met or satisfied in full .


                                    WACKENHUT CORRECTIONS CORPORATION


                                    BY: __________________________________
                                           Authorized Representative


                                    DATE: ________________________________


                                     D-2-2

                                    EXHIBIT E

                     Form of Interest Rate Selection Notice

To:  NationsBank, National Association,
     as Agent
     Independence Center, 15th Floor
     NC1-001-15-04
     Charlotte, North Carolina  28255
     Attention:  Agency Services
     Telefacsimile:  (704) 386-9923

     Reference is hereby made to the Amended and Restated Credit Agreement dated as of December 18, 1997 (the "Agreement") among WACKENHUT CORRECTIONS CORPORATION (the "Borrower"), the Lenders (as defined in the Agreement), and NationsBank, National Association, as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

     The Borrower through its Authorized Representative hereby gives notice to the Agent of the following selection of a type of Loan and Interest Period:


Type of Loan                      Interest                Aggregate
(check one)                       Period(1)               Amount(2)                  Date of Loan(3)
 ---------                        ------                  ------                     ------------
Base Rate Loan                    ______                  _________                  ____________

Eurodollar Rate Loan              ______                  _________                  ____________

Alternative Currency(4)           ______                  _________                  ____________

-----------------------

(1) For any Eurodollar Rate Loan, one, two, three or six months or nine months, if available.
(2) Must be $2,000,000 or if greater an integral multiple of $100,000, unless a Base Rate Refunding Loan.
(3)  At least three (3) Business Days later if a Eurodollar Rate Loan;
(4)  Specify Pounds Sterling, Australian Dollars, or Canadian Dollars.



                                             WACKENHUT CORRECTIONS CORPORATION

                                             BY: _____________________________
                                                  Authorized Representative

                                             DATE: ___________________________

                                   EXHIBIT F-1

                             Form of Revolving Note

                                 Promissory Note
                                (Revolving Loan)



$__________                                           Charlotte, North Carolina
                                                               ________ __, 1997


     FOR VALUE RECEIVED, WACKENHUT CORRECTIONS CORPORATION, a Florida corporation having its principal place of business located in Palm Beach Gardens, Florida (the "Borrower"), hereby promises to pay to the order of ________________________________ (the "Lender"), in its individual capacity, at the office of NATIONSBANK, NATIONAL ASSOCIATION, as agent for the Lenders (the "Agent"), located at One Independence Center, 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the Agent may designate in writing) at the times set forth in the Amended and Restated Credit Agreement dated as of December 18, 1997 among the Borrower, the financial institutions party thereto (collectively, the "Lenders") and the Agent (the "Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of _________________ DOLLARS ($__________) or the applicable Alternative Currency, or, if less than such principal amount, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Agreement on the Revolving Credit Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Article II of the Agreement. All or any portion of the principal amount of Loans may be prepaid or required to be prepaid as provided in the Agreement.

     If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest shall bear interest which shall be payable on demand at the rates per annum set forth in the proviso to Section 2.2 (a) of the Agreement. Further, in the event of such acceleration, this Revolving Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     In the event this Revolving Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest due hereunder thereon at the rates set forth above.

     Interest hereunder shall be computed as provided in the Agreement.


                                     F-1-1

     This Revolving Note is one of the Revolving Notes referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Revolving Loans evidenced hereby were or are made and are to be repaid. This Revolving Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

     All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issues against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Revolving Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

     IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.


                                             WACKENHUT CORRECTIONS CORPORATION

WITNESS:

                                             By: _____________________________
                                             Name: ___________________________
                                             Title: __________________________



                                     F-1-2

                                   EXHIBIT F-2

                             Form of Swing Line Note

                                 Promissory Note
                                (Swing Line Loan)

$5,000,000                                            Charlotte, North Carolina
                                                             __________ __, 1997


     FOR VALUE RECEIVED, WACKENHUT CORRECTIONS CORPORATION, a Florida corporation having its principal place of business located in Palm Beach Gardens, Florida (the "Borrower"), hereby promises to pay to the order of NATIONSBANK, NATIONAL ASSOCIATION (the "Lender"), in its individual capacity, at the office of NATIONSBANK, NATIONAL ASSOCIATION, located at One Independence Center, 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the Agent may designate in writing) at the times set forth in the Amended and Restated Credit Agreement dated as of December 18, 1997 among the Borrower, the financial institutions party thereto (collectively, the "Lenders") and the Agent (the "Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of FIVE MILLION DOLLARS ($5,000,000) or, if less than such principal amount, the aggregate unpaid principal amount of all Swing Line Loans made by the Lender to the Borrower pursuant to the Agreement on the Revolving Credit Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Article II of the Agreement. All or any portion of the principal amount of Loans may be prepaid or required to be prepaid as provided in the Agreement.

     If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest shall bear interest which shall be payable on demand at the rates per annum set forth in the proviso to Section 2.2 (a) of the Agreement. Further, in the event of such acceleration, this Swing Line Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     In the event this Swing Line Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest due hereunder thereon at the rates set forth above.

     Interest hereunder shall be computed as provided in the Agreement.


                                     F-2-1

     This Swing Line Note is one of the Swing Line Notes in the principal amount of $5,000,000 referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Swing Line Loans evidenced hereby were or are made and are to be repaid. This Swing Line Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

     All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issues against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Swing Line Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

     IN WITNESS WHEREOF, the Borrower has caused this Swing Line Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.


                                             WACKENHUT CORRECTIONS CORPORATION
WITNESS:

                                             By: _____________________________
                                             Name: ___________________________
                                             Title ___________________________


                                     F-2-2

                                    EXHIBIT G

                      Form of Opinion of Borrower's Counsel





                                  See attached.

                                    EXHIBIT H

                             Compliance Certificate

NationsBank, National Association,
as Agent
Independence Center, 15th Floor
NC1-001-15-04
Charlotte, North Carolina  28255
Attention: Agency Services
Telefacsimile:  (704) 386-9923

     Reference is hereby made to the Amended and Restated Credit Agreement dated as of December 18, 1997 (the "Agreement") among Wackenhut Corrections Corporation, a Florida corporation (the "Borrower"), the Lenders (as defined in the Agreement) and NationsBank, National Association (South), as Agent for the Lenders ("Agent"). Capitalized terms used but not otherwise defined herein shall have the respective meanings therefor set forth in the Agreement. The undersigned, a duly authorized and acting Authorized Representative, hereby certifies to you as of __________ (the "Determination Date") as follows:

1. Calculations in (thousands):

     A. Compliance with Section 9.1(a): Consolidated Net Worth

          1. Consolidated Net Worth at the last day of the most recent fiscal quarter

     $______________

          2.   Consolidated Net Income x 75%

     $______________

          3.   Net proceeds of sale of Common Stock (100%)     $ ________

          4.   Sum of A.1 + A.2 + A.3

     $______________

          5.   Actual Consolidated Net Worth

     $______________


                  REQUIRED: A.5 MUST NOT BE LESS THAN A.4

     B. Compliance with Section 9.1(b): Annualized Consolidated Senior Leverage Ratio

          1.   Revolver Borrowings and Other Money Borrowed     $___________

          2.   TROL Indebtedness                                $___________

          3.   B.1 + B.2: Consolidated Senior Indebtedness      $___________

          4.   Consolidated EBITDA for current quarter          $___________

          5.   B.4 x 4: Annualized Consolidated EBITDA          $___________

          6.   Ratio of B.3 to B.5                              ____ to 1.00


          REQUIRED: LINE B.6 MUST NOT BE GREATER THAN 6.00 TO 1.00, WITH THE FOLLOWING STEPDOWNS:

                  4Q FY98**                 5.00 TO 1.00
                  2Q FY99                   4.50 TO 1.00
                  3Q FY99 THROUGH 1Q00      4.00 TO 1.00
                  2Q FY00 AND THEREAFTER    3.50 TO 1.00


          ** THE STEP DOWN WILL OCCUR AT THE EARLIER OF THE EXECUTION OF THE REIT TRANSACTION OR 4Q FY 1998.


     C.   Compliance with Section 9.1(c): Adjusted Consolidated Leverage Ratio

          1.   Consolidated Senior Indebtedness (from B.3)     $______________

          2.   Subordinated Indebtedness                       $______________

          3.   C.1 + C.2: Total Indebtedness                   $______________

          4.   Adjusted Consolidated EBITDA*                   $______________

          5.   Ratio of C.3 to C.4                              ____ to 1.00

          REQUIRED: LINE C.5 MUST NOT BE GREATER THAN 8.00 TO 1.00, WITH THE FOLLOWING STEPDOWNS:

                  3Q FY98 THROUGH 3Q FY99   7.00 TO 1.00
                  4Q FY99 THROUGH 1Q FY00   6.00 TO 1.00
                  2Q FY00 AND THEREAFTER    5.50 TO 1.00

     D.   Compliance with Section 9.1(d): Consolidated Fixed Charge Coverage
          Ratio

          1.   Consolidated EBITDA for most recent 4 quarters*     $___________

          2.   Consolidated Lease Payments*                        $___________

          3.   Sum of D.1 + D.2                                    $___________

          4.   Consolidated Interest Expense*                      $___________

          5.   Required principal payments of Consolidated
               Indebtedness*                                       $___________

          6.   Consolidated Lease Payments*                        $___________

          7.   Restricted Payments*                                $___________

          8.   D.4 + D.5 + D.6 +D.7: Consolidated Fixed Charges    $___________

          9.   Ratio of D.3 to D.8                                 $____ to 1.00

          REQUIRED: LINE D.9 MUST NOT BE LESS THAN 1.50 TO 1.00

2. No Default

         A. Since __________ (the date of the last similar certification),
    (a) the Borrower has not defaulted in the keeping, observance, performance or fulfillment of its obligations pursuant to any of the Loan Documents; and (b) no Default or Event of Default specified in
    Article X of the Agreement has occurred and is continuing.

         B. If a Default or Event of Default has occurred since __________ (the date of the last similar certification), the Borrower proposes to take the following action with respect to such Default or Event of Default:
    __________________________________________________________________
    ___________________________________________________________________________.

               (Note, if no Default or Event of Default has occurred, insert "Not Applicable").

   The Determination Date is the date of the last required financial statements submitted to the Lenders in accordance with Section 8.1 of the Agreement.

* See attached Schedule 1 to Compliance Certificate for calculations.

IN WITNESS WHEREOF, I have executed this Certificate this _____ day of __________, 19___.



                                             By: _________________________
                                                 Authorized Representative
                                             Name: _______________________
                                             Title: ______________________

                      Schedule 1 to Compliance Certificate

                        Covenant Calculations ($ in 000s)



1.       Quarterly Consolidated EBITDA Calculation:

         A.       Consolidated Net Income                       $__________

         B.       Consolidated Interest Expense                 $__________

         C.       Taxes on income                               $__________

         D.       Amortization                                  $__________

         E.       Depreciation                                  $__________

         F.       Consolidated EBITDA                           $__________
                  (A + B + C + D + E)

2.       Annualized Consolidated EBITDA Calculation:

         A.       Consolidated Quarterly EBITDA                 $__________

         B.       Annualized Consolidated Quarterly EBITDA
                  (A x 4)                                       $__________

         C. Quarterly Contract EBITDA Already Included in Consolidated Quarterly EBITDA:

                  Prospective Contract #1                       $__________
                  Prospective Contract #2                       $__________
                  Prospective Contract #3                       $__________
                  Prospective Contract #4                       $__________
                  Prospective Contract #5                       $__________
                  Prospective Contract #6                       $__________

                           Total Contract EBITDA                $__________

         D.       Annualized Contract EBITDA
                  (C x 4)                                       $__________

         E.       Full Year Contract EBITDA:

                  Prospective Contract #1                      $__________
                  Prospective Contract #2                      $__________
                  Prospective Contract #3                      $__________
                  Prospective Contract #4                      $__________
                  Prospective Contract #5                      $__________
                  Prospective Contract #6                      $__________

                           Total Full Year Contract EBITDA     $__________

         F.       Adjustment to EBITDA
                  (E - D)                                      $__________

         G.       Adjusted Consolidated Annualized EBITDA
                  (B + F)                                      $__________

III.     Calculation of Components of Consolidated Fixed Charge Coverage Ratio


                                                                                        Rolling
                                   1Q           2Q           3Q            4Q           4Q
                                   --           --           --            --           --
A.  Consolidated EBITDA            $_____       $_____       $_____        $_____       $_____

B.  Consolidated Lease Payments    $_____       $_____       $_____        $_____       $_____

C.  Consolidated Interest Expense  $_____       $_____       $_____        $_____       $_____

D.  Required Principal Payments    $_____       $_____       $_____        $_____       $_____

E.  Restricted Payments            $_____       $_____       $_____        $_____       $_____

                                    EXHIBIT I

                            Form of Facility Guaranty


                        GUARANTY AND SURETYSHIP AGREEMENT

     THIS GUARANTY AND SURETYSHIP AGREEMENT (this "Guaranty Agreement" or this "Guaranty"), dated as of ________ __, 1997, is made by each of the undersigned (each a "Guarantor" and collectively the "Guarantors") to NATIONSBANK, NATIONAL ASSOCIATION, a national banking association, as a Lender ("NationsBank"), and NATIONSBANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as agent for the Lenders (in such capacity, and together with any successors in such capacity, the "Agent") party to the Amended and Restated Credit Agreement (as defined below).

                              W I T N E S S E T H:

     WHEREAS, the Agent and the Lenders have agreed to provide Wackenhut Corrections Corporation, a Florida corporation (the "Borrower"), revolving credit and letter of credit facilities pursuant to the terms of that certain Amended and Restated Credit Agreement dated as of December 18, 1997 among the Borrower and the Agent (as from time to time amended, supplemented or restated, the "Credit Agreement"); and

     WHEREAS, each Guarantor is a Subsidiary of the Borrower and will materially benefit from the Loans to be made and the Letters of Credit to be issued under the Credit Agreement, and each Guarantor is willing to enter into this Guaranty Agreement to provide an inducement for the Lenders to make Loans and issue Letters of Credit thereunder;

     NOW, THEREFORE, in order to induce the Agent and the Lenders to enter into the Credit Agreement and the other Loan Documents and in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

     1. DEFINITIONS. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

     2. GUARANTY. Each Guarantor hereby jointly and severally, unconditionally, absolutely, continually and irrevocably guarantees to the Agent and the Lenders the payment in full of the Borrower's Liabilities (as defined below). For all purposes of this Guaranty Agreement, "Borrower's Liabilities" means: (a) the Borrower's prompt payment in full, when due or declared due and at all such times, of all Obligations and all other amounts pursuant to the terms of the Credit Agreement, the Notes, and all other Loan Documents executed in connection with the Credit Agreement heretofore, now or at any time or times hereafter owing, arising, due or payable from the Borrower to any one or more of the Lenders, including without limitation principal, interest, premium or fee

(including, but not limited to, loan fees and attorneys' fees and expenses). Each Guarantor agrees that it is jointly and severally, directly and primarily liable for the Borrower's Liabilities.

     3. LIMIT OF LIABILITY. The obligations of the Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

     4. PAYMENT. If the Borrower shall default in payment or performance of any Borrower's Liabilities when and as the same shall become due, whether according to the terms of the Credit Agreement, by acceleration, or otherwise, or upon the occurrence of any other Event of Default under the Credit Agreement that has not been cured or waived, then each Guarantor, upon demand thereof by the Agent or its successors or assigns, will, as of the date of the Agent's demand, fully pay to the Agent, for the benefit of itself and the Lenders, subject to any restriction set forth in Section 3 hereof, an amount equal to all Guarantor's Obligations then due and owing.

     5. UNCONDITIONAL OBLIGATIONS. This is a guaranty of payment and not of collection. The Guarantors' Obligations under this Guaranty Agreement shall be joint and several, absolute and unconditional irrespective of the validity, legality or enforceability of the Credit Agreement, the Notes or any other Loan Document or any other guaranty of the Borrower's Liabilities, and shall not be affected by any action taken under the Credit Agreement, the Notes or any other Loan Document, any other guaranty of the Borrower's Liabilities, or any other agreement between the Agent or the Lenders and the Borrower or any other person, in the exercise of any right or power therein conferred, or by any failure or omission to enforce any right conferred thereby, or by any waiver of any covenant or condition therein provided, or by any acceleration of the maturity of any of the Borrower's Liabilities, or by the release or other disposal of any Collateral or other security for any of the Borrower's Liabilities, or by the dissolution of the Borrower or the combination or consolidation of the Borrower into or with another entity or any transfer or disposition of any assets of the Borrower or by any extension or renewal of the Credit Agreement, any of the Notes or any other Loan Document, in whole or in part, or by any modification, alteration, amendment or addition of or to the Credit Agreement, any of the Notes or any other Loan Document, any other guaranty of the Borrower's Liabilities, or any other agreement between the Agent or the Lenders and the Borrower or any other Person, or by any other circumstance whatsoever (with or without notice to or knowledge of any Guarantor) which may or might in any manner or to any extent vary the risks of any Guarantor, or might otherwise constitute a legal or equitable discharge of a surety or guarantor; it being the purpose and intent of the parties hereto that this Guaranty Agreement and the Guarantors' Obligations hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided.

     6. CURRENCY AND FUNDS OF PAYMENT. Each Guarantor hereby guarantees that the Guarantors' Obligations will be paid in (i) the same Alternative Currency in the case of Loans made and Letters of Credit drawn in Alternative Currencies, and
(ii) in Dollars in all other cases and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect the Borrower's Liabilities, or the rights of the Agent or any Lender with respect thereto as against the Borrower, or cause or permit to be invoked any alteration in the time, amount or manner of payment by the Borrower of any or all of the Borrower's Liabilities.

     6. EVENTS OF DEFAULT. In the event that (a) any Guarantor shall file a petition to take advantage of any insolvency statute; (b) any Guarantor shall commence or suffer to exist a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or substantially all of its property; (c) any Guarantor shall file a petition or answer seeking reorganization or arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or similar law of any other country; (d) a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of any Guarantor or of the whole or substantially all of its properties, or approve a petition filed against any Guarantor seeking reorganization or arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or similar law of any other country, or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of any Guarantor or of the whole or substantially all of its properties and such order, judgment, decree, approval or assumption remains unstayed or undismissed for a period of thirty (30) consecutive days; (e) there is commenced against any Guarantor any proceeding or petition seeking reorganization, arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which proceeding or petition remains unstayed or undismissed for a period of thirty (30) consecutive days; (f) there shall occur an Event of Default under the Credit Agreement; (g) any default shall occur in the payment of amounts due hereunder; or (h) any other default in compliance with the terms hereof shall occur which remains uncured or unwaived for a period of thirty (30) days after the earlier of notice of such default from the Agent or an officer of a Guarantor becomes aware of such default (each of the foregoing an "Event of Default" hereunder), then notwithstanding any Collateral or other security that the Agent or any Lender may process from Borrower or any Guarantor or any other guarantor of the Borrower's Liabilities, or any other party, at the Agent's election and without notice thereof or demand therefor, so long as such Event of Default shall be continuing, the Guarantors' Obligations shall immediately become due and payable.

     7. SUITS. Each Guarantor from time to time shall pay to the Agent for the benefit of itself and the Lenders, on demand, at the Agent's place of business set forth in the Credit Agreement, the Guarantors' Obligations as they become or are declared due, and in the event such payment is not made forthwith, the Agent or any Lender or any of them may proceed to suit against any one or more or all of the Guarantors. At the Agent's election, one or more and successive or concurrent suits may be brought hereon by the Agent against any one or more or all of the Guarantors, whether or not suit has been commenced against the Borrower, any other guarantor of the Borrower's Liabilities, or any other Person and whether or not the Agent or Lender has taken or failed to take any other action to collect all or any portion of the Borrower's Liabilities.

     8. SET-OFF AND WAIVER. Each Guarantor waives any right to assert against the Agent or Lender as a defense, counterclaim, set-off or cross claim, any defense (legal or equitable) or other claim which such Guarantor may now or at any time hereafter have against the Borrower, the Agent or the Lenders, without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to such Guarantor. If at any time hereafter the Agent or any Lender employs counsel for advice or other representation to enforce the Guarantors' Obligations that arise out of an Event of Default, then, in any of the foregoing events, all of the reasonable attorneys' fees arising from such services and all expenses, costs and charges in any way or respect arising in connection therewith or relating thereto shall be jointly and severally paid by the Guarantors to the Agent, for the benefit of itself and the Lenders, on demand.

     10. WAIVER; SUBROGATION; SUBORDINATION.

     (a) Each Guarantor hereby waives notice of the following events or occurrences: (i) the Agent's acceptance of this Guaranty Agreement; (ii) the Lenders' heretofore, now or from time to time hereafter loaning monies or giving or extending credit to or for the benefit of the Borrower, whether pursuant to the Credit Agreement or the Notes or any amendments, modifications, or supplements thereto, or replacements or extensions thereof; (iii) the Agent or the Lenders or the Borrower heretofore, now or at any time hereafter, obtaining, amending, substituting for, releasing, waiving or modifying the Credit Agreement, the Notes or any other Loan Documents; (iv) presentment, demand, notices of default, non-payment, partial payment and protest; (v) the Agent or the Lenders heretofore, now or at any time hereafter granting to the Borrower (or any other party liable to the Lenders on account of the Borrower's Liabilities) any indulgence or extensions of time of payment of the Borrower's Liabilities; and (vi) the Agent or the Lenders heretofore, now or at any time hereafter accepting from the Borrower or any other person, any partial payment or payments on account of the Borrower's Liabilities or any collateral securing the payment thereof or the Agent settling, subordinating, compromising, discharging or releasing the same. Each Guarantor agrees that the Agent and each Lender may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as Agent or such Lender, in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing such Guarantor from the Guarantors' Obligations, and each Guarantor hereby consents to each and all of the foregoing events or occurrences.

     (b) Each Guarantor hereby agrees that payment or performance by such Guarantor of the Guarantors' Obligations under this Guaranty Agreement may be enforced by the Agent on behalf of itself and the Lenders upon demand by the Agent to such Guarantor without the Agent being required, each Guarantor expressly waiving any right it may have to require the Agent, to (i) prosecute collection or seek to enforce or resort to any remedies against the Borrower or any other Guarantor or any other guarantor of the Borrower's Liabilities, IT BEING EXPRESSLY UNDERSTOOD, ACKNOWLEDGED AND AGREED TO BY EACH GUARANTOR THAT DEMAND UNDER THIS GUARANTY AGREEMENT MAY BE MADE BY THE AGENT, AND THE PROVISIONS HEREOF ENFORCED BY THE AGENT, EFFECTIVE AS OF THE FIRST DATE ANY EVENT OF DEFAULT OCCURS AND IS CONTINUING UNDER THE CREDIT AGREEMENT, or (ii) seek to enforce or resort to any remedies with respect to any, Liens or encumbrances granted to the Agent by the Borrower or any other Person on account of the

Borrower's Liabilities or any guaranty thereof. Neither the Agent nor any Lender shall have any obligation to protect, secure or insure any of the foregoing security interests, Liens or encumbrances on the properties or interests in properties subject thereto. The Guarantors' Obligations shall in no way be impaired, affected, reduced, or released by reason of the Agent's or any Lender's failure or delay to do or take any of the acts, actions or things described in this Guaranty Agreement including, without limiting the generality of the foregoing, those acts, actions and things described in this Section 10.

         (c) Each Guarantor further agrees with respect to this Guaranty Agreement that it shall have no right of subrogation, reimbursement or indemnity, nor any right of recourse to security for the Borrower's Liabilities in each case until after all the Borrower's Liabilities have been paid in full. This waiver is expressly intended to prevent the existence of any claim in respect to such reimbursement by the Guarantor against the estate of Borrower within the meaning of Section 101 of the Bankruptcy Code, and to prevent the Guarantor from constituting a creditor of Borrower in respect of such reimbursement within the meaning of Section 547(b) of the Bankruptcy Code in the event of a subsequent case involving the Borrower.

     (d) Until the Guarantors' Obligations are paid in full and the Lenders are under no further obligation to lend or extend funds or credit which would constitute Guarantors' Obligations, each Guarantor hereby unconditionally subordinates all present and future debts, liabilities or obligations of the Borrower to the Guarantor to the Guarantors' Obligations, and all amounts due under such debts, liabilities, or obligations shall, upon the occurrence and during the continuance of an Event of Default, be collected and paid over forthwith to the Lenders on account of the Guarantors' Obligations and, pending such payment, shall be held by each Guarantor as agent and bailee of the Lenders separate and apart from all other funds, property and accounts of the Guarantor. Each Guarantor, at the reasonable request of the Lenders, shall execute such further documents in favor of the Lenders to further evidence and support the purpose of this Section 10(d).

     10. EFFECTIVENESS; ENFORCEABILITY. This Guaranty Agreement shall be effective as of the date of the initial Advance under the Credit Agreement and shall continue in full force and effect until the Borrower's Obligations are fully paid and the Credit Agreement has terminated. The Agent shall give each Guarantor written notice of such termination at each Guarantor's address set forth below such Guarantor's execution hereof on the signature pages of this Guaranty or such other address for the Guarantor as such Guarantor shall give notice to the Agent in the manner provided for the giving of notices under the Credit Agreement (the "Guarantor's Address"). This Guaranty Agreement shall be binding upon and inure to the benefit of each Guarantor, the Agent and the Lenders and their respective successors and assigns. Notwithstanding the foregoing, no Guarantor may, without the prior written consent of the Agent, assign any rights, powers, duties or obligations hereunder. Any claim or claims that the Agent and the Lenders may at any time hereafter have against any Guarantor under this Guaranty Agreement may be asserted by the Agent or any Lender by written notice directed to any one or more or all of the Guarantors at the applicable Guarantor's Address.

     12. REPRESENTATIONS AND WARRANTIES. Each Guarantor represents and warrants to the Agent for the benefit of itself and the Lenders that it is duly authorized to execute, deliver and perform this Guaranty Agreement, that this Guaranty Agreement is legal, valid, binding and enforceable against such Guarantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles; and that such Guarantor's execution, delivery and performance of this Guaranty Agreement do not violate or constitute a breach of its certificate of incorporation or charter or governance documents or any agreement to which such Guarantor is a party, or any applicable laws.

     13. EXPENSES. Each Guarantor agrees to be jointly and severally liable for the payment of all reasonable fees and expenses, including attorney's fees, incurred by the Agent in connection with the enforcement of this Guaranty Agreement.

     14. REINSTATEMENT. Each Guarantor agrees that this Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, at any time payment received by the Agent under the Credit Agreement or this Guaranty Agreement is rescinded or must be restored for any reason.

     15. COUNTERPARTS. This Guaranty Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall constitute one and the same instrument.

     16. RELIANCE. Each Guarantor represents and warrants to the Agent, for the benefit of the Agent and the Lenders, that: (a) such Guarantor has adequate means to obtain from Borrower, on a continuing basis, information concerning Borrower and Borrower's financial condition and affairs and has full and complete access to Borrower's books and records; (b) such Guarantor is not relying on the Agent or any Lender, its or their employees, agents or other representatives, to provide such information, now or in the future; (c) such Guarantor is executing this Guaranty Agreement freely and deliberately, and understands the obligations and financial risk undertaken by providing this Guaranty; (d) such Guarantor has relied solely on the Guarantor's own independent investigation, appraisal and analysis of Borrower and Borrower's financial condition and affairs in deciding to provide this Guaranty and is fully aware of the same; and (e) such Guarantor has not depended or relied on the Agent or any Lender, its or their employees, agents or representatives, for any information whatsoever concerning Borrower or Borrower's financial condition and affairs or other matters material to such Guarantor's decision to provide this Guaranty or for any counseling, guidance, or special consideration or any promise therefor with respect to such decision. Each Guarantor agrees that neither the Agent nor any Lender has any duty or responsibility whatsoever, now or in the future, to provide to any Guarantor any information concerning Borrower or Borrower's financial condition and affairs, other than as expressly provided herein, and that, if such Guarantor receives any such information from the Agent or any Lender, its or their employees, agents or other representatives, such Guarantor will independently verify the information and will not rely on the Agent or any Lender, its or their employees, agents or other representatives, with respect to such information.

     17. NOTICES. Any notice shall be conclusively deemed to have been received by any party hereto and be effective (i) on the day on which delivered (including hand delivery by commercial courier service) to such party (against receipt therefor), (ii) on the date of receipt at such telefacsimile number for such party and the receipt of such message is verified by the sender's telefacsimile machine, (iii) on the fifth Business Day after the day on which mailed, if sent prepaid by certified or registered mail, return receipt requested, in each case delivered, transmitted or mailed, as the case may be, to the Guarantor's Address or telefacsimile number, as appropriate.

     18. TERMINATION. This Guaranty Agreement and all obligations of the Guarantors hereunder shall terminate without delivery of any instrument or performance of any act by any party on the date when all of the Obligations have been fully paid and the Credit Agreement has terminated.

     19. GOVERNING LAW; WAIVERS OF TRIAL BY JURY, ETC.

               (A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

               (B) EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF BROWARD, STATE OF FLORIDA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY HAVE NOW OR HEREAFTER TO THE LAYING OF THE VENUE OR TO THE JURISDICTION OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

               (C) EACH PARTY AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE GUARANTOR'S ADDRESS (AS HEREIN DEFINED) OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF FLORIDA.

               (D) NOTHING CONTAINED IN SUBSECTIONS (B) OR (C) HEREOF SHALL PRECLUDE ANY PARTY FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY PLACE WHERE ANY OTHER PARTY OR ANY OF SUCH PARTY'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, THE JURISDICTION OF ANY OTHER COURT OR COURTS WHICH NOW OR HEREAFTER, BY REASON OF ITS PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE TO IT.


               (E) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, EACH PARTY HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND EACH PARTY HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY HAVE THAT EACH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                         [SIGNATURES ON FOLLOWING PAGE]

               IN WITNESS WHEREOF, the parties have duly executed this Guaranty Agreement on the day and year first written above.


                                    GUARANTORS:

WITNESS:

_________________________           By: __________________________________

                                    Name: ________________________________

_________________________           Title: _______________________________


                                    Address for Notices:

                                    ______________________________________
                                    ______________________________________
                                    ______________________________________
                                    Telefacsimile: _______________________



WITNESS:

_________________________           By: __________________________________

                                    Name: ________________________________

_________________________           Title: _______________________________

                                    Address for Notices:


                                    ______________________________________
                                    ______________________________________
                                    ______________________________________
                                    Telefacsimile: _______________________

WITNESS:                            NATIONSBANK, NATIONAL ASSOCIATION,
                                    as Agent


_________________________           By: __________________________________

                                    Name: ________________________________

_________________________           Title: _______________________________

                                    EXHIBIT J


                          Form of LC Account Agreement


                              LC ACCOUNT AGREEMENT


     THIS LC ACCOUNT AGREEMENT (the "Agreement") dated as of December 18, 1997, and made between WACKENHUT CORRECTIONS CORPORATION, a Florida corporation (the "Pledgor"), and NATIONSBANK, NATIONAL ASSOCIATION, a national banking association, as a Lender ("NationsBank") and as Agent (in such capacity herein and together with any successors in such capacity, the "Agent") for the lenders (the "Lenders") party to the Amended and Restated Credit Agreement (as hereinafter defined).

                              W I T N E S S E T H:

     WHEREAS, the Pledgor, the Lenders, and the Agent have entered into that certain Amended and Restated Credit Agreement dated as of the date hereof (as may hereafter be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and in effect, hereinafter referred to as the "Credit Agreement");

     WHEREAS, as a condition precedent to the Lenders' obligations to make the Loans or to issue Letters of Credit, the Pledgor is required to execute and deliver to the Agent a copy of this Agreement on or before the Closing Date;

     NOW, THEREFORE, in consideration of the foregoing and the agreements, provisions and covenants contained herein, the Pledgor and the Agent hereby agree as follows:

     Section 1. Definitions. Capitalized terms used in this Agreement shall have the following meanings:

     "Collateral" means (a) all funds from time to time on deposit in the LC Account; (b) all Investments and all certificates and instruments from time to time representing or evidencing such Investments; (c) all notes, certificates of deposit, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Agent for or on behalf of the Pledgor in substitution for or in addition to any or all of the Collateral described in clause (a) or (b) above; (d) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Collateral described in clause (a), (b) or (c) above; and (e) to the extent not covered by clauses (a) through (d) above, all proceeds of any or all of the foregoing Collateral.

     "Investments" means those investments, if any, made by the Agent pursuant to Section 5 hereof.

     "LC Account" means the cash collateral account established and maintained pursuant to Section 2 hereof.

     "Secured Obligations" means (i) all obligations of the Pledgor now existing or hereafter arising under or in respect of the Credit Agreement or the Notes (including, without limitation, the Pledgor's obligation to pay principal and interest and all other charges, fees, expenses, commissions, reimbursements, indemnities and other payments related to or in respect of the obligations contained in the Credit Agreement or the Notes) or any documents or agreement related to the Credit Agreement or the Notes; and (ii) without duplication, all obligations of the Pledgor now or hereafter existing under or in respect of this Agreement, including, without limitation, with respect to all charges, fees, expenses, commissions, reimbursements, indemnities and other payments related to or in respect of the obligations contained in this Agreement.

     Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

     Section 2. LC Account; Cash Collateralization of Letters of Credit.

          (i) From and after the occurrence of an Event of Default, the Agent shall establish and maintain at the offices of NationsBank, N.A. at 101 North Tryon Street, Charlotte, North Carolina, in the name of the Agent and under the sole dominion and control of the Agent, a cash collateral account designated as Wackenhut Corrections Cash LC Account (the "LC Account").

          (ii) In accordance with Article X of the Credit Agreement, in the event that an Event of Default has occurred and shall not have been waived pursuant to Section 12.6 of the Credit Agreement and the Pledgor is required to pay to Agent an amount equal to the maximum amount remaining undrawn or unpaid under the Letters of Credit, the Agent shall, upon receipt of any such amounts, exercise the remedies set forth in Section 12 hereof and shall apply the proceeds as provided in Article X of the Credit Agreement. Any such amounts received by the Agent shall be deposited in the LC Account. Upon a drawing under the Letters of Credit in respect of which any amounts described above have been deposited in the LC Account, the Agent shall apply such amounts to reimburse NationsBank for the amount of such drawing. In the event the Letters of Credit are canceled or expire or in the event of any reduction in the maximum amount available at any time for drawing under such Letters of Credit (the "Maximum Available Amount"), the Agent shall apply the amount then in the LC Account designated to reimburse NationsBank for any drawings under the Letters of Credit less the Maximum Available Amount immediately after such cancellation, expiration or reduction, if any, first, to the cash collateralization of the Letters of Credit if the Pledgor has failed to pay all or a portion of the maximum amounts described above, second, to the payment in full of the outstanding Secured Obligations and third, the balance, if any, to the Pledgor.

          (iii) Interest received in respect of Investments of any amounts deposited in the LC Account pursuant to clause (ii) of this Section 2 shall be delivered by Agent to the Pledgor on the last Business Day of each calendar month or, if earlier, upon cancellation or expiration of or drawing of the Maximum Available Amount for drawing under the Letters of Credit, as the case may be, in respect of which such amounts were so deposited; provided, however, that the Agent shall not deliver to the Pledgor any such interest received in respect of Investments of any amounts deposited in the LC Account pursuant to this Section 2 if an Event of Default has occurred and shall not have been waived pursuant to Section
     12.6 of the Credit Agreement or unless all outstanding Secured Obligations have been indefeasibly paid in full in cash.

     Section 3. Pledge; Security for Secured Obligations. The Pledgor hereby pledges to the Agent (for itself and on behalf of the Lenders) a first priority lien and security interest in, the Collateral, as collateral security for the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), of all Secured Obligations.

     Section 4. Delivery of Collateral. All certificates or instruments, if any, representing or evidencing the Collateral shall be delivered to and held by the Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Agent. In the event any Collateral is not evidenced by a certificate, a notation, reflecting title in the name of the Agent or the security interest of the Agent, shall be made in the records of the issuer of such Collateral or in such other appropriate records as the Agent may require, all in form and substance reasonably satisfactory to the Agent. The Agent shall have the right, at any time and without notice to the Pledgor, to transfer to or to register in the name of the Agent or any of its nominees any or all of the Collateral. In addition, the Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

     Section 5. Investing of Amounts in the LC Account; Amounts held by the Agent. Cash held by the Agent in the LC Account shall not be invested or reinvested except as provided in this Section 5.

          (i) Except as otherwise provided in Section 12 hereof, any funds on deposit in the LC Account shall be invested by the Agent so long as no Default or Event of Default shall have occurred and shall not have been waived pursuant to Section 12.6 of the Credit Agreement, in cash equivalents.

          (ii) The Agent is hereby authorized to sell, and shall sell, all or any designated part of the Collateral (A) so long as no Default or Event of Default shall have occurred and shall not have been waived pursuant to
     Section 12.6 of the Credit Agreement, upon the receipt of appropriate written instructions from an Authorized Representative or (B) in any event if such sale is necessary to permit the Agent to perform its duties hereunder or under the Credit Agreement. The Agent shall have no responsibility for any loss in the value of the Collateral resulting from a fluctuation in interest rates or otherwise. Any interest on securities constituting part of the Collateral and the net proceeds of the sale or payment of any such securities shall be held in the LC Account by the Agent. Section 6. Representations and Warranties. In addition to its representations and warranties made pursuant to Article VII of the Credit Agreement, the Pledgor represents and warrants to the Agent (for itself and as agent on behalf of the Lenders), that the following statements are true, correct and complete:

          (i) The Pledgor will be the legal and beneficial owner of the Collateral free and clear of any Lien except for the lien and security interest created by this Agreement and the Credit Agreement;

          (ii) The pledge and assignment of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations.

     Section 7. Further Assurances. The Pledgor agrees that at any time and from time to time, at the Pledgor's expense, the Pledgor will promptly execute and deliver to the Agent any further instruments and documents, and take any further actions, that may be necessary or that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

     Section 8. Transfers and Other Liens. The Pledgor agrees that it will not
(a) sell or otherwise dispose of any of the Collateral, or (b) create or permit to exist any Lien upon or with respect to any of the Collateral, except for the lien and security interest created by this Agreement.

     Section 9. The Agent Appointed Attorney-in-Fact. The Pledgor hereby appoints the Agent as its attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Agent's reasonable discretion to take any action and to execute any instrument which the Agent may reasonably deem necessary or advisable to accomplish the purposes of the Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor or either of them representing any payment, dividend, or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same. In performing its functions and duties under this Agreement, the Agent shall act solely for itself and as the agent of the Lenders and the Agent has not assumed nor shall be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Pledgor.

         Section 10. The Agent May Perform. If the Pledgor fails to perform any agreement contained herein, after notice to the Pledgor, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Pledgor under Section 13 hereof.

         Section 11. Standard of Care; No Responsibility For Certain Matters. In dealing with the Collateral in its possession, the Agent shall exercise the same care which it would exercise in dealing with its own property of a similar nature, but it shall not be responsible for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, (b) taking any steps to preserve rights against any parties with respect to any Collateral (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Collateral), (c) the collection of any proceeds, (d) any loss resulting from Investments made pursuant to Section 5 hereof, or (e) determining (x) the correctness of any statement or calculation made by the Pledgor in any written or telex (tested or otherwise) instructions, or (y) whether any deposit in the LC Account is proper.

         Section 12. Remedies upon Default; Application of Proceeds. If any Event of Default shall have occurred and shall not have been waived pursuant to
Section 12.6 of the Credit Agreement:

               (i) The Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "Code") as in effect in the State of North Carolina at that time, and the Agent may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices, and upon such other terms as the Agent may reasonably deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

               (ii) Subject to the provisions of Section 2(ii) hereof, any cash held by the Agent as Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or part of the Collateral shall be applied (after payment of any amounts payable to the Agent pursuant to Section 13 hereof) by the Agent to pay the Secured Obligations pursuant to Article X of the Credit Agreement. Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all Secured Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

     Section 13. Expenses. In addition to any payments of expenses of Agent pursuant to the Credit Agreement or the other Loan Documents, the Pledgor agrees to pay promptly to the Agent all the costs and expenses, including reasonable attorneys fees and expenses, which the Agent may reasonably incur in connection with (a) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (b) the exercise or enforcement of any of the rights of the Agent hereunder, or (c) the failure by the Pledgor to perform or observe any of the provisions hereof.

     Section 14. No Delays; Waiver, etc. No delay or failure on the part of the Agent in exercising, and no course of dealing with respect to, any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right. The remedies herein provided are to the fullest extent permitted by law cumulative and are not exclusive of any remedies provided by law.

     Section 15. Amendments, Etc. No amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by the Pledgor therefrom, shall in any event be effective without the written concurrence of the Agent.

     Section 16. Notices. Except as otherwise specifically provided herein, all notices which are to be sent to the Pledgor or Agent shall be given in accordance with the Credit Agreement.

     Section 17. Continuing Security Interest; Termination. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until all Secured Obligations (other than Secured Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable) shall have been indefeasibly paid in full in cash, the commitments or other obligations of the Agent or any Lender to make any Loan under the Credit Agreement shall have expired and the Letters of Credit shall have expired, (b) be binding upon Pledgor, its successors and assigns, and
(c) inure to the benefit of the Agent, the Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c) and subject to the provisions of the Credit Agreement, any Lender may assign or otherwise transfer any Note held by it to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise. Upon the indefeasible payment in full in cash of the Secured Obligations (other than Secured Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable) and the cancellation or expiration of the Letters of Credit and termination or expiration of all commitments and other obligations of the Agent and any Lender to make any

Loan, Pledgor shall be entitled, subject to the provisions of Section 12 hereof, to the return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

     Section 18. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF FLORIDA. UNLESS OTHERWISE DEFINED HEREIN OR IN THE CREDIT AGREEMENT, TERMS DEFINED IN ARTICLE 9 OF THE CODE ARE USED HEREIN AS THEREIN DEFINED.

     Section 19. CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST PLEDGOR WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF FLORIDA AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY AND JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT SUBJECT TO RIGHT OF APPEAL. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION.

     Section 20. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party and all covenants, promises, and agreements by or on behalf of the Pledgor or by and on behalf of the Agent shall bind and inure to the benefit of the successors and assigns of the Pledgor, the Agent and the Lenders.

     Section 21. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall for all purposes be deemed an original, but all such counterparts shall together constitute but one and the same Agreement. The Pledgor and the Agent hereby acknowledge receipt of a true, correct, and complete counterpart of this Agreement.

     Section 22. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 23. Headings. This section headings in this Agreement are inserted for convenience of reference and shall not be considered a part of this Agreement or used in its interpretation.

         IN WITNESS WHEREOF, The Pledgor and the Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


WITNESS:                                     WACKENHUT CORRECTIONS CORPORATION


______________________                       By: _________________________
                                             Name: _______________________
______________________                       Title: ______________________



WITNESS:                                     NATIONSBANK,  NATIONAL ASSOCIATION,
                                             as Agent


______________________                       By: _________________________
                                             Name: _______________________
______________________                       Title: ______________________

                                  Schedule 4.3

                             Location of Collateral


                                  Schedule 1.1

                           Existing Letters of Credit



                                      None.

                                  Schedule 4.3

                             Location of Collateral

                                  Schedule 7.6

                                  Indebtedness



                                  Schedule 7.4

                  Subsidiaries and Investments in Other Persons

                                  Schedule 7.6

                                  Indebtedness

                                  Schedule 7.7

                                      Liens

                                  Schedule 7.10

                                   Litigation

                                  Schedule 8.5

                                    Insurance